Compliance Manual June 2021

Western Asset Policies and Procedures

Western Asset Code of Ethics

Table of Contents

Introduction

1

Registration

1

U.S. Federal Registration

1

State Registration

2

CFTC & NFA

2

Supervision

3

Compliance Program

3

Compliance Training

4

Establishing New Accounts

4

Brochure Rule

5

Performance-based Fees in Advisory Contracts

5

Referral Arrangements

6

Recordkeeping Requirements

7

Documents Relating to Western Asset

7

Documents Relating to Clients Generally

8

Documents Relating to Specific Advice and Transactions

8

Records of Employee Transactions

8

Compliance Program Records

8

Advertisements

8

Retention Requirements

10

General Data Protection Regulation (“GDPR”)

10

Advertising and Marketing Materials

10

“Advertisements” Defined

10

Prohibited Advertisements

10

Commingled Vehicles

11

Legal and Compliance Review

11

Social Media

11

Advertising Performance Results

11

Communications With the Public

12

Dealing with the Media, Analysts and Press Releases

12

Electronic Communications/Social Media

13

Use of Client Names

13

Trading Practices

14

Best Execution

14

Allocation of Securities Among Clients

17

Alternative Investments

18

Proprietary Accounts

19

Model Delivery and Trade Rotation

19

Trade Reallocations

20

Information Barriers

21

Affiliated and Principal Transactions

22

Cross Transactions

23

Broker Approvals

25

US Treasury Auctions & Government of Canada Securities Auctions

27

Error Correction

28

Portfolio Coverage for US Investment Companies

30

iv

Soft Dollars & Directed Brokerage

31

Directed Brokerage

32

Conflicts of Interest

32

Political Contributions

33

Serving as a Director

34

Personal Trading

35

Outside Business Activities

35

Gifts and Entertainment

36

Personal Investments with Business Contacts

37

Prevention of Insider Trading

38

Reporting Criminal Conduct & Fit and Proper Requirements

40

Custody of Client Assets

40

Definition of Custody

40

Qualified Custodians

41

Notice to Clients

41

Quarterly Account Statements

41

Termination of Client Accounts

41

List of Authorized Persons

41

Complaints, Material Events, Litigation, and Regulatory Matters

42

Client Investment Guidelines

43

Proxy Voting

44

Retirement Accounts

48

Corporate Actions

48

Privacy

49

Client Confidentiality: Safeguarding Client Information

49

Information Security

50

Anti-Money Laundering and Sanctions

52

Regulatory Obligations

52

Escalation Procedures

52

Client and Prospect Related Sanctions

52

Investment Related Sanctions

53

Training

53

Compliance Monitoring

53

Employee Retirement Income Security Act of 1974 (ERISA)

53

Prudent Expert Rule

54

Investments in Affiliated Commingled and Mutual Funds

54

Bonding

54

Form LM-10 Reporting Obligations

55

Additional Regulatory Filings

55

Section 13

55

Section 16

56

Form PF Reporting Obligations

56

Trade and Transaction Reporting Obligations

56

Business Continuity Plan

57

Copyright Considerations

58

COMPASS

58

Western Asset Code of Ethics

59

Introduction

Introduction

Western Asset Management Company, LLC (“Western Asset” or the “Firm”) provides investment management services to a broad range of clients. As a registered investment adviser, Western Asset owes a fiduciary duty to its clients. The purpose of this compliance manual (the “Compliance Manual”) is to establish policies that will eliminate, mitigate or disclose potential conflicts of interest and ensure that Western Asset remains in compliance with applicable statutes and regulations. The Legal and Compliance Department is responsible for all matters of interpretation and guidance arising under these policies. Where appropriate, the Legal and Compliance Department will consult and coordinate with other groups within Western Asset in order to provide interpretive guidance or advice.

Registration

Registration

POLICY

U.S. FEDERAL REGISTRATION

Western Asset is required to register with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as an investment adviser. It is not required to register in any state. Western Asset’s registration with the SEC was effected through its filing of Form ADV.

In accordance with Rule 204-1 promulgated under the Advisers Act, Western Asset must amend its Form ADV and file such amendments with the SEC according to the following guidelines:

•

Continuous Obligations. If the information contained in response to Items 1, 3, 9, or 11 of Part 1A, or Items 1, 2.A through 2.F, or 2.I of Part 1B of Form ADV becomes inaccurate for any reason, or if the information contained in response to any questions in Items 4, 8, or 10 of Part 1A, or Item 2.G of Part 1B of Form ADV becomes inaccurate in a material manner, Western Asset must promptly file an amendment. Western Asset will promptly amend Part 2 of Form ADV for any material changes..

•

Annual Amendments. Amendments must be filed no later than ninety (90) days after the end of its fiscal year. Western Asset’s fiscal year end is September 30th.

Under Rule 204-5 of the Investment Advisers Act of 1940 investment advisers are required to deliver a relationship summary to retail investors disclos- ing certain information about the firm. The relationship summary is filed as Form ADV, Part 3 (Form CRS) electronically with the IARD. A retail investor is defined as a natural person, or the legal representative of such natural person, who seeks to receive or receives services primarily for personal, family or household purposes.

Western Asset’s business and investment personnel are responsible for being familiar with the Form ADV descriptions of products and services for which they are responsible and for promptly notifying the Legal and Compliance Department of proposed changes in products and services that may necessitate changes to the Firm’s Form ADV disclosures and/or notification to existing advisory clients.

PROCEDURES

The Regulatory Affairs Group in the Legal and Compliance Department shall initiate review and coordinate required data necessary to complete the annual update of Form ADV Parts 1 and 2A. Arrangements for deposit of the appropriate fees into the IARD account shall also be initiated at this time. The Regulatory Affairs Group shall also update the Form ADV Parts 1 and Part 2A and 3 as needed during the year. The Global Account Transitions Team (“GAT”) and the Legal and Compliance Department Regulatory Affairs Group shall work with Publications to ensure the information in ADV Part 2B (the “brochure supplement”) is accurate. Relevant departments shall be consulted in order to ensure that disclosures are accurate and appropriate. Final versions of Form ADV Parts 1 and 2A are filed electronically with the SEC as required through the IARD system. Part 3 must be updated and re-filed with the SEC within 30 days whenever any information becomes materially inaccurate.

The brochure supplement, contains biographical information about Portfolio Managers that includes businesses and educational background, other business activities, disciplinary history, compensation and a brief description of how the Portfolio Manager is supervised. Prior to the time a new client account is ready to begin trading, the client must be provided notice as to who will be providing investment management services on the account, and the Part 2B must be delivered. If an existing client account changes its mandate and that change necessitates a new portfolio manage- ment team or member, the Part 2B information about the new team or member must be provided to the client prior to the change being effected. Similarly, if a new Portfolio Manager joins a team, notice must be provided to the effected clients prior to the new team member being permitted to trade on the account.

The brochure supplement must also be delivered to a client if an addition or amendment is made to the disciplinary information portion of the disclo- sure; as such information is deemed to be material.

Upon notice of a Portfolio Manager addition, termination or change, the GAT team, the Portfolio Operations Group, the Client Service teams (Graphics and Reporting), and the Regulatory Affairs Group work together to facilitate preparation and, if required, delivery of the documents in a timely manner. In the instance where a Portfolio Manager is being added to an account, clients will be notified prior to the Portfolio Manager commencing manage- ment of the assets in question, consistent with SEC requirements.

The Regulatory Affairs Group will ensure the Customer Relationship Summary contains information that is accurate. If any information becomes materially inaccurate, the Regulatory Affairs Group will amend and re-file Form CRS. The GAT team will be responsible for delivering Form CRS to the appropriate retail investors and upon request.

POLICY

STATE REGISTRATION

States are authorized to require federally registered investment advisers to make notice filings that include copies of any documents that the invest- ment adviser files with the SEC along with consent to service of process. The states may also require federally registered investment advisers to pay a fee in connection with the notice filings.

Under the current regulatory scheme, a state is also empowered to require the registration or licensing of each “investment adviser representative” of federally registered investment advisers; provided such person has a place of business in the state.

Firm Notice Filings. Generally, an investment adviser must notice file in any state in which it maintains a place of business. In addition, Western Asset has clients that are located in a number of different states. To meet these requirements, Western Asset notice files in all 50 states and shall do so through its Form ADV filing.

Investment Adviser Representatives. States may require Western Asset to register any “investment adviser representative” that maintains a place of business within the state. A representative will be deemed to be an “investment adviser representative” under Rule 203A-3 promulgated under the Advisers Act if: (i) the representative has more than five (5) clients that are natural persons; and (ii) more than ten percent (10%) of the representative’s clients are natural persons, other than “excepted persons” (i.e., clients with more than $1,000,000 invested with Western Asset and a net worth of at least $2,000,000).

In order to trigger state investment adviser representative registration, the representative must also have a place of business in the state. Generally, a place of business is deemed to include an office or any other location that is held out to the public as a location where the investment adviser repre- sentative engages in business.

Western Asset’s client base will most likely exempt its representatives from being deemed investment adviser representatives. Western Asset, how- ever, will review the applicable registration regulations in each state where an investment adviser representative maintains a place of business, and effectuate the appropriate registration when necessary.

PROCEDURES

The Firm’s current practice is to notice file in all states. The Regulatory Affairs Group affirms this as part of the annual Form ADV updates and make the appropriate indications on the Firm’s Form ADV. The Firm is required to review its notice filing status and its list of Investment Adviser representatives in connection with its annual IARD (Investment Adviser Registration Depository) renewal process. The Firm’s annual renewal occurs in the 4th quarter of the calendar year and requires the payment of associated fees. As noted above, Western Asset’s institutional client base generally exempts it from having to register Investment Adviser representatives. The only current exception to this rule is in the State of Texas which requires the registration of a single representative. Members of the Regulatory Affairs Group monitor industry developments or changes to state registration requirements through trade publications and alerts as well as through IARD notices. The Firm’s practice of notice filing in all states precludes the need to monitor the locations of individual clients for notice filing purposes.

POLICY

CFTC & NFA

In addition to being registered as an investment adviser with the SEC, Western Asset is also registered as a commodity trading advisor (“CTA”) and a commodity pool operator (‘CPO”) with the Commodity Futures Trading Commission (the “CFTC”). The National Futures Association (the “NFA”) was created by the CFTC as the self-regulatory organization for the U.S. derivatives industry, including on-exchange traded futures, retail off-exchange foreign currency (forex) and OTC derivatives (swaps). The Firm maintains separate policies and procedures relating to Western Asset’s CPO and CTA registrations.

Supervision

Supervision

Background

In accordance with Section 203(e)(6) of the Advisers Act, Western Asset as an investment adviser has a statutory duty to supervise the activities of persons who act on its behalf. The Rule also states that no person shall be deemed to have failed reasonably to supervise any person if:

1.

there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person, and

2.

such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.

In addition to having procedures in place, the SEC expects supervisors to respond vigorously when wrongdoing or possible indications of wrongdo- ing are brought to their attention. According to the SEC, supervisors should take appropriate actions decisively to detect and prevent violations of the federal securities laws.

Western Asset’s obligations as a registered Commodities Trading Advisor and Commodity Pool Operator also make the firm subject to CFTC and NFA rules regarding supervision. NFA Rule 2.9 states that each member shall diligently supervise its employees and agents in the conduct of their commodity futures activities for or on behalf of the Member. CFTC Rule 166.3 requires diligent supervision of employees and agents relating to its business as a Commission registrant.

POLICY

It is Western Asset’s policy to have clearly delineated lines of responsibility and authority as they relate to the Firm’s investment management activities. Procedures and systems will be in place to prevent and detect violations of securities regulations. In addition, the Firm will respond when wrongdoing or possible indications of wrongdoing is brought to its attention.

PROCEDURES

Western Asset’s organization charts outline reporting and supervisory lines for all staff members. Department Heads and Managers are responsible for the oversight of the activities in their respective areas.

Western Asset’s Compliance Manual outlines individual and corporate responsibility for compliance with securities laws as well as the Firm’s fiduciary duty to its clients. Annually, the Firm undergoes an annual SOC1/ISAE3402 review that will test procedures as they relate to established control objec- tives. Throughout the year, the Legal and Compliance Department will also monitor and test for compliance with the Firm’s compliance policies and procedures via the Compliance Monitoring Program conducted pursuant to Rule 206(4)-7 of the Investment Advisers Act of 1940, as amended and described more fully in the “Compliance Program” policy below.

Department Heads and Managers are responsible for ensuring that the policies and procedures applicable to their departments are being complied with and are obligated to take appropriate action to address any violations of Firm policies or procedures. In addition, all employees are expected to report any actual or potential questionable practices to their supervisor, appropriate staff in the Legal and Compliance Department (such as the Chief Compliance Officer), or another senior officer of the Firm.

Compliance Program

Compliance Program

Background

Rule 206(4)-7 of the Advisers Act, requires registered investment advisers to adopt and implement written policies and procedures reasonably de- signed to prevent violations of the Advisers Act and the rules, adopted thereunder, to review the adequacy and effectiveness of those policies and procedures annually, and to designate a Chief Compliance Officer (“CCO”) with responsibility for the administration of those policies and procedures.

Rule 204-2 of the Advisers Act, which governs an adviser’s recordkeeping requirements, requires an adviser to maintain copies of all policies and procedures that are in effect or were in effect at any time during the past five years as well as any records documenting the adviser’s annual review. These records may be maintained electronically.

POLICY

Policy and Procedures

The Firm is required to adopt, implement and maintain policies and procedures that are designed to prevent violations from occurring. Firm policies are developed and maintained by the Legal and Compliance Department, reviewed by the CCO, subject to consultation with relevant departments, and distributed to personnel as appropriate.

The CCO is empowered to develop, enforce and require any revisions to policies to ensure their adequacy and effectiveness. Such policies (and or changes) will be proposed and implemented with the full knowledge and participation of the departments impacted. Upon completion of any policy revision, the policies will be re-distributed to the impacted personnel. When revisions to policies impact the operation of an advisory function for investment companies (e.g., mutual funds) for whom the Firm acts as adviser or sub-adviser, such revisions will be provided to the fund board if necessary.

Chief Compliance Officer

Kevin Ehrlich, Manager of Regulatory Affairs is designated as CCO for the Firm and as such is responsible for the implementation and administration of the Firm’s compliance program. Western Asset’s Operations Committee and Management Committees, as committees responsible for daily oversight and management of the Firm, shall receive information relating to the Firm’s regulatory compliance program as appropriate. Such reporting may be made via duly organized sub-committees and/or individual representatives on the committees. In addition, the CCO at his discretion has the ability to escalate matters to the Firm’s senior management.

Compliance Monitoring Program

Western Asset’s Compliance Monitoring Program (“CMP”) is designed to prevent and detect violations of federal securities laws and to recommend corrective actions and policy changes as needed. In this regard, the CMP identifies those compliance factors that create risk exposure for the Firm and its clients and ensures that adequate and effective written policies and procedures exist to address those risks. The CMP and the written policies and procedures will be reviewed no less frequently than annually to ensure their continued accuracy and effectiveness.

The frequency of review for each policy and procedure is determined utilizing a risk-based approach. This approach takes into consideration the fre- quency of the procedure’s application, the potential impact on clients or the Firm if a breach is detected, and the quality of the control environment in which the procedures are performed.

The Regulatory Affairs Group of the Legal and Compliance Department is charged with testing each policy and procedure, in accordance with its scheduled frequency, to evaluate compliance with each policy and whether the policy continues to effectively reduce risk by preventing and detecting violations of the federal securities laws. All testing and results will be documented and maintained by the Regulatory Affairs Group with all findings reported to the CCO on a regular basis.

PROCEDURES

Monitoring

The CCO and the Regulatory Affairs Group is responsible for maintaining and administering the CMP. The components of the CMP include the main- tenance of appropriate compliance policies and procedures (with updates and revisions as may be necessary and prudent), a matrix of compliance topics to be monitored and tested, the methodology for selecting those topics and frequency of testing, conducting the actual testing, escalating and documenting findings as appropriate, and preparing the Firm’s annual review documentation.

Reporting of Findings

Any material findings and recommendations in respect of the results of the CMP shall be reported to the Firm’s Operations Committee or a duly organized sub-committee. Thereafter, it will be the responsibility of the appropriate department managers to address the findings applicable to their departments. The Regulatory Affairs Group will follow-up on the corrective actions taken in conjunction with the ongoing CMP testing. A review of the CMP shall be prepared on an annual basis and reported to the Firm’s Operations Committee. The Firm may also prepare a summary of the review for purposes of client requests regarding the CMP.

Compliance Training

Compliance Training

Western Asset will provide training to employees regarding the Firm’s compliance program upon hiring a new employee and annually. The training will provide an overview of the Firm’s compliance policies and procedures. Training, at the time of hire, will be conducted by a representative of the Legal and Compliance Department in connection with the new hire orientation provided by the Human Resources Department. As part of the initial training, each employee will be provided with a Compliance Manual and must sign an acknowledgement agreeing that they received the manual, have read the policies therein and agree to comply with the policies and procedures. Annual training will be coordinated and administered by the Regulatory Affairs Group of the Legal and Compliance Department. Documentation evidencing participation, such as completed certifications, at- tendance sheets or acknowledgements of participation, will be maintained by the Legal and Compliance Department. Completed human resources paperwork other than required compliance certifications shall be maintained by the Human Resources Department.

From time to time, the Firm conducts supplemental training sessions targeted to specific departments or functions such as refresher sessions provided to the investment management and client service teams. The content is tailored or adjusted as needed.

Establishing New Accounts

Background

Rule204-3 under the Advisers Act commonly referred to as the “brochure rule,” generally requires that an SEC-registered investment adviser deliver to each client or prospective client a Form ADV Part 2A and Part 2B describing the adviser’s business practices, conflicts of interest and background of the investment adviser and its advisory personnel at account inception and on an on going basis.

POLICY

BROCHURE RULE

Rule 204-3 under the Advisers Act requires investment advisers to deliver to clients and prospective clients Form ADV Part 2 (2A and 2B) before or at the time the investment adviser commences advisory services to the client.

Delivery Requirements. Western Asset is required to: (i) deliver to a client or prospective client its current Form ADV Part 2A before or at the time it enters into an investment management agreement with the client and (ii) deliver to each prospective client a current Form ADV Part 2B before or at the time that the Portfolio Manager(s) listed therein begins to provide advisory services to the client, and (iii) deliver to clients any updates to the brochure supplement that adds or amends the disciplinary information or any other material changes.

Annual Delivery. Western Asset must deliver (electronically or otherwise) a copy of its current Form ADV Part 2 (2A and 2B) to each client on an annual basis within 120 days after Western Asset’s fiscal year end. The delivery may be included in other correspondence.

Initial Delivery. A copy of Western Asset’s Form ADV Part 2(2A and 2B) will be sent to the client not less than 48 hours prior to starting the relationship with the client.

PROCEDURES

Western Asset asks that all client contracts contain language acknowledging receipt of the Form ADV Part 2 and disclosing that if the client does not receive a copy within 48 hours they may terminate the relationship without penalty within five business days. It should be noted that some clients do not want this language added to their contract.

Initial Delivery

The initial delivery of the Form ADV Part 2 (2A and 2B) is sent with every start-up package along with the names of Portfolio Managers assigned to a client’s account prior to the commencement of investment advisory services. The Firm maintains a system called Business Process Management (BPM) to facilitate start-up logistics. This system tracks whether Form ADV has been sent to a client via a checklist that gets populated post funding.

Ongoing Disclosure Obligations

Any time that Form ADV Part 1 or Part 2 (2A or 2B) are updated, the Regulatory Affairs Group uploads the revised versions(s) to COMPASS (the Firm’s in- tranet) and notifies the Request for Proposal (RFP) team, the Global Account Transitions team (GAT) and the Web Development team of the update and provides a summary of the changes. If there are any material changes to Form CRS, the Regulatory Affairs Group will instruct the Web Development team to replace the document on the US website.

Annual Delivery

Annually, GAT shall ensure that delivery is made to all clients of Western Asset’s current Form ADV Part 2 (2A and 2B). Delivery may be included with other communications to clients or may be provided via electronic means. Clients may request a copy of the current Form ADV 2A and 2B by contact- ing the Client Service Department. The Client Service Department shall maintain evidence of the delivery.

Interim Delivery

Client delivery of an amended document is required if there are material changes made to any part of Form ADVs. Updates are made by the Regulatory Affairs Group on the IARD system which means that s current versions of Form ADV Parts 1, 2A and 3 are available through the SEC’s website.

Delivery to Clients with Delegation to Multiple Offices

Where a client has a contractual delegation agreement with one or more of Western Asset’s global offices, delivery of Form ADV Part 1 shall be made on behalf of each of the designated offices. Form ADV Part 2 (2A and 2B)are both global documents and a single delivery of that document will suffice.

PERFORMANCE-BASED FEES IN ADVISORY CONTRACTS

Background

Section 205 of the Advisers Act prohibits an investment adviser from entering into an investment advisory contract that provides for compensation to the investment adviser on the basis of a share of capital gains upon or capital appreciation of the funds or any portion of the funds of the cli- ent. Under Rule 205-3, however, performance-based fees for qualified clients are permitted provided that certain conditions are met and required disclosures are made.

POLICY

Clients are qualified for performance-based fee accounts if they meet at least one of the following qualifications:

•

The client must have at least $1,000,000 under management with Western Asset immediately after entering into the contract;

•

Western Asset must reasonably believe that the client has a net worth of more than $2,000,000 at the time the contract is entered into;

•

The client is a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940. Notwithstanding the broader defi- nition of “qualified purchaser” in the Investment Company Act of 1940, for purposes of this procedure the term “qualified purchaser” is intended to mean those purchasers who own more than $5,000,000 in investments;

•

The client is an executive officer or director of Western Asset; (The term “executive officer” means the Chief Executive Officer, Chief Investment Officer, Deputy Chief Investment Officer, Department Heads or any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for Western Asset.)

•

The client is an employee of Western Asset whose duties include portfolio management or other similar investment activities and who has performed such activities on behalf of Western Asset for at least 12 months.

Each client is required to enter into a written advisory agreement with Western Asset. The advisory agreement shall, among other things, identify the particular assets to be managed, specifically describe the services that Western Asset will provide to the client, describe the applicable fees and set forth certain disclosures required by law. The specific terms of each contract are subject to negotiations and terms may differ between client contracts. If Western Asset will be charging advisory fees based on capital gains, capital appreciation or the performance of a client’s account, applicable regula- tions must be followed and disclosures must be made to the client. Western Asset also may not assign an advisory contract to another party without the client’s prior consent.

PROCEDURES

Western Asset’s client base is largely institutional in nature and will meet the qualifications listed above. Many clients that authorize the use of private commingled vehicles execute subscription documents representing that they are qualified purchasers and accredited investors. To ensure that accu- rate records are maintained for performance-based fee clients, the Global Account Transitions team shall confirm that final fee schedules are accurate and ensure that final legal documentation is obtained and retained when a new client relationship is started. Western Asset’s Corporate Finance Department will maintain a list of performance-based fee clients.

REFERRAL ARRANGEMENTS

Background

Western Asset may enter into arrangements to pay individuals or corporations for referring/soliciting new clients. Rule 206(4)-3 under the Advisers Act provides detailed requirements regarding the arrangements and the written agreements. It is Western Asset’s responsibility to not only ensure that all such arrangements are in compliance with the rule, but also to ensure that the continued relationship remains in compliance. Rule 206(4)-3 requires specific arrangements, agreements and review structures, are in place before any prospective clients can be referred and the solicitor paid. Further, Rule 206(4)-5 permits referral payments to be paid to third parties for government entities only if the payments are made to a “regulated person.”

Note: The SEC has adopted revisions to the rules for referral arrangements. The new requirements take effect on November 4, 2022. The policies and procedures described in this manual remain in effect until that date or an earlier date if the Firm chooses to comply beforehand.

POLICY

Under certain circumstances, Western Asset may pay individuals or corporations for referring new clients. Rule 206(4)-3 under the Advisers Act im- poses the following restrictions on the payment of cash referral fees:

A.

No fee may be paid to a person who has been the subject of certain disciplinary actions.

B.

There must be a written contract between Western Asset and the referring party before any prospective client can be solicited.

C.

The referring party must provide each prospective client with a copy of Western Asset’s Brochure and a copy of a special disclosure statement.

D.

Western Asset must receive from the referred client prior to or at the time of entering into any advisory contract, a signed and dated acknowl- edgment of the client’s receipt of the Brochure and the special disclosure document, unless the referring party is affiliated with Western Asset.

E.

Any parties engaged to solicit government entities must be a registered investment adviser, a broker-dealer subject to the pay-to-play rules ad- opted by the Financial Industry Regulatory Authority (FINRA) or a municipal advisor subject to the rules of the Municipal Securities Rulemaking Board (MSRB).

Western Asset must make a bona fide effort to ascertain whether the referring party has complied with the written contract, and have a reasonable basis for believing that the referring party has so complied.

For the avoidance of doubt, parties such as affiliates of Western Asset or employees of Western Asset may introduce prospective clients to Western Asset without being subject to a referral arrangement. Such introductions are not generally subject to compensation arrangements for the payment of referral fees. Western Asset employees may be compensated as part of their duties, but an employee carrying out his or her job functions is not considered to be acting pursuant to a referral agreement and no disclosure statement or written referral agreement is required. Regardless, a Western Asset employee must disclose their affiliation with Western Asset when communicating with a prospect or potential client. If a party affiliated with Western Asset makes an introduction, Western Asset’s preference is that they disclose their affiliation but there is no referral agreement or other en- forcement mechanism to ensure such disclosure. If that affiliated party makes introductions and receives cash compensation from Western Asset for referrals, the arrangement must be memorialized in writing and the affiliated party must disclose their affiliation with Western Asset to prospective clients. However, in such case, compliance is not required with the brochure disclosure, acknowledgement and affirmation provisions of Rule 206(4)-3 and as described in this policy.

PROCEDURES

The Client Service Department shall notify the Legal and Compliance Department prior to engaging an individual or company to solicit/refer business on behalf of Western Asset.

The Legal and Compliance Department and the Client Service Department will perform the following steps to make certain that the appropriate steps and agreements have been completed and documented accordingly.

1.

Ensure that the solicitor has not been involved in any disciplinary actions detailed in Rule 206(4)-3.

2.

Draft an agreement inclusive of all required clauses and disclosures required by Rule 206(4)-3.

3.

Review the Solicitor’s Disclosure Statement to ensure that it contains the following required information:

•

Name of the solicitor;

•

The name of the investment adviser;

•

The nature of the relationship, including any affiliation, between the solicitor and the investment adviser;

•

A statement that the solicitor will be compensated for his solicitation services by the investment adviser;

•

The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor; and

•

The amount, if any, for the cost of obtaining the account that would be charged to the client in addition to the advisory fee, and the differen- tial, if any, among clients with respect to the amount or level of advisory fees charged by the adviser if the differential was attributed to the solicitation arrangement the adviser made with the broker.

4.

Ensure Legal review of the draft agreement and Solicitor’s Disclosure Statement.

5.

Arrange for the solicitor to receive Western Asset’s Form ADV at the time of the arrangement and additionally, each time the Form ADV is revised so that the solicitor can provide the client with a copy of Western Asset’s Form ADV.

6.

Ensure that the Solicitation Agreement has been signed and received prior to authorizing the solicitor to pursue prospective clients.

7.

Make certain that Western Asset has directly received from the client a signed and dated acknowledgement of receipt of Western Asset’s Form ADV and the solicitor’s written disclosure document.

The Client Service Department will initiate the effort to ascertain whether the solicitor has complied with the solicitation agreement. Western Asset is required to have a reasonable basis for believing that the solicitor has so complied. The Regulatory Affairs Group will review referral arrangements and documentation as part of the CMP. The Firm must maintain a record of the name and business address for each third party to whom Western Asset has agreed to provide payment for soliciting government entities.

Recordkeeping Requirements

Background

Rule 204-2 of the Investment Advisers Act of 1940, as amended and Rule 31a-1 of the Investment Company Act of 1940 require investment advisers to maintain certain books and records.

POLICY

Listed below are the documents that Western Asset must retain in accordance with SEC record retention requirements.

DOCUMENTS RELATING TO WESTERN ASSET

A.A journal, including cash receipts and disbursements records, forming the basis of entries in any ledger.

B.

Ledgers for asset, liability, reserve, capital, income and expense accounts.

C.

Checkbooks, bank statements, canceled checks, etc.

D.

All bills or statements, paid or unpaid, relating to the advisory business.

E.

All trial balances, financial statements, internal audit working papers relating to the advisory business.

DOCUMENTS RELATING TO CLIENTS GENERALLY

A.A record of all accounts in which Western Asset is vested with discretionary power.

B.

Powers of attorney or other evidence of the granting of discretionary authority by clients.

C.

All advisory agreements with clients.

D.

Copies of all parts of Western Asset’s Form ADV and a record of the dates that each part including each amendment thereof was given or of- fered to each client.

E.

Copies of all disclosure documents provided in compliance with Rule 206(4)-3 (the client referral rule) and copies of all acknowledgments from clients regarding the receipt of such disclosure documents.

F.

A record of the name and business address for each third party to whom Western Asset has agreed to provide payment for soliciting government entities.

DOCUMENTS RELATING TO SPECIFIC ADVICE AND TRANSACTIONS

A.A memorandum of each order for the purchase or sale of any security for a client account. The memorandum must include any instruction received from the client regarding the purchase, sale, receipt or delivery of a particular security and any modification or cancellation of any such instruction. The memorandum must set forth the terms and conditions of the order, instruction, modification or cancellation, as well as: (i) the identity of the portfolio manager who recommended the transaction to the client; (ii) the identity of the person who placed the order; (iii) the account for which the order was entered; (iv) the date of entry of the order; (v) the bank or broker/dealer by or through whom the transaction was effected; and (vi) a notation of whether discretion was exercised. [Note: If the account is discretionary, discretion will be presumed unless the memorandum indicates to the contrary.]

B. Originals of all correspondence received and copies of all correspondence sent relating to: (i) recommendations or advice given or proposed;

(ii) any receipt, delivery or disbursement of funds or securities; or (iii) the placing or execution of any order to purchase or sell any security.

RECORDS OF EMPLOYEE TRANSACTIONS

Western Asset will maintain a copy of the Firm’s Code of Ethics currently in effect and those in effect at any time five years preceding. Western Asset will also maintain the following documents:

A.A record of any violation of the Code of Ethics and any action taken as a result of the violation;

B. For each person who is currently or has been in the past five years, a supervised person of Western Asset, a record of all written acknowledg- ments employees completed, acknowledging their receipt of the Code of Ethics;

C. A record of the names of persons who are currently, or within the past five years were, access persons of Western Asset;

D. A record of each holdings report made by each access person as required by Rule 204A-1(b) of the Adviser Act and the Firm’s Code of Ethics, including any information provided in lieu of such reports;

E. A record of any decision, and the reasons supporting the decision, to approve an access persons request to directly or indirectly acquire ben- eficial ownership in any security in an initial public offering or in a limited offering.

Further record keeping requirements regarding employee securities transactions are outlined in Western Asset’s Code of Ethics.

COMPLIANCE PROGRAM RECORDS

Western Asset will maintain a copy of the Firm’s Compliance Manual, which includes compliance policies and procedures currently in effect and in effect during the preceding five years. Western Asset will also maintain records documenting the Firm’s annual review of the Firm’s policies and procedures.

ADVERTISEMENTS

Western Asset must maintain a copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communications that it circulates or distributes to 10 or more persons. If the document recommends the purchase or sale of a specific security and does not state the reasons therefore, a memorandum indicating the reasons for the recommendation must also be maintained.

If the notice, circular, advertisement, etc. includes performance information, Western Asset must maintain working papers and other records neces- sary to demonstrate the calculation of the performance. With respect to the performance of managed accounts, applicable account statements and worksheets necessary to demonstrate Western Asset’s calculations will satisfy this requirement.

PROCEDURES

Procedures for compliance with the books and records retention requirement are generally maintained within each applicable department. Details are provided below..

Document	Responsible Department	Exceptions to Recordkeeping
A copy of the journal entries including copies of cash disburse- ment and cash receipt records that support the entries in the general ledger	Corporate Finance
General ledger for asset, liability, reserve, capital, income and expense accounts	Corporate Finance
Checkbooks, bank statements, canceled checks	Corporate Finance
Billing statements and client invoices	Corporate Finance
Trial balances, financial statements, internal audit papers ap- plicable to the Accounting Department	Corporate Finance
A list of and documents relating to the advisers accounts where WA has discretionary power including: Powers of attorney or other evidence of discretionary power	Client Service/Global Account Transitions
Advisory agreements	Client Service/Global Account Transitions
Record date that each Brochure and Brochure Supplement (initial, annual, and amendment) was delivered or offered to each client	Client Service/Global Account Transitions
Record date that each Form CRS was delivered to a retail client	GAT
Copies of all disclosure documents provided in compliance with Rule 206(4)-3 referral rules and acknowledgements from clients regarding receipt of disclosure documents	Client Service
Originals of all correspondence and copies of all correspon- dence sent relating to recommendations, receipt, delivery or disbursement of funds or securities.	Client Service
Memorandum of each order for purchase or sale of any security for a client account	Investment Management/Trade Support	Records must be retained for 6 years for any mutual fund client accounts.
Originals of all correspondence sent and copies of all corre- spondence received relating to the placing or execution of any order to purchase or sell any security	Investment Management/Trade Support

All accounts, books, internal working papers and records or documents necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations

Investment Operations

Maintain for not less than 5 years after end of fiscal year last used or disseminated. Note supporting data for performance must be kept from last date perfor- mance data used. Therefore, all account support data for performance must be kept forever if performance data will be used.

Records showing separately for each client purchases and sales, date, amount & price of each	Investment Operations
Information on each current position including name of each client and amount each owns	Investment Operations
Advertisements, notices, circulars, investment letters and other communications circulated to 10 or more persons	Client Service	Maintain for not less than 5 years after end of fiscal year last used or disseminated
Articles of Incorporation, charters, minute books, stock certificates	Legal and Compliance/Client Service	Maintain for 3 years after termination of enterprise
Record of every transaction in which advisor or advisory rep has any direct or indirect beneficial ownership	Legal and Compliance

Internal audit working papers relating to the adviser’s business	Legal and Compliance
Compliance policies and procedures, compliance monitoring program, and annual review materials	Legal and Compliance
Records of employee securities transactions, as detailed above, including Code of Ethics, acknowledgements, holdings reports, and approvals for IPO’s and limited offerings.	Legal and Compliance

Advertising period runs from the date the document was last used.

Note that electronic records may be used to satisfy record retention requirements provided:

1.

Records accurately reflect information set forth in record.

2.

Records remain accessible for period required under law in form that record can be accurately reproduced.

RETENTION REQUIREMENTS

Western Asset must maintain all of the foregoing documents in an easily accessible place for six (6) years from the end of the fiscal year during which the last entry was made on the record. In the case of advertisements and circulars, etc., the period begins to run at the end of the fiscal year in which the document is last published or otherwise disseminated. For the first two (2) years of the six (6) year period, the documents must be maintained in Western Asset’s offices. Electronic records retained as such satisfy requirements that “originals” be maintained. For all mutual fund clients, records relating to each order for purchase or sale of any security shall be retained for six (6) years.

To ensure that the Firm adheres to recordkeeping obligations under the Advisers Act, all electronic communications relating to Western Asset business should be conducted only through networks that are hosted or supported by the Firm. Accessing a site through a Western Asset-supported browser does not automatically imply that the site is approved for use to communicate Western Asset business. To the extent that Western Asset utilizes social media sites for advertising and communicating with clients (such as LinkedIn, Facebook, Twitter, and YouTube), the same provisions for advertising and recordkeeping apply.

GENERAL DATA PROTECTION REGULATION (“GDPR”)

As a global firm, Western Asset’s London office adopted a Data Retention Policy in order to meet the retention schedule obligations for processing a data subject’s information under the EU General Data Protection Regulation (“GDPR”). Processing is a very broad concept under the GDPR. Western Asset’s obligation is to ensure that records and data storage are secure and that an individual’s personal information is kept for only as long as neces- sary. GDPR’s intent is to strengthen and unify data protection of all individuals residing in the EU regardless of EU citizenship status. The Data Retention Policy covers additional elements for retention periods focusing on the processing of personal data including collection, use, storage and destruction. Therefore, the Data Retention Policy should be consulted for additional record keeping requirements relating to personal information.

Advertising and Marketing Materials

Advertising and Marketing Materials

Background

Note: The SEC has adopted revisions to the rules for marketing activities. The new requirements take effect on November 4, 2022. The policies and procedures described in this manual remain in effect until that date or an earlier date if the Firm chooses to comply beforehand.

POLICY

“ADVERTISEMENTS” DEFINED

Rule 206(4)-1 under the Advisers Act prohibits certain advertising by investment advisers. The rule defines “Advertisement” as “any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.” The SEC has specifically declared that the term “Advertisement” includes e-mail and other similar communications.

PROHIBITED ADVERTISEMENTS

In order to comply with Rule 206(4)-1, Western Asset is prohibited from publishing, circulating or distributing any of the following types of advertise- ments:

A. advertisements which refer to any client testimonial of any kind concerning the investment adviser or any advice, analysis, report or other service rendered by the adviser;

B. any advertisement which refers to past specific recommendations of the adviser which were or would have been profitable (this prohibition does not preclude the use of an advertisement that sets out, or offers to furnish, a list of all recommendations made by Western Asset during the preceding one year period if such list contains the detailed information described in Rule 206(4)-1(a)(2));

C. any advertisement which represents that any graph, chart, formula or other device being offered can in and of itself be used to determine which securities to buy or sell, or which represents that such a graph, chart or formula will assist any person in making his own decisions as to which securities to buy or sell, without prominently disclosing the limitations of such graph, chart or formula;

D. any advertisement which contains any statement to the effect that any report, analysis or other service will be furnished free or without charge when that is not the case; or

E. any advertisement which contains any untrue statement of material fact or which is otherwise false or misleading.

COMMINGLED VEHICLES

Investments in Western Asset’s sponsored private placement commingled vehicles are reserved for separate account clients and are not broadly mar- keted to investors. Participants in the pools may, from time to time, receive informational fact sheets regarding the performance and holdings of the pool and/or general economic commentary but such commentary is not considered promotional in nature. Materials regarding such funds may not be distributed to client-prospects prior to compliance with the qualification requirements and process maintained by GAT.

LEGAL AND COMPLIANCE REVIEW

Due to the complexity of the rules governing the creation and use of advertising and marketing materials, Western Asset’s Legal and Compliance Department shall review and approve any such materials prior to their use or dissemination. The Legal and Compliance Department may authorize the use of certain materials without its approval where prudent and appropriate.

SOCIAL MEDIA

To ensure that the Firm adheres to recordkeeping obligations under the Advisers Act, all electronic communications relating to Western Asset business should be conducted only through networks that are hosted or supported by the Firm. Accessing a site through a Western Asset-supported browser does not automatically imply that the site is approved for use to communicate Western Asset business.

To the extent that Western Asset utilizes social media sites for advertising and communicating with clients (such as LinkedIn, Facebook, Twitter, and YouTube), the same provisions for advertising and recordkeeping apply.

PROCEDURES

Advertising materials created must be sent to the Regulatory Affairs Group of the Legal and Compliance Department. The Legal and Compliance Department’s review will be conducted promptly. Materials must include applicable disclosures, and if performance data is included, the appropriate composite performance disclosures. Any comments or concerns regarding the material will be communicated directly to its creator in the Publications Department for resolution. After final approval by the Legal and Compliance Department, Publications/Client Service will be notified that the mate- rial is approved for distribution to clients and prospects. Until permission is granted, the material shall not be distributed to anyone outside the Firm.

ADVERTISING PERFORMANCE RESULTS

POLICY

Performance measurement provides internal and external users of the information the opportunity to objectively evaluate the performance returns of the relevant account or investment strategy.

A. Performance Results Generally. Western Asset must be particularly careful when advertising the performance results of either model or actual portfolios under its management. Through various no-action letters, the SEC staff has suggested that violations of Rule 206(4)-1 could be found where the advertisement of performance results, among other things:

i.

fails to disclose the effect of material market or economic conditions on the results portrayed;

ii.

fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends or other earnings;

iii.

makes claims about the potential for profit without also disclosing the possibility of loss;

iv.

compares results to an index without disclosing all material facts relevant to the comparison; or

v.

fails to disclose material conditions, objectives or investment strategies used to obtain the results portrayed.

Western Asset does not utilize model portfolios in the construction of composites. If Western Asset desires to show performance of a model portfolio, it can only be shown as supplemental data and clearly labeled as such. Western Asset must disclose the limitations inherent in the use of models, and, if (applicable): the fact that the Firm’s clients had investment results materially different from the results obtained from the model, the fact that the securities contained in or the investment strategies followed with respect to the model portfolio do not relate or only partially relate to the advisory services currently offered by Western Asset, and any change during the period portrayed in the conditions, objectives, or investment strategies em- ployed in running the model portfolio.

B. Deduction of Fees and Other Expenses. Regardless of whether the results portrayed pertain to actual or model portfolios, all performance advertisements must, except in the limited circumstances described below, reflect the deduction of advisory fees, brokerage commissions or other expenses chargeable to the client. The SEC permits a model fee -- equal to the highest fee charged during the performance period to any account employing the investment strategy portrayed -- to be used in advertising composite performance. The SEC has taken the position that this approach is likely to result in the underreporting of an adviser’s performance, therefore, there is little risk of misleading investors. Any quotation of performance data using a “highest fee” model should be accompanied by appropriate disclosure, and documentation reflecting the manner in which the model fee is calculated should be maintained by Western Asset.

C. Gross Performance Numbers in “One-on-One” Presentations. One exception to the requirement that advertised performance reflect the deduction of advisory fees is where an advertisement is used in a “one-on-one” setting with a client or prospective client. In order to qualify for this exception, an advertisement of gross performance results in a one-on-one setting must be accompanied by certain written disclosures. Western Asset must inform the client or prospective client of the fact that the results portrayed do not reflect the deduction of advisory fees, and that the client’s return will be reduced by those fees and by any other expenses chargeable to the account. Reference also must be made to Western Asset’s actual fee schedules set out in Part 2A of Western Asset’s Form ADV. A table, chart, graph or narrative showing the com- pounded effect of an advisory fee on a client’s account over a period of years must also be supplied.

D. “Gross of Fees” and “Net of Fees” Performance Numbers. Western Asset is also permitted to prepare advertisements that display both “gross of fees” and “net of fees” performance if the advertisement presents both performance numbers with equal prominence and in a form that facilitates ease of comparison.

E. GIPS®. Western Asset complies with the Global Investment Performance Standards (GIPS®). All marketing materials which contain performance data must include the appropriate composite performance disclosure page as well as other applicable disclosures, and be reviewed by the Legal and Compliance Department to ensure compliance with these standards.

F. Other Limitations. Other limitations on the use of performance figures might also apply. As a result, all performance related advertising should be presented to the Legal and Compliance Department for review and approval in order to ensure that clients are never misled by Western Asset’s performance advertising.

PROCEDURES

Performance returns are calculated by Western Asset’s Performance Group in compliance with the Global Investment Performance Standards (GIPS®) and with departmental procedures maintained by the Performance Group. These procedures include the methods by which account and benchmark performance returns are calculated and the processes by which accounts are included in composites in conformity with GIPS standards. The Firm en- gages an independent third party on an annual basis to verify its claim of compliance with the GIPS standards. The Legal and Compliance Department reviews the Firm’s GIPS standards process and disclosures on a periodic basis and also includes review of marketing materials in the CMP.

Communications With the Public

Communications With the Public

DEALING WITH THE MEDIA, ANALYSTS AND PRESS RELEASES

POLICY

As a subsidiary of a publicly traded company, interactions with the media must be carefully controlled. To fully comply with regulatory rules governing certain media relations activities, and to effectively maintain the reputation of Western Asset and Franklin Resources in the media, it is important for employees to follow the guidelines set forth below.

Media coverage can play a powerful role in affecting the reputation of Western Asset. Coverage of the company increasingly takes place in a variety of non-traditional outlets such as blogs, chat rooms, message boards and other forms of social media (e.g., YouTube, Facebook, MySpace, LinkedIn, and Twitter). Descriptions or accounts of the company that are not properly vetted from a risk-management perspective can have unintended con- sequences.

It is Western Asset’s policy that all media communications shall be routed through and approved by one of the Chief Executive Officer, Director of Global Client Service and Marketing, Chief Investment Officer, Chief Operating Officer, Head of Marketing, and the Director of Portfolio Operations (“Designated Media Approvers”). This includes, but is not limited to, all media contacts on behalf of, or concerning, Western Asset, Franklin Resources or any affiliates as well as messages about products, services, or positions on issues and other such media related situations as defined by the Firm from time to time.

PROCEDURES

Press inquiries and media interviews must be managed and approved by the Designated Media Approvers

Only authorized spokespersons – Designated Media Approvers or those authorized by such persons - are permitted to talk to the media or make post- ings on social media outlets on behalf of the Firm. Employees should not talk to the press (on or off the record), about, or on behalf of, Western Asset or Franklin Resources unless done by or in coordination with a Designated Media Approver. Employees should not arrange or commit to any media interviews, nor support any event intended to generate media coverage without prior approval.

All requests for bylined articles must be approved by a Designated Media Approver.

Requests submitted to Western Asset personnel to write bylined articles that deal with the business of Western Asset or Franklin Resources, or draw upon the industry or technical knowledge and expertise of the author in his/her capacity as a Western Asset employee, should be prepared in con- junction with the Publications Department. In addition, Publications shall forward such articles to a Designated Media Approver and the Legal and Compliance department for review. In addition to business objectives, consideration of media statements should take into account potential regula- tory issues (e.g., making public statements regarding private funds, release of non-public information, etc.).

ELECTRONIC COMMUNICATIONS/SOCIAL MEDIA

POLICY

To ensure that the Firm adheres to recordkeeping obligations under the Advisers Act, all electronic communications relating to Western Asset business should be conducted only through networks that are hosted or supported by the Firm. Accessing a site through a Western Asset-supported browser does not automatically imply that the site is approved for use to communicate Western Asset business.

To the extent that Western Asset utilizes social media sites for advertising and communicating with clients (such as LinkedIn, Facebook, Twitter, and YouTube), the same provisions for advertising and recordkeeping apply.

Use of Client Names

Background

The SEC takes a broad interpretation of the prohibitio nagainst testimonials as prohibited by Rule206(4)-1 of the Advisers Act. In the July 30,1993 no-action letter to DIA, the SECsaid it would not object if an investment adviser distributed a partial client list if

•      Performance-based criteria was not used to in the selection of clients to include in the list but other objective criteria, e.g.account size, geographic location and client classification were used instead;

•      Each client list includes a disclaimer stating that “it is not known whether the listed clients approve of the adviser or the advisory services provided”and

•      Each client list includes a statement describing the objective criteria used to select clients included in the list.

Cambiar Investors,Inc.(“Cambiar”)

In an SEC no action letter to Cambiar on August 28,1997 the SEC stated that a partial client list is not a testimonial if it only identifies certain clients of the adviser. The SEC noted that their position is not conditioned on:

•      The adviser’s use of nonperformance-related criteria to select clients for the partial client list or the presence of any particular disclosure or disclaimer.

•      Who receives the advertisement (consultant or client) or whether the recipient requested the information.

The SEC stated that such factors are irrelevant to determine if the content of an advertisement constitutes a statement of a client’s experience with, or endorsement of, a particular investment adviser.

POLICY

In order to preserve the confidential nature of Western Asset’s investment advisory relationship with each client, Western Asset must obtain a client’s written permission prior to using the client’s name as a reference, or on a client list, advertisement or other marketing materials.

Western Asset may use a partial list of client names in marketing materials if such list is developed utilizing objective criteria (other than performance results), the objective criteria is disclosed and the list contains a disclaimer stating that it is not known whether the listed clients approve or disapprove of Western Asset or the advisory services rendered.

PROCEDURES

During the account start-up process the Global Account Transitions team requests written permission to disclose the client’s identity on Western Asset’s Representative Client List. This permission is obtained through either the Investment Management Agreement or a separate written authoriza- tion and is documented in the client relationship management tool called CRM Dynamics (“Dynamics”). A client may provide or withdraw permission at any time during the client relationship. The default shall be “no permission granted” unless the Firm has evidence from the client to the contrary. Evidence shall be obtained and retained to document the client’s preference and appropriate steps taken to reflect the client’s preference in Dynamics and add or remove the client from the Representative Client List.

The authorized and approved client names are utilized on the Representative Client List in marketing materials. The criteria utilized in developing client lists will be maintained by the Graphics Department and appropriate disclosures will be included on all such lists. As with any marketing materials, the Representative Client List is subject to the Legal and Compliance Department’s review prior to use.

Trading Practices

Trading Practices

BEST EXECUTION

Background

As a fiduciary, an investment adviser is expected to seek “best execution” in transacting on behalf of client accounts. Section 206 of the Advisers Act establishes a statutory fiduciary duty for investment advisers to act for the benefit of their clients. Enforcement actions brought under Section 206 make clear that an investment adviser’s fiduciary obligation includes fair treatment in the trading process.

The SEC has provided guidance on appropriate factors to consider when determining best execution, including:

•

The amount of business with each broker-dealer

•

gross compensation paid to each broker-dealer

•

competitiveness of commission rates and spreads

•

consultant statistics on relative quality of execution

•

commitments of capital by broker-dealers

•

ability to prospect for and provide liquidity

•

broker’s ability to execute block trades while avoiding significant market impact

•

availability to answer calls in volatile markets

•

utility of the proprietary information provided and access to it

•

accommodation of third-party soft dollar arrangements and step-outs

•

IPO allocations

•

Broker’s expectations of the mix of easy and difficult trades

•

willingness of broker to work with the adviser

•

geographical distribution of the broker-dealer offices

•

electronic trade entry and reporting links with the broker

•

the value of anonymity, liquidity, price improvement, and lower commission rates on electronic communications networks

•

opportunity costs; broker-dealer’s back office capacity

•

number of trading errors

•

client direction

•

products and services obtained from the broker-dealer that fall outside the soft dollar safe harbor, are not research, and benefit only the adviser, not the investors

•

the overall responsiveness of broker-dealers.

Western Asset has an obligation to not only seek best execution on behalf of clients but also must demonstrate that the Firm is evaluating the quality of executions achieved. Fixed income asset classes trade differently than equity and ordinarily involve more factors, so oversight can require a different approach.

POLICY

When trading Western Asset seeks to be thoughtful about all aspects of the trade execution. As a fiduciary, Western Asset is obliged to make trading decisions in the best interests of the client. Best Execution is a fiduciary concept rather than an assessment of the investment judgment of individual investment professionals. The circumstantial and judgmental aspects involved in obtaining best execution with respect to a particular trade are not always quantifiable. It is not feasible to define a single measurement basis for best execution on a trade-by-trade basis. Instead, Western Asset focuses on addressing potential conflicts of interests, aligning incentives and doing reasonable oversight to identify fact patterns that may raise concerns that trades are being made on grounds other than the merits.

While price will almost always be the first priority, other aspects are important and may be considered depending on facts and circumstances of the trade. For example, the Firm considers broker selection to be integrally related to best execution. Other relevant factors may include the impact that quantity may have on execution, counterparty risk, the expertise and ability of brokers to operate in a particular asset class, limitations of legal agreements for instruments like derivatives, and other similar factors. In circumstances where economic factors are relatively similar, other aspects such as the broker’s responsiveness, willingness to commit capital or thought leadership/market color may be considered as distinguishing factors in broker selection. The Firm may also take into account the quality of the broker’s back office and settlement operations. These factors are all important as Western Asset is not obligated to merely get the lowest price or commission, but rather determine whether the transaction represents the best qualitative execution for the account. Subject to the duty to seek best execution, some strategies and accounts may emphasize themes of broker selection such as support of diversity dealers.

Broker Selection for Registered Investment Companies

Promotional or sales efforts provided and/or conducted by broker dealers may not be considered, particularly with regard to the selection of broker dealers to effect transactions in mutual fund portfolio securities. In addition, Western Asset will not enter into any agreements or understandings under which it does so or is expected to do so, nor will Western Asset direct a broker to execute trades for mutual fund portfolio securities through another broker dealer in order to compensate for such promotional or sales efforts.

As an additional measure to deter mutual fund brokerage transactions from being based on broker promotional or sales efforts related to a fund:

•

Portfolio management staff should not seek and shall use best efforts not to accept information relating to the extent to which a broker or dealer has promoted or sold shares issued by a mutual fund.

•

Likewise, Western Asset employees should not provide the portfolio management staff with fund sales information or attempt to influence any portfolio management staff to utilize a specific broker or dealer to execute fund portfolio securities transactions based on such information.

•

If broker sales information is communicated to the portfolio management staff, they must not take this information into consideration when selecting a broker to execute a transaction on behalf of a mutual fund as noted in the best execution policy above.

PROCEDURES

The Broker Review Committee (the “BRC”) is responsible for regulatory oversight of issues relating to broker usage, including broker approvals and monitoring, best execution, broker selection, soft dollars and other miscellaneous compliance issues relating to trade execution. With exception to the “Order Execution Policy for Accounts Contracted with our London Office” provided below, these procedures are applicable to the BRC which covers both the Pasadena and New York offices and maintains its own charter governing its membership and operations. The BRC may change its charter and composition as it deems necessary and prudent. Other personnel may participate in meetings by invitation from time to time as well. The BRC meets on a quarterly basis, as well as 1 – 2 additional times during the year in order to conduct an annual review. The BRC reports periodically to the Firm’s Operations Committee or a duly designated sub-committee. While a variety of information may be gathered and considered from time to time, there are two primary report types utilized for this process.

Broker Allocation Reports

Relevant broker allocation reports are generated each quarter and distributed to the BRC.

The BRC reviews these reports with the primary objective of identifying unusual patterns or activity that might suggest trading activities being un- dertaken for reasons other than the merits of the trades. Items may be identified and researched further to demonstrate and document oversight. The specific content of the materials reviewed is subject to input and direction from the BRC and may vary over time as necessary or prudent to accomplish the objectives.

Broker Evaluations

Broker evaluations are conducted annually with input from the Portfolio Managers, Credit Group and Settlements Group. The BRC reviews the in- formation for a number of factors which may include consistency among ratings, broker usage and potential preferential treatment, and types and amount of trades executed by a portfolio manager and/or with a particular broker. Further action or research may be taken based on the BRC’s review of the information. To the extent that an item is identified and rises to the level of concern of a potential violation of the Firm’s Best Execution obliga- tions, the matter will be escalated to relevant Legal and Compliance Department staff.

Order Execution Policy for Accounts Contracted With Western Asset Management Company Limited (the London office):

By contract or delegation, Western Asset acts as a discretionary investment manager for certain EU clients. Accordingly, Western Asset must exercise its professional judgment and take reasonable steps as it seeks best execution in executing trades on behalf of clients. When carrying out investment deci- sions in financial instruments, Western Asset takes reasonable steps to seek best execution taking in account any specific instructions from the client, the nature of the markets, instruments involved, strategy involved, reliability of counterparty, prior experience of the counterparty, and execution capabilities of the counterparty. While Western Asset takes reasonable measures to seek best execution, it cannot guarantee that the absolute best price or best terms will always be obtained on every trade.

Client Specific Instructions – Where a client provides a specific instruction either in relation to an order, any particular aspect or part of the order, including direction to trade on a particular execution venue (i.e. “directed brokerage”), Western Asset will execute the order in accordance with those instructions. Clients are required to provide specific instructions in writing and may be required to further clarify these instructions. Provision of specific instructions may prevent Western Asset from compliance with its Order Execution Policy. In following a client’s instructions, Western Asset is deemed to have taken all sufficient steps to provide the best possible result in respect of the order or aspect of the order. To the extent that a specific instruction is not compre- hensive, Western Asset will determine any non-specified components in accordance with its Order Execution Policy. Western Asset may also undertake execution-only transactions, as agent for some of its clients. In cases where the Firm does not owe a duty of best execution due to specific instructions or other circumstances it will, however, still treat the client fairly and act in the best interests of the client.

Execution Factors – In the absence of specific instructions, the following factors are taken into account by Western Asset and/or its approved counterparty for the purpose of determining best execution:

•

Price;

•

Costs;

•

Speed;

•

Likelihood of execution or settlement;

•

Size of trade;

•

Nature of trade;

•

Prior Experience, Reliability and creditworthiness of the Counterparty;

•

Execution Capabilities;

•

Reputation of Counterparty within the Industry/Sector;

•

Execution Venue;

•

Legal agreements or other account paperwork/logistics;

•

Thought leadership/market color; and

•

Any other consideration relevant to efficient execution of the order

Price generally merits a high relative importance in obtaining the best possible result. Liquidity in the market also counts as a significant factor. However, under certain circumstances Western Asset may decide that other factors are more important in determining the best possible execution result for the client. Western Asset may also prioritise such other factors where there is insufficient immediately available liquidity on the relevant execution venue(s) to execute the trade in full, where the trade requires handling over a period of time or by reference to a benchmark calculated over a period of time or where we determine that there are other circumstances such that obtaining the best immediately available price may not be the best possible result. For some instruments, price volatility may mean the timeliness of execution is a priority, whereas in other markets which experience low liquidity, the fact of execution may itself constitute best execution. The relative importance of each factor will be determined using the following criteria:

•

The characteristics and nature of the trade, including specific instructions;

•

The characteristics of the financial instruments that are the subject of the trade; and

•

The characteristics of the counterparties and/or execution venues through which trades can be executed.

Execution Venues – In meeting the Firm’s obligation to take all reasonable steps to obtain on a consistent basis the best possible result for the execu- tion of client trades, Western Asset may use one or more of the following venue types when executing an order. Client trades ordinarily (with the exception of futures) are executed with a counterparty (typically a broker or agency broker) using one of the below execution venues:

•

Regulated Markets;

•

Electronic trading platforms; or

•

Third party brokers, counterparties, or investment firms making markets or otherwise providing liquidity.

For some financial instruments, there may be only one possible execution venue. Western Asset takes the view that the counterparty has provided the best possible result in respect of venue for these types of financial instruments. There may also be circumstances where a trade could be executed via multiple venues, brokers or counterparties, and seeking best execution requires judgment regarding the selection. Western Asset will exercise reason- able diligence but cannot guarantee that there might not be better price or terms available somewhere else in the market.

For many asset classes, brokers and counterparties affirmatively contact Western Asset through various means to offer instruments. Fixed income instruments primarily trade via direct communication with such parties on a principal basis rather than traded on an agency basis through a central market or exchange. In such cases, Western Asset will evaluate the facts and circumstances and may decide to accept the offer to buy or sell based on its judgment regarding what is best for the client(s) involved without surveying other brokers or execution venues.

New issues are also a common means by which Western Asset purchases instruments for clients. In such cases, the terms and the involvement of the counterparty/underwriter is critical and the instruments are not available elsewhere. Western Asset may also not be able to obtain as much quantity as it desires in new issues. Western Asset will evaluate the facts and circumstances and make trading decisions for new issues in the best interests of its clients.

Different asset classes can involve consideration of different factors and factors can be weighted differently. Given the variety of factors, facts and circumstances, and variation from trade to trade, a mechanical application is not feasible or prudent. Western Asset’s investment professionals will make their own assessments and judgments with the best interests of the clients in mind.

Government Bonds: For government bond trading (including TIPS/Linkers and developed country sovereign debt), the above mentioned execution factors are taken into account when choosing the appropriate execution venue. For smaller, “market-size” trades in liquid markets and conditions, trades are often executed using an electronic trading platform. When trading larger sizes, less liquid markets or during less liquid market conditions, Western Asset may trade via voice, and with fewer/only one counterparty to seek best execution. US Government bonds may also be obtained by participating in auctions that are held from time to time. Government bonds may also be used in conjunction with other trades to maintain liquidity levels or risk positions, so timing of trades may be dependent on other trading activity executed in client accounts.

Exchange Traded Derivatives (ETD): For ETD, the above mentioned execution factors are taken into account when choosing the execution broker. ETD are conducted on an agency/riskless principal basis which means the price received is the price executed on the Exchange (plus commissions and fees). Consideration is given to the size of the trade against market conditions at the time, liquidity, and trade intention. Western Asset may also consider service provided in terms of market color or trade ideas. Some instruments also require arrangements to be in place to authorize particular brokers which may limit the availability of some brokers. Commissions are generally fixed and do not vary between brokers.

Investment Grade (IG) Credit: For IG credit the above mentioned execution factors are taken into account when choosing the relevant execution venue. For smaller trade sizes, trades are often executed using an electronic trading platform. For larger trade sizes, Western Asset will assess the current liquidity of the market, trade objectives, relevant company-specific news or analysis, and recent market activity before choosing a suitable venue. These trades are often executed as a voice trade directly with a counterparty. In some cases, Western Asset may engage one counterparty in a voice trade so as not to move the market against them. For trades where working an order is necessary due to liquidity conditions or volatility around the name, Western Asset may also engage with a single counterparty per trade in order to seek the best result. IG credit may also be obtained by participating in new issues and consider offers to purchase or sell made by brokers/counterparties.

High Yield (HY) Credit: For HY credit the above mentioned execution factors for IG credit are taken into account when choosing the relevant execu- tion venue. HY credit may have smaller issue sizes, less liquidity, and fewer counterparties who are active in trading the relevant instruments. These aspects may impact the weighting of the factors as Western Asset makes judgments with respect to trades in client accounts. HY credit trades may also involve more direct negotiation with brokers/counterparties and issuers, particularly in cases of restructurings or refinancings which will limit the options of execution venues.

Emerging Market (EM): For EM sovereign and corporate bonds, the above mentioned execution factors for IG and HY credit are taken into account when choosing the relevant execution venue. EM bonds may have may have smaller issue sizes, less liquidity, and fewer counterparties who are active in trading the relevant instruments. They may also involve foreign currency implications, custodial requirements and similar operational requirements. These aspects may impact the weighting of the factors as Western Asset makes judgments with respect to trades in client accounts.

Structured Product (SP): For SP bonds, the above mentioned execution factors for IG and HY credit are taken into account when choosing the relevant execution venue. SP bonds may be less frequently available on electronic platforms. SP bonds may have may have smaller issue sizes, less liquidity, and fewer counterparties who are active in trading the relevant instruments. Agency mortgages typically involve larger issue sizes and greater liquidity. Non-Agency Residential Mortgage Backed securities, Commercial Mortgage Backed securities, Asset Backed bonds and whole loans can vary widely in terms of issue size, new issue activity, available brokers/counterparties, and operational requirements. These aspects may impact the weighting of the factors as Western Asset makes judgments with respect to trades in client accounts.

Credit Default Swap (CDS): Most CDS trades must be traded on a SEF. Only in circumstances involving large sizes or non-SEF eligible CDS instruments will Western Asset trade off a SEF via voice. As such, Western Asset will typically execute CDS trades on one of Western Asset authorised SEF trading platforms.

Foreign Exchange (FX): For FX trades the above mentioned execution factors are taken into account when choosing the relevant execution venue. For smaller trades, Western Asset will typically utilized an electronic trading venue. For larger trades, Western Asset may execute via voice. FX trading can also involve operational requirements that must be taken into account.

FX & CDS Options: There is currently no electronic trading venue for FX and CDS option trades, so all such trades are executed via voice.

ALLOCATION OF SECURITIES AMONG CLIENTS

Background

Section 17(d) of the Investment Company Act of 1940 provides that the Commission may adopt rules restricting participation by registered invest- ment companies in joint transactions with affiliated persons for the purpose of preventing or limiting participation by such a company on a basis different from or less advantageous than that of any other participant.

Section 206 imposes a fiduciary duty on an investment adviser to act in the utmost good faith with respect to its clients and to provide full and fair disclosure of all material facts.

The SMC Capital No-Action letter made the case that it is generally true in the execution of orders in the marketplace, that generally, larger orders may be executed at lower commission costs on a per-share and per-dollar basis than smaller orders.

SMC Capital and Pretzel & Stouffer SEC no action letters provide guidance that an investment adviser is permitted to aggregate trade orders (bunch orders) provided the execution is consistent with its fiduciary duties and trades are allocated on an equitable basis with respect to both its affiliated investment companies and non-investment company clients. In order to comply with Section 206, the SMC Capital No-Action Letter, in relation to aggregating trade orders recommends the following to occur:

•

The practice of aggregating orders should be fully disclosed

•

No advisory client will be favored over any other client

•

Ensure that clients who participate in an aggregated order will participate at the average share price with all transaction costs shared on a pro rata basis

POLICY

In order to minimize execution costs and obtain best execution for clients, Western Asset may frequently bunch orders for its client accounts. The allocation of investment opportunities shall be made in a fair and equitable manner among the Firm’s clients. Allocations should start with the presumption that similarly situated clients should participate in all investment opportunities and trades in proportion to the size of their account. Adjustments may be made to accommodate individual client factors such as: unique investment goals and guidelines, available cash, liquidity requirements, odd lot positions, minimum allocations, existing portfolio holdings compared to the target weightings and regulatory restrictions. Allocations are then weighted by portfolio market value keeping final allocations in round lots and tradable lot sizes.

Investment decisions must never be based upon an objective to allocate lucrative or profitable trades to particular accounts to make up for past account performance or to benefit the Firm through a higher fee structure in such accounts.

If the bunched order is partially filled, each client participating in the transaction will receive a pro-rated portion of the securities based upon the cli- ent’s level of participation in the bunched order. The allocation should be constructed using the same principles as if the order was fully filled.

Western Asset must complete the allocation of securities among participating clients no later than the end of the day on which the transaction is completed. Prior to the settlement of a trade, allocations may be revised provided the allocation is suitable, fair and equitable. Documentation of the suitability of the allocation should be maintained and reviewed by senior management. Handling of reallocations is subject to compliance with Western Asset’s “Trade Reallocation Policy.”

In order to ensure that no client is favored over any other, each client participating in an aggregated order must receive the average share price for the transaction, and each client will share transaction costs on a pro-rata basis based upon the client’s level of participation in the aggregate order.

All accounts are periodically reviewed to identify situations where a potential conflict of interest may exist. This may include accounts where Western Asset has a proprietary interest or accounts where the investment strategy may conflict with other Western Asset clients. Specific trade allocation procedures have been designed to avoid the conflicts inherent in these situations.

As Western Asset does not invest in equities, separate provisions are not required for initial public offerings. However, if such a case were to arise, similarly situated clients should be treated similarly for purposes of participation in such newly issued securities consistent with the principles outlined in this policy.

Western Asset does not serve as a sub-administrator for omnibus accounts. Accordingly, the Firm will not be involved in allocating securities among various accounts within a client omnibus account. For purposes of trade allocation, the Firm’s client is the aggregate omnibus account.

PROCEDURES

The Investment Management Department is responsible for ensuring that trades are allocated to participating clients no later than the end of the day on which transaction is completed. Trades shall be allocated in a manner consistent with fiduciary duties providing that all accounts participating are treated fairly and equitably, meaning clients receive the best execution under the circumstances and that no client is intentionally favored over another.

The Investment Management Department is responsible for ensuring that all clients participating in aggregated orders receive the average price for the transaction. They are also responsible for ensuring that each client shares transaction costs on a pro-rata basis based upon the client’s level of participating in the aggregate order.

Once a trade is allocated and all pre-trade compliance checks have been performed, the Trade Support Group of the Investment Management Department post trades to the Advanced Trading Platform (“ATP”). Posting to ATP automatically populates positions into the Global Data Repository.

The Investment Operations Support Department is responsible for confirming trade details and providing the allocation to the executing broker. Once trades have been posted to ATP, the Investment Operations Department begins the confirmation process with brokers. Once posted trades have been confirmed, the Investment Operations Department ensures trades are then messaged to Invest One via the Advanced Trade Settlement System.

The Regulatory Affairs Group of the Legal and Compliance Department is responsible for monitoring the Firm’s trading activities to ensure adherence to this policy. The review is part of the Firm’s overall compliance program and is designed to provide reasonable assurance of fair allocation by analyzing data at the account and trade level. Monitoring includes reviews of trades within composites to determine whether there is a pattern of particular accounts being included or excluded from allocations. This review may be on a sample basis and shall also ensure that accounts at higher risk of a conflict of interest (such as accounts with higher or performance-based fee structures, Alternative Investment Accounts or Proprietary Accounts) are included in the reviews. The review may also focus on particular security types or assets classes that could be at higher risk for impermissible allocation deviations. The results of the reviews are documented and any issues noted will be researched and reported to the CCO.

ALTERNATIVE INVESTMENTS

POLICY

In managing alternative investment and long-only accounts, Western Asset must assure that all accounts are treated fairly in connection with the al- location of investment opportunities and related trading decisions. The Firm has established policies and procedures that govern investment decision making and trade allocation process for alternative investment accounts. The policies and procedures are designed to meet the fiduciary duties owed to clients, to avoid conflicts of interest, and to meet applicable requirements under the Advisers Act.

While alternative investment (AI) and long-only (LO) accounts share a common investment philosophy, they may be subject to different investment objectives and may follow different investment strategies. There may also be circumstances where AI and LO accounts share the same strategy and are traded together. In general, AI Accounts have greater investment flexibility than LO Accounts. For example, unlike LO Accounts:

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AI Accounts are seldom managed to a benchmark;

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AI Accounts focus on short-term investment horizons and may engage in more frequent and opportunistic trading to take advantage of market inefficiencies;

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AI Accounts may short securities and pursue market neutral, relative value strategies (i.e., strategies that use long and short positions in combi- nation with one another) to seek sources of return that are not correlated with broad market fluctuations; and

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AI Accounts may leverage their portfolios using various financial instruments to increase the potential return of an investment.

Because of these considerations, trading decisions for AI and LO accounts may not be identical even though the same portfolio manager may manage both AI and LO accounts. Whether a particular investment opportunity is allocated to only AI accounts or to AI and LO Accounts will depend on the investment strategy being implemented. There may be circumstances where an investment opportunity is appropriate for both AI and LO accounts and the investment team must allocate on grounds that are consistent with the Firm’s fiduciary duty to both.

Monitoring procedures have been established to ensure that the Firm meets its fiduciary obligations to AI and LO Accounts, and that any deviation from the policies and procedures are identified and addressed in a timely manner.

PROPRIETARY ACCOUNTS

POLICY

Western Asset presumptively considers Proprietary Accounts to be those accounts where 25% of net assets are owned by Western Asset employees, officers or affiliate. The Legal and Compliance Department monitors the trading activity of proprietary accounts to ensure that the trading in a propri- etary portfolio has not disadvantaged clients of Western Asset or otherwise violates applicable law or policy.

PROCEDURES

The Regulatory Affairs Group in the Legal and Compliance Department regularly identifies and reviews all accounts in which Western Asset has more than 25% interests based on the market values of the accounts. Such accounts are identified based on information obtained from the Corporate Finance Group. Designation as a Proprietary Account may be overcome based on facts and circumstances such as those articulated by SEC Staff in applicable no-action letters (such as Gardner Russo & Gardner, June 7, 2006). The Legal and Compliance Department then reviews the trading activity for issues such as allocation, front running, and trade price to ensure that all participants in the trades reviewed were treated fairly and equitably. The reviews focus on comparing proprietary accounts activities to other accounts with similar mandates. Such reviews are documented with noted issues escalated as necessary. Identifying Proprietary Accounts is also applicable for cross trades that might involve such accounts and other client accounts.

MODEL DELIVERY AND TRADE ROTATION

POLICY

Western Asset communicates investment instructions in accordance with a process that is fair and equitable to model delivery client accounts in relation to other clients of Western Asset. Model delivery investment programs can raise trade communication conflicts issues if the client/Sponsor Firm, and not Western Asset, handles all or a portion of the trading for program accounts. To achieve fair and equitable treatment across client accounts, Western Asset considers not only the manner in which it allocates trades to accounts but also the sequence in which it delivers trade orders to the market for execu- tion and any corresponding investment instructions to third parties that handle trading for model delivery accounts. The delivery of certain orders and instructions to a large number of market intermediaries and client/Sponsor Firms at the same time could adversely impact the market price of a security, especially for less liquid instruments.

Western Asset considers the facts and circumstances of instruments, strategies, change frequency, and potential adverse impacts in determining how best to address. If Western Asset does not reasonably believe that there are adverse impacts and that mitigation measures would not be in the best interests of the clients involved, Western Asset will not employ rotation or otherwise take such factors into account as it handles trading and com- munication logistics. However, as a potential alternative to Western Asset’s standard practice of communicating trade orders and any corresponding investment instructions at approximately the same time, Western Asset may employ a program of trade rotation among model delivery clients/ Sponsor Firms with trade placement responsibility to prevent any single program’s client accounts from consistently being able to trade first or last within the rotation. Western Asset’s use of such a rotation approach normally will be on an asset weighting basis with investment programs with more managed assets having a pro rata larger weighting in the rotation. As a result, clients in smaller programs may not receive overall as good execution as clients in larger programs.

PROCEDURES

SMASh (Accounts that are part of Western Asset’s separately managed account shares program (SMASh) program through Legg Mason Private Portfolio Group) account investments will normally be allocated among programs at the same time or on a rotational basis. Personnel responsible for SMASh investment management (“SMASh Group”) will maintain a rotation list/spreadsheet (the “Rotation List”) whereby traders may verify the last group of accounts traded in the rotation. The trade rotation will begin with the first name on the Rotation List (without regard to whether such name is a participant in the trade) and will proceed in a circular order with the other names on the Rotation List.

The Rotation List shall be asset weighted based upon assets under management by broker; although, when a sponsor/broker is removed or added to the rotation, smaller sponsors/brokers aggregated with other sponsors will be moved up within the rotation to ensure that sponsors/brokers with lower AUM levels are not disadvantaged based upon their size.

In the unlikely event that a transaction is being executed for the SMASh program on the same day that the same transaction is being executed for non-SMASh accounts, the rotation order shall be followed and SMASh and non-SMA account trades shall be executed together. Recommendation of step-outs where deemed necessary, will be conducted at Western Asset’s discretion.

Trading by underlying SMASh mutual funds is not subject to the rotational program but to standard Western Asset allocation policies.

The same approach shall be used for non-SMASh model delivery business if Western Asset deems necessary and prudent to address the objectives of the policy. The specific facts and circumstances will inform the Firm’s approach.

TRADE REALLOCATIONS

Background

Rule 204-2 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires investment advisers to maintain accurate records of all trading activity. In the event that an original trade ticket does not accurately reflect the final details of a transaction, documentation must exist to reflect the correction.

Section 206 of the Advisers Act prohibits investment advisers from engaging in any act, practice or course of business which is fraudulent, deceptive or manipulative. If trade allocations (i.e. accounts participating in a trade or the amounts purchased for individual accounts) are revised after initial allocations, an investment adviser must be able to support that these revisions were not fraudulent, deceptive or manipulative. Documentation is necessary to show that each account was treated fairly and that the trades were suitable for the reallocated accounts.

Western Asset maintains a policy that permits reallocations, but also requires documentation in the electronic trade ticket to describe the reason for the change and an explanation why the reallocation is suitable. However, the passage of time raises the burden of proving that an adjustment was suitable, fair and equitable because Western Asset has more information about the market and the individual security than it did when the trade allocation was initially posted.

Accordingly, reallocations are only permitted when there are legitimate investment reasons for the changes and associated documentation is retained. As time passes, the burden is higher to show that a reallocation was fair and appropriate. Adjustments should only be made to accounts that participated in the trade or were intended to participate in the trade.

POLICY

Prior to settlement of a trade, allocations may be revised providing the new allocation is suitable, fair and equitable. Documentation of the suitability of the allocation will be maintained.

PROCEDURES

Any proposed allocation change to a posted trade ticket must be submitted for approval to the Legal and Compliance Department prior to making the change. If approved, the change will be explained in the comment field within the revised trade ticket. The relevant investment professional is responsible for obtaining approvals. Trade Operations staff will assist by gathering the necessary data and entering the revision into the electronic trade ticket. The documented explanation must be clear, specific to the changes made, and include the name of the trader or analyst directing the change and the compliance officer providing approval. If the trade revision results in a reallocation of amounts or accounts participating in the trade, the following information must be included:

•

The reason an account(s) was removed from the trade and/or the amount of the original allocation being modified.

•

An explanation obtained from appropriate Investment Management Staff for why the reallocation is suitable for each account that was not included in the original allocation and for any account whose participation level was changed.

Trade Operations will ensure that the Investment Management Staff responsible for the trade approves the final trade ticket to ensure that they agree with the reallocation language documented on the ticket. The Trade Operations Group will maintain a record of such approvals if not otherwise docu- mented and retained as part of the trade ticket notes.

Guidance for Reallocation Approvals: Reallocations are permitted only for appropriate corrective reasons (such as a compliance or trade error issue) and with appropriate documentation.

•

For reallocations of purchases, the price of the security must be flat or have gone up since the original trade.

»  If the price has gone down, a client being allocated additional quantity would do better by going out in the market rather than being al- located more from the initial trade.

•

For reallocations of sells, the price of the security must be flat or have gone down since the original trade.

»  If the price has gone up, a client being allocated additional quantity would do better by going out in the market than being allocated more from the initial trade.

Analysis of reallocation approval requests should reflect the policy objectives of being fair to the clients and accounts involved. A rule of reason ap- proach is sufficient in determining whether the reallocation is in the best interests of the clients and accounts impacted rather than a granular analysis of price discovery or movement or available quantity in the market.

In addition, approvals from the General Counsel or Chief Compliance Officer are required in order for a re-allocation to add accounts not in the original allocation.

Reallocations Beyond T+1: Reallocations done beyond T+1 and before settlement are permitted only with approval from the General Counsel or Chief Compliance Officer (or parties they designate in their absence), but approvals are expected to be rare.

Escalation - For proposed reallocations that add accounts that were not in the original allocation or for proposed allocations beyond T+1, ad- ditional approval is required as described above. Relevant Investment Management Staff must initiate a request via e-mail to include the General Counsel or the Chief Compliance Officer, and Western Asset Trading Operations. If approved, the newly revised allocation must be processed through the Firm’s trading workflow and the rationale documented into the comment field on the ATP trade ticket.

NY SMA Trading – Due to the differing structural and operational requirements of SMA trading, reallocations of those trades within SMA accounts are subject to practices which may vary from these.

INFORMATION BARRIERS

Background

The SEC requires reports to be filed by persons who “beneficially own” more than 5% of any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, ownership must be attributed to parent companies and aggregated among entities under common control for reporting purposes.

In January 1998, the SEC provided guidance on when beneficial ownership need not be attributed to parent companies nor aggregated among entities under common control for purposes of complying with the SEC’s ownership reporting requirements. The SEC stated that attribution of beneficial ownership to a parent company and aggregation of beneficial ownership among commonly controlled entities may not be required in circumstances where the organizational structure of the parent and related entities are such that the voting and investment powers over the subject securities are exercised independently.

POLICY

Western Asset independently and exclusively maintains and exercises authority to vote, acquire, and dispose of securities for its discretionary invest- ment management clients, unless otherwise required by rule, regulation, or law. In exercising this authority, the Firm may not consult or enter into agreements with officers, directors, or employees of Franklin Resources (Franklin Resources includes Franklin Resources, Inc. and organizations operat- ing as Franklin Resources)”) or any of its affiliates (collectively, “Affiliates”), regarding the voting, acquisition, or disposition of any securities owned by its investment management clients. No Western Asset employees may communicate Western Asset’s investment or voting intent with respect to securi- ties held in client accounts to other Franklin Resources affiliated advisers. Western Asset employees shall not disclose its non-public client holdings or proxy votes with employees of other advisers, nor shall such employees request such information from other FranklinResources affiliated advisers.

All of Western Asset’s offices share investment personnel and for purposes of this policy are treated as one entity.

Under ordinary circumstances, the Firm’s portfolio managers: (a) have exclusive authority to make voting and investment decisions with respect to securities held by the Firm’s investment management clients; (b) make all voting and investment decisions without the participation of officers, direc- tors, or employees of Affiliates; and (c) do not attempt to influence voting or investment decisions made with respect to securities held by clients of Affiliates. The Firm’s General Counsel must approve all exceptions to this policy. The Firm will maintain records of each exception.

The information barriers are not intended to prevent the free flow of information that could be classified as investment research or investment recom- mendations, nor are they intended to prevent the Firm from discussing its investment philosophy or its analysis of securities with officers, employees, or Investment Personnel of Affiliates.

PROCEDURES

Establishment of Information Barriers

The Firm will maintain the following information barriers:

•

The Firm will not permit Investment Personnel of an Affiliate to serve as members of the Firm’s investment committee, nor will it permit any of its Investment Personnel to serve as a member of an investment committee established by an Affiliate.

•

The Firm’s traders will not coordinate orders for the Firm’s clients with trades for clients of Affiliates.

•

The Firm will provide a copy of these policies and procedures to all of its traders and Investment Personnel via the Compliance Manual at time of hire and annually.

Permitted Sharing of Information

The Firm may also, at any time, provide client holdings reports and reports describing the Firm’s proxy voting record to management and administra- tive personnel employed by Affiliates; provided such persons are not involved with voting or investment decisions and the Firm’s General Counsel has approved the delivery of such information, including the specific recipients. General Counsel’s approval is not required for any information provided to Franklin Resource’s Resources Legal and Compliance Department. In addition, the Firm may disclose holdings reports and proxy voting records to the extent public disclosure of such information is required by rule, regulation, or law.

Administration and Assessment of Information Barriers

The Firm’s Legal and Compliance Department will administer the maintenance of the information barriers and will maintain all records necessary to establish that the Firm remains in compliance with its policies and procedures.

Any questions regarding the application of these policies and procedures should be addressed to the Legal and Compliance Department.

AFFILIATED AND PRINCIPAL TRANSACTIONS

Background

Principal transactions and trading with affiliates fall under very restrictive trading limitations or prohibitions outlined by the SEC. Section 206 of the Advisers Act prohibits an adviser from knowingly selling to or purchasing from an affiliate any security for a client when the affiliate is acting in a principal capacity unless the adviser has provided disclosures and received consent from the client. Sections 17 and 10f of the Investment Company Act impose restrictions on trading with an affiliate (acting as principal) for mutual funds. In addition to the trading restrictions outlined in the regula- tions, many Western Asset clients prohibit the firm from trading with affiliates in their portfolios.

POLICY

A principal transaction is a transaction in which the selling party sells a security from its inventory of owned securities or the buying party buys the security for its inventory of owned securities. Western Asset’s policy is not to trade client assets with the Firm’s parent company or affiliated companies. In addition, Western Asset, working with third party sponsors of registered investment companies it advises, seeks to identify affiliates of fund spon- sors in order to ensure these funds do not trade with affiliated entities in violation of Section 17.

PROCEDURES

Western Asset will adhere to the relevant Funds procedures when participating in a new issue where an affiliate to the Fund is involved in the offering. The Firm will also comply with the conditions of the exemptions in Rule 10f-3 of the Investment Company Act of 1940.

The Portfolio Compliance Group of the Legal and Compliance Department will ensure that trades for the underlying security are not made with an affiliated broker by comparing relevant affiliated party lists as provided by the client. Blocks will be established for affiliated brokers for mutual fund clients to ensure that trades are not executed with those brokers. Pre or post-trade reviews of new issues will be conducted for mutual fund client accounts to ensure that individual fund client policies are followed and that reporting can be done as required by clients. The Portfolio Compliance Group will maintain and preserve for a period not less than six years from the end of the fiscal year in which any transactions occurred, the first two years in an easily accessible place, a written record of each transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate’s members, the terms of the transaction, and the information or materials upon which the determination was made that the Rule 10f-3 exemption applied.

CROSS TRANSACTIONS

Background

AGENCY CROSS TRANSACTIONS

Rule 206(3)-2 defines “agency cross transaction” to mean a transaction in which one person or another person controlling, controlled by, or under common control with the first person acts as a broker for both parties to the transaction when the person also acts as investment adviser to one of the parties.

INTERNAL CROSS TRANSACTIONS

Advisory Accounts

In Release No. IA-1732, the SEC clarified that if an adviser receives no compensation (other than its advisory fee), directly or indirectly, for effecting a cross transaction, the adviser would not be “acting as a broker” within the meaning of Section 206(3). Therefore, a transaction effected between two advisory clients of an adviser, or between an account managed by the adviser and an account managed by an affiliate of the adviser, in which no adviser or other related party receives any compensation as described above (an “internal cross transaction”) is not subject to Section 206(3) or Rule 206(3)-2. However, the SEC staff takes the position that Sections 206(1) and 206(2) impose on investment advisers an affirmative duty to their clients of good faith, full and fair disclosure of all material facts and an obligation to employ reasonable care to avoid misleading their clients. The SEC staff has also stated that an adviser’s fiduciary obligation includes the duty to ensure that any internal cross transactions achieve best price and execution and that no client is disfavored by the internal cross transactions.

ERISA Accounts

Department of Labor regulations governing retirement accounts prohibit internal cross transactions except in very limited circumstances for passive indexed portfolios. The Pension Protection Act of 2006 provides a statutory exemption for internal cross transactions involving retirement accounts provided extensive requirements are met.

Investment Company Accounts

Section 17(a) of the Investment Company Act of 1940 (the “1940 Act”) prohibits internal cross transactions between a registered investment com- pany and a client advised by the registered investment company’s adviser, or by an affiliate of the adviser. Rule 17a-7 under the 1940 Act provides an exemption for such internal cross transactions involving registered investment companies provided certain guidelines are met which are described in more detail herein. Rule 17a-7 applies whether investment companies are on either sides or only one side of the internal cross transaction.

POLICY

Agency Cross Transactions

Western Asset will not engage in agency cross transactions (i.e., transactions in which Western Asset earns a fee other than its advisory fee).

Internal Cross Transactions

No internal cross trades are permitted unless specifically approved by Western Asset’s Legal and Compliance Department in advance. Likewise, no pre-arranged trades (i.e., promises to repurchase a security from a broker after a sale to the same broker) are permitted unless specifically evaluated and approved by the Legal and Compliance Department for cross trade considerations. In addition to specific regulatory requirements (such as Rule 17a-7 for mutual funds and Department of Labor requirements for ERISA accounts), the Legal and Compliance Department shall consider the following factors when determining if approval is appropriate:

•

The transaction is in the best interest of and will be appropriate for both clients as an investment matter. (For example, the client should receive a better (or similar) price and execution compared to an open market transaction);

•

The transaction shall be consistent with Western Asset’s best execution obligation, and;

•

The transaction will be effected at a price determined by an independent and/or objective pricing mechanism All cross-trade transactions must comply with the Firm’s Best Execution policy.

Retirement Accounts. Western Asset will not engage in internal cross transactions involving one or more retirement accounts (e.g., accounts subject to ERISA).

Registered Investment Companies. Rule 17a-7 under the 1940 Act provides an exemption for securities transactions between a registered invest- ment company and accounts that are affiliated for no reason other than the fact of having the same officers, directors and/or investment adviser, or affiliated investment advisers, provided that certain requirements are met. (It is not necessary that both participating accounts be registered invest- ment companies.) Western Asset will not engage in internal cross transactions involving registered investment companies unless those requirements (as interpreted or modified by applicable SEC staff guidance) are met, which are as follows:

•

The transaction is a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

•

The transaction is effected at the independent current market price of the security (as defined in Rule 17a-7(b) of the 1940 Act);

•

The transaction is consistent with the policy of each registered investment company and separate series of a registered investment company participating in the transaction, as recited in its registration statement and reports filed under the 1940 Act;

•

No brokerage commission, fee (except for customary transfer fees), or other remuneration is paid in connection with the transaction; and

•

The transaction is consistent with procedures adopted pursuant to Rule 17a-7 by the board of directors of the investment company.

Other Advisory Accounts. In accordance with the positions of the SEC staff, Western Asset may effect internal cross transactions between advisory clients without making the disclosures or obtaining the consent required by Section 206(3), if Western Asset receives no compensation, either directly, or indirectly through an affiliate, other than Western Asset’s advisory fee. However, in executing internal cross transactions, it is Western Asset’s policy that:

•

Full disclosure of all material facts should be made in Western Asset’s Form ADV; and

•

Western Asset should ensure that any cross transactions achieve “best execution” for any clients involved and that no client is disfavored by the cross transactions.

PROCEDURES

Western Asset will not participate in agency cross transactions where the Firm, or an affiliate, receives compensation for the transaction (beyond advisory fees). Therefore, unless these circumstances change, the Firm will not request prior client consent for agency cross transactions nor provide disclosures outlined in Rule 206(3)-2. Any agency cross transactions must be approved in advance by the Legal and Compliance Department.

ERISA Accounts

Due to Department of Labor regulations that limit cross transactions for ERISA accounts to circumstances that generally do not apply to Western Asset and due to the extensive requirements that must be met under the Pension Protection Act of 2006, the Firm’s ERISA accounts may not participate in internal cross transactions. This means that an ERISA account can be on neither the buy or sell side of the transaction. In addition, Western Asset invest- ment vehicles that are not registered investment companies (e.g. Delaware LLC and Cayman Ltd private funds and offshore funds) will be deemed to be ERISA accounts if 25% or more of their assets come from ERISA plans.

Registered Investment Companies

Internal cross transactions involving registered investment companies must comply with Rule 17a-7 as well as the procedures of the specific invest- ment company, which may vary by investment company. The Legal and Compliance Department will maintain Rule 17a-7 procedures for each regis- tered investment company for reference in engaging in cross transactions. The proposed transactions will be reviewed against each fund’s procedures and the relevant fund prospectus prior to execution, by compliance, to ensure appropriate procedures are followed. All 17a-7 transactions must be reported to the registered investment company for quarterly reporting to their board of directors.

Record Keeping

Western Asset shall disclose its cross transaction policy in the Firm’s Form ADV. Records shall be kept evidencing the approval process described above.

Security Repurchase

From time to time, Western Asset may need to sell securities from one or more client accounts for cash flow, termination or other reasons unrelated to the investment merits of the security. Western Asset may desire to purchase the security required to be sold in other accounts. However, regulations governing cross trades and/or client directions may prohibit Western Asset from ‘crossing’ the security directly from one account to another if the repurchase is being carried out by the same broker. In order to permit Western Asset to sell and then repurchase the same security in conformity with applicable regulation and to avoid prohibited cross trades, the following procedures shall apply:

•

If Western Asset desires to repurchase a security it is selling, it must obtain bids from at least three dealers without indicating that it wishes to repurchase the security;

•

Western Asset may only sell the security to the dealer who provided the best bid.

•

Not earlier than the second following trading day, Western Asset may contact the dealer to offer to repurchase the security. Western Asset trad- ers are not obliged to contact only the dealer to whom the bond was originally sold-other dealers may be considered.

•

Western Asset will use best efforts to solicit offers to sell the security from at least two other dealers.

•

Western Asset may only purchase the security from the dealer making the lowest offer.

•

A record of the bids received for each same day security will be maintained.

•

Variations from this procedure may occur but only with the approval from the Legal and Compliance Department.

In order to provide additional controls on reoffers, Western Asset has developed an automated control in its trading systems that will block posting of purchases of certain CUSIPs made from a broker on the same or next trading day following a sale of the same CUSIP to that dealer. This block does not apply to CUSIP purchases executed through an electronic platform such as Market Axess. However traders using an electronic platform must include at least 5 dealers and mechanically execute at the best price to avoid the two day time lapse requirement. Rules prohibiting any pre arrangement of a repurchase and any signaling of a desire to repurchase a security apply to platform trading. The Legal and Compliance Department may permit trades on a case-by-case basis if the facts and circumstances present a reasonably low risk of a cross trade.

The automated repurchase control is not applied to trades in certain highly liquid instruments given the lower risks of an inadvertent cross trade in those contexts. The Firm may adjust the applicability of the control from time to time based on its assessment of the risks and will maintain documen- tation of its rationale for the application of the automated control.

Nothing in this procedure shall prohibit Western Asset from executing permitted cross trades in compliance with regulatory and client requirements as long as permission is first obtained from the Legal and Compliance Department. Cross trading of municipal securities in Franklin Resources mutual funds is permitted and does not require specific approval from the Legal and Compliance Department as long as the Franklin Resources fund Rule 17a-7 procedures are followed. There is also a possibility that a cross trade is executed with an account in which Western Asset has invested sufficient assets that it considers the account to be a proprietary account for conflict of interest purposes. Western Asset’s practice is not to execute trades on a principal basis with its client accounts. A cross trade involving an account where Western Asset is a significant owner or investor may be viewed as being a principal trade and has a heightened risk of a conflict of interest. To determine whether an account qualifies as a principal trade for these purposes, see Western Asset’s policy on “Proprietary Accounts.”

Monitoring

The Regulatory Affairs Group in the Legal and Compliance Department shall monitor the Firm’s trading activity to identify cross-trades that have not been properly reported or violate the Firm’s policies.

BROKER APPROVALS

Background

Investment adviser firms maintain a list of approved brokers and internal systems designed to limit trading to only the approved firms. Maintaining a process for reviewing brokers prior to use allows the firm to review a broker’s financial standing and reputation before engaging in any transactions resulting in counterparty exposure. Use of an internal system provides the internal control mechanism to enforce limits and ensure trades are only posted with approved brokers.

POLICY

Western Asset seeks to trade with brokers that can facilitate trading activities on behalf of clients to meet the Firm’s fiduciary duties and client invest- ment objectives. Among other factors, the Firm prefers brokers that demonstrate strength in the asset classes in which they operate, have knowl- edgeable sales coverage, show a willingness to commit capital, and maintain financial stability. Specific factors and their relative importance often varies depending on the instruments involved and circumstances of the trades. Approving brokers is a subjective assessment but the Firm maintains controls to ensure that trades may be posted only with brokers who have been approved. The Broker Review Committee considers and administers broker approvals and may also institute limitations and/or approval revocations. The Legal and Compliance Department maintains control over the appropriate systems through which such approvals, restrictions or limitations are enforced. The Manager of Regulatory Affairs and the General Counsel are authorized to make approvals or issue limitations/revocations at any time, subject to subsequent ratification by the Broker Review Committee at its next meeting.

PROCEDURES

All brokers must be approved by Western Asset prior to posting a trade with that broker for any Western Asset client account. Administration of such approvals, any limitations, and approval revocations is done via the Broker Review Committee or delegates of the Broker Review Committee.

Daily Monitoring

The Broker Administration System (BAS) allows the Legal and Compliance Department to control the utilization of approved brokers enabled in the Firm’s trading system. Brokers that are not approved are either not included in the BAS system at all or de-activated if previously approved which make them inaccessible to staff seeking to post a trade.

The Global Securities Operations team in the Investment Operations Department is responsible for ensuring that only brokers that are approved are activated in BAS.

BAS also acts as a rule based system to block certain accounts from trading with specific brokers. These restrictions are normally in place at the request of a client. The Compliance Officer assigned to the account is responsible for ensuring the accurate set-up.

The Legal and Compliance Department may publish a list of approved brokers for reference purposes such as via the Firm’s Intranet site. The primary internal control is the BAS coding, but the Legal and Compliance Department endeavors to keep any lists external to BAS as accurate as possible.

Review of Broker Information

Annually, the Credit Sector Specialists review the financial standing of all approved brokers. Such review is evidenced in the annual Best Execution review during which time a Credit Sector Specialist rates each broker based on their financial stability and counterparty credit ratings. Based on their ratings, and input from the Portfolio Managers, brokers will either remain on or be deleted from the list.

Access to Broker Information and Continued Approved Status

Access to sufficient and reasonably current financial information to make an assessment is required in order for a broker to remain on the Approved Broker List. If sufficient and reasonably current financials cannot be obtained or are not available, the Legal and Compliance Department should be notified so that approval can be removed and the broker deactivated in BAS. Likewise, if any staff has reason to believe that it would be imprudent to maintain continued approval of any broker, they may escalate to a Credit Sector Specialist, a member of the Legal and Compliance Department, or other member of senior management for further handling and assessment.

Annual Conflict of Interest Questionnaire

At time of hire and annually thereafter, all staff (including Investment Management staff) are required to complete a “Conflict of Interest Questionnaire” requiring the disclosure of any personal relationships existing with Approved Brokers or other service providers with whom Western Asset does busi- ness. “Personal Relationships” may include any association that could be perceived as a conflict pertaining to duties to Western Asset or its clients. The questionnaires are reviewed and any conflicts are identified for review and appropriate action.

New Broker Addition

Before trading is permitted with a proposed broker the following will be required:

•

A request must be submitted to a Senior Credit Sector Specialist. The Senior Credit Specialist will assess the broker qualifications and recom- mend whether the Firm should conduct business with the named broker. Affiliated brokers may never be approved. All required documenta- tion must be attached to the form prior to submission but the form of documentation is less important than the substance. The form requires the following information:

û

Name of Broker and contact information

û

Reason for Addition

û

Security Type being traded

û

Broker’s Financial Statements (attached or requested)

û

Authorization from a designated Senior Credit Sector Specialist

û

Identification as to whether the broker is an affiliated entity

•

Upon approval by the Senior Credit Sector Specialist, the form and attachments are then submitted to the Legal and Compliance Department. The Manager of Regulatory Affairs or the General Counsel or their designee may approve if they deem advisable, subject to ratification at the next Broker Review Committee meeting. Maintenance or administrative measures do not require further ratification by the Broker Review Committee. The Global Securities Operations team in the Investment Operations Department is responsible for adding the new broker into BAS.

•

Once the broker has been activated as an approved broker in BAS, the trade may be posted. The Legal and Compliance Department should update any lists external to BAS within a reasonable period of time.

•

In instances where time is of the essence in executing a transaction and the best execution obligation can only be met through the use of a broker or dealer or there are other compelling reasons that would honor the Firm’s fiduciary duty to clients, approval may be obtained directly from the Senior Credit Sector Specialist, the Manager of Regulatory Affairs, the General Counsel, or their designees, followed by completion of the steps set forth above as soon as reasonably possible.

•

Prior approval by the Firm’s Market and Credit Risk Committee is required for use of any broker for non-Delivery versus Payment trades (i.e., trades that involve risk to the counterparty beyond settlement risk). Any new additions of such brokers still must be presented to the Broker Review Committee for approval or ratification.

Brokers may be de-activated in BAS and/or removed from the Firm’s approved broker list at any time if warranted. The Global Securities Operations team is responsible for removing broker authority in BAS upon instruction from the Manager of Regulatory Affairs, General Counsel, or the Broker Review Committee. In instances where time is of the essence, senior leadership of the Firm, Investment Management Department, or Risk Management Department may instruct removal of authority, subject to subsequent notice to the Broker Review Committee.

All changes to approve new brokers must be submitted for ratification at the next scheduled Broker Review Committee meeting. Maintenance or administrative measures do not require further ratification by the Broker Review Committee. Broker removals are reported to the Broker Review Committee at its next meeting.

US TREASURY AUCTIONS & GOVERNMENT OF CANADA SECURITIES AUCTIONS

Background

Western Asset participates in U.S. Treasury auctions & Government of Canada Securities auctions on a competitive bid basis for client portfolios. Auction bids for U.S. Treasury auctions are submitted through approved dealers or depository institutions and are conducted in compliance with Part 356 of Treasury Department Regulations. Auction bids for Government of Canada Securities auctions are submitted through government securities distribu- tors and are conducted in compliance with both Policy No. 5-Code of Conduct issued by the Investment Dealers Association of Canada (“IDA”) and the rules promulgated under the Terms of Participation in Auctions for Customers issued by the Bank of Canada and the Department of Finance.

While limits may vary by auction, typically U.S. Treasury Auction awards are limited to 35% of the offering amount. Specific limits are announced prior to the auction. (Awards include the firm’s net long position plus total bids in the auction.) In addition, there are reporting requirements when a firm’s total bids plus net long position equals or exceeds the reporting threshold.

Canadian Treasury Auction awards are generally limited to 25% (the “bid limit”) of the amount auctioned for both treasury bills and bonds. Specific limits are announced prior to the auction. A bidder may use as many government securities distributors as it chooses to submit its bids so long as the total amount of its bids does not exceed its auction limits. In addition, reporting of net positions in the auctioned security is required prior to the start of the auction. If no net position is reported, the bid will be rejected automatically. As part of the bid certification and confirmation process, an annual certificate of compliance must also be furnished and provided to the Bank of Canada.

POLICY

Part 356 of the U.S. Treasury Department (“Department”) Regulations (the “U.S. Treasury Rule”) governs the terms and conditions for the sale and is- sue by the Department of U.S. Treasury bills, notes and bonds. The Terms of Participation in Auctions for Customers issued by the Bank of Canada (the “Canadian Terms”), and Policy No. 5 – Code of Conduct issued by the IDA governs the terms and conditions for the sale and issue of Canadian Treasury Bills, notes and bonds. Appendix A to the US Treasury Rule and Section 1 of the Canadian Terms requires Western Asset to have certain written internal policies and procedures (i.e., “Chinese Walls”), as set forth below, in order for Western Asset to be recognized, for purposes of bidding in U.S. Treasury and Government of Canada Securities auctions, as a bidder that is separate from the Firm’s parent company, Franklin Resources(Franklin Resources includes Franklin Resources, Inc. and organizations operating as Franklin Resources) and the corporate entities that are affiliates of FranklinResources (generally referred to below as “Other Component Entities”). Compliance with the terms of this policy, however, permit the Firm’s Pasadena, New York and London offices to be considered as a single separate bidder which enables each office to share bidding information and coordinate bid submissions.

In order to satisfy the separate bidder requirements of Appendix A to the US Treasury Rule and Section 1 of the Canadian Terms when participating in a U.S. Treasury or Canadian Government securities auction:

1.

Neither Western Asset nor any officer, director or employee of Western Asset shall:

a.

exchange any of the following information with any officer, director or employee of any Other Component Entity:

i.

yields or rates at which Western Asset or any Other Component Entity plans to bid in any Treasury or Canadian Government securities auction;

ii.

the amounts of securities for which Western Asset or any Other Component Entity plans to bid in any Treasury or Canadian Government auction;

iii.

positions that Western Asset or any Other Component Entity holds or plans to acquire in a security being auctioned in a Treasury or Canadian Government securities auction; and

iv.

investment strategies that Western Asset or any Other Component Entity plans to follow with respect to a security being auctioned; or

b.

in any way intentionally act together with any officer, director or employee of any Other Component Entity with respect to formulating or entering bids in an auction.

2.

Decisions related to purchasing Treasury or Canadian Government securities at auction and participation in specific auctions for the purpose of purchasing such securities for the account of customers of Western Asset or for Western Asset’s own account (or for the account of customers of Western Asset’s London office or for the London offices own account) must be made solely by employees of Western Asset, who shall not make or in any way participate in the making of such decisions for any Other Component Entity.

3.

The records of Western Asset relating to the bidding for, acquisition of, and disposition of Treasury securities shall be maintained by Western Asset apart from similar records for any Other Component Entity.

4.

Specifically for Government of Canada Securities auctions, Western Asset shall direct all bids and purchases of Government of Canada securities through a non-affiliate Canadian government securities distributor.

For both Canadian and Treasury auction activity (including bids and purchases of when-issued securities), the Firm’s investment staff will coordinate with Trade Operations for each auction.

PROCEDURES

U.S Treasury Auctions

Trade Operations staff is responsible for coordinating all Treasury Auction activity on Auction Days. Investment Management staff in London, Pasadena, and New York who would like to participate in the auction either through the bidding process or by the purchase of When Issued (“WI”) securities on Auction Day must communicate with Trade Operations.

On the morning of an auction, Trade Operations will calculate the Firm’s net long position at the open of the day and will have information on position limits for the auction. Positions of the London, Pasadena and New York offices are aggregated as if each was one firm since all offices together are considered to be a single bidder. Purchases of WI securities that are made on Auction Day but not acquired through direct participation in the auction should not be included when calculating net reportable position information.

They will maintain a tally of Western Asset’s long position and desired bidding volume and work with the investment management staff to com- municate this information to the dealer(s) submitting bids on behalf of the Firm. If Western Asset is awarded a par amount of $2 billion or more in an auction, the Firm must prepare a “Customer Confirmation” and forward it to the Federal Reserve Bank of New York no later than 10:00 a.m. PT on the day following the auction. A letter is also required if the award is less than $2 billion and Western Asset has a reportable position. Trade Operations will prepare the Customer Confirmation, if required.

Trade Operations will also coordinate net reportable position information with the broker participating in the auction on Western Asset’s behalf to ensure consistency between the broker report and Western Asset’s documentation.

Government of Canada Securities Auctions

On the morning of an auction, Trade Operations will calculate the Firm’s net position in the auctioned security at the open of the day and will gather information on position limits for the auction. Western Asset’s auction limit will equal its bidding limit less its excess net long position.

For purposes of computing the auction limit, the bidder’s net position will include the par amount of (i) cash holdings of a security with the same International Securities Identification Number (ISIN), (ii) when-issued positions, (iii) futures contracts that require delivery of the security being auc- tioned but not futures contracts for which the security being auctioned is one of several securities that may be delivered, and not futures contracts that are cash-settled, (iv) forward contracts, (v) holdings of the residual component of a stripped bond of the security being auctioned, and (vi) any position in the security not covered by the above types of contracts, including “guaranteed trades”. For repurchase agreements or securities lending, the entity that owns the security, not the entity that has borrowed it, must report the repurchased security or lent security as part of its position. All positions are based on the trade date rather than delivery date.

Western Asset must report its net position in the auctioned security prior to the start of the auction. A customer bid submitted in the absence of a net position report will be rejected automatically. Trade Operations will maintain a tally of Western Asset’s net position and desired bidding volume. Trade Operations will coordinate with Investment Management to communicate position and bidding information. Such information may be submitted directly to the Bank of Canada or to the government securities distributor that is submitting a bid on behalf of the Firm. If Western Asset is reporting its net position directly to the Bank of Canada, it may do so up to 30 minutes before the bidding deadline on the day of the auction. Western Asset is required to re-submit its net position if it changes by more than $25 million CAN$ before the bidding deadline.

Trade Operations will also coordinate net reportable position information with the government securities distributor participating in the auction on Western Asset’s behalf to ensure consistency between the distributors reporting and Western Asset’s documentation.

Background

Though there is little formal guidance, the SEC staff places significant scrutiny on adviser practices as they relate to errors in client accounts and how they are corrected. The general rule is that when attempting to resolve errors, the adviser should not shift the cost of the error to the client. The SEC staff has stated that advisers should have error policies and procedures in place, and consistently follow such procedures. The procedures should be fair to all clients, and an error should not disadvantage any client (even if the broker-dealer caused the error). Advisers should also adequately disclose their trading error policies to clients.

ERROR CORRECTION

POLICY

Western Asset’s general policy, except where contractual arrangements or regulatory requirements provide otherwise, is (i) to make a client account whole for any net loss associated with an error and (ii) to retain in a client’s account, any net gain resulting from an error.

Western Asset categorizes errors as follows:

1. Breaches of investment guidelines and/or investment restrictions resulting from any transaction whereby a transaction and/or portfolio is not consistent with:

a.

Client guidelines (includes prospectus for a fund). Client guidelines are limited to written guidelines or instructions, except as otherwise expressly required by a client’s investment management agreement; or

b.

Regulatory requirements/restrictions (examples include, but are not limited to, legally improper or prohibited purchases/sales of securities; improper transactions with affiliates; legally improper or prohibited cash/currency transactions).

2. Operational:

a.

Trading errors include, but are not limited to, execution of incorrect security transaction (other than as described above for breaches of guidelines, restrictions or regulations).

b.

Settlement errors.

Western Asset is responsible for interpreting and applying this policy and determining whether a breach or error has occurred. This policy does not require Western Asset to notify a client if Western Asset investigates a potential breach or error and determines that no breach or error has occurred. The policy also does not require Western Asset to compensate a client for net losses if no breach or error has occurred or if Western Asset is not re- sponsible for a breach or error, although Western Asset may do so in its discretion.

If a breach or error occurs in a client account, it is Western Asset’s policy that the breach or error shall be corrected as soon after discovery as reason- ably practicable or the client shall be contacted within a reasonable amount of time to obtain a waiver. If a waiver is declined, the breach will be cor- rected. If the breach or error, after correction, results in a gain to the client, that gain is retained in the client portfolio. If Western Asset is responsible for a breach or error that, after correction, results in a net loss to a client, Western Asset will reimburse the account for the net loss. The calculation of the amount of any net loss will depend on the facts and circumstances of any breach or error and the exact methodology may vary. For example, in certain circumstances, net loss may be calculated by reference to an index or an alternative security. When evaluating the potential adverse impact of a breach, relative analysis may be considered to compare the returns of an ineligible investment to other comparable eligible securities, benchmarks, indices or other indicators. In cases of breaches or errors involving a derivative instrument, the question of whether the account has suffered a loss will normally include an analysis of whether the account could have achieved similar investment exposure through other derivatives or the cash markets. If the underlying exposure was permitted, Western Asset will normally take the view that the portfolio did not suffer a loss. The basis of calculation of a net loss will be shared with the client for discussion.

The client will be asked which method of reimbursement they prefer. The client may choose to receive compensation by check, wire or may receive a reduction in fees. The process typically operates the same regardless of the amount involved. However, depending on the circumstances, the Firm may consider small amounts as de minimis and choose not to reimburse on the theory that the indirect cost of review to the client far outweighs the payment.

If Western Asset is aware of errors in client accounts that are not the responsibility of the Firm, Western Asset will facilitate communications with third parties in order to arrange appropriate resolution of the error.

Consistent with industry practice and convention, Western Asset will not provide notice, make claims or provide compensation for settlement issues (including overdrafts) with losses of less than $500, regardless of the party at fault, absent specific agreement with a client.

PROCEDURES

Western Asset discloses its trade error policies to a client via its Form ADV. When breaches or errors are discovered in client accounts they should be communicated immediately to the Legal and Compliance Department for handling. Staff may communicate through their management or supervi- sors or through Enterprise Risk, but the key principle is getting the issue escalated to the Legal and Compliance Department rather than mandating the specific means of escalation. A resolution to the error with respect to client notice or reimbursement should be developed and must be approved by the Legal and Compliance Department or other relevant members of senior management before implementation. Good judgement permits quick remediation of obvious errors, such as immediately reversing an incorrect trade or a manual key entry error. The following guidelines should be taken into account in developing an ultimate resolution:

•

The client should not bear the cost for the breach or error;

•

Another account should not bear the cost for the breach or error; and

•

Brokers may not be compensated via commissions or fund transactions for absorbing a trading error.

The Client Service Executive for the account should be involved in any client communication that is necessary or prudent. The breach or error should be documented and should include the cause of the breach or error, its correction, and the impact to the client. Enterprise Risk will typically be involved in analysis of breaches or errors, but the level of engagement may vary depending on facts and circumstances. The Legal and Compliance Department will also maintain relevant documentation once breaches or errors are resolved. A summary of all breaches and errors and corrections is provided to the Operations Committee or a duly organized sub-committee by the Legal and Compliance Department at least quarterly.

Western Asset responsible for error:

All breach or error corrections that result in a net loss to the client account will be reimbursed to the client. The client will be asked which method of reimbursement they prefer. The client may choose to receive compensation by check, wire or may receive a reduction in fees.

Third party responsible for error:

Western Asset will facilitate communications with third parties and clients in order to arrange appropriate resolution of breaches or errors caused by outside parties.

PORTFOLIO COVERAGE FOR US INVESTMENT COMPANIES

Background

Western Asset serves as a sub-adviser to mutual funds registered under the Investment Company Act of 1940. Accordingly, there are legal require- ments to ensure that such portfolios address the implications of certain transactions that can result in leverage and that effectively require portfolios to maintain sufficient assets to cover their obligations. Section 18(f) of the Investment Company Act of 1940 generally prohibits an investment company from issuing a “senior security” except in certain circumstances. A “senior security” is any security or obligation that creates a priority over any other class to a distribution of assets or payment of a dividend. Permissible “senior securities” include such things as bank borrowing where a minimum required asset coverage ratio is maintained. Closed end funds use a similar approach, but often explicitly permit leverage within pre- scribed limits.

The SEC further set forth guidance on portfolio coverage in Investment Company Act Release 10666 (Apr. 18, 1979), 44 Fed. Reg. 25128 (Apr. 27, 1979). While Release 10666 does not specifically address derivatives, its policy and analysis has provided the foundation of regulatory expecta- tions and common practices. SEC staff have issued other guidance from time to time such as the no-action letter issued to Merrill Lynch Asset Management, LP (pub. avail. July 2, 1996) that addressed mechanics and monitoring of coverage and asset segregation and the no-action letter issued to Dreyfus Strategic Investing & Dreyfus Strategic Income (pub. avail. June 22, 1987) that addressed futures and forwards.

The SEC requirements for coverage under Section 18 and Release 10666 are the same for all registered investment companies, but interpretation and application varies. Informal guidance, approaches around areas of ambiguity, operational monitoring needs and/or business preferences may impact the specific framework each fund employs.

The regulatory structure for US registered investment companies does not apply to separate accounts or collective investment vehicles operating under other regulatory regimes. An investment adviser may choose to apply common principles or practices to facilitate operations in the absence of a regulatory mandate.

Note: The SEC has adopted new rules for the use of derivatives and leverage for US mutual funds. The new requirements take effect on August 19, 2022. The policies and procedures described in this manual remain in effect until that date or an earlier date if the Firm and its mutual fund clients choose to comply beforehand.

POLICY

Western Asset will maintain controls designed to address coverage obligations for US mutual funds registered under the Investment Company Act of 1940. The approach is designed to ensure that each fund maintains sufficient assets to meet its potential liabilities. Even without specifically issuing “senior securities” on behalf of the fund in the open market, liabilities may be created by transactions that create obligations for the fund in the future.

Western Asset’s standard approach is to cover net unsettled trades, forward settling securities, losses on currency forwards and the daily collateral value of interest rate swaps, cash settled futures and options with cash and cash equivalent securities. Western Asset’s standard approach is to cover the market adjusted notional value of non-cash settled instruments such as short and long futures, short puts, short calls, notional value of short credit default swaps and total return swaps with any excess cash, offsetting derivatives or liquid assets in the account.

Portfolios which clear through Western Asset’s Master Clearing Agreement have a side-letter in place which permits the clearing broker to close any outstanding future or option on future that requires physical delivery, prior to the contracts trigger liquidation date. By virtue of this agreement, the contracts avoid any obligation associated with physical delivery, can be treated as cash-settled and therefore only require coverage of any mark-to- market loss.

Western Asset does not employ “hard segregation” where specific assets are identified and isolated at a fund’s custodian. Rather, Western Asset em- ploys a “soft segregation” approach where a consistent approach is used to determine whether sufficient coverage exists based on a portfolio’s current holdings versus its commitments. The process is also designed to ensure that the same asset is not used multiple times to cover multiple liabilities.

While Western Asset utilizes a standard approach for US registered mutual funds, some accounts may require different handling due to obligations established by client contract or applicable regulation.

Closed-end registered investment companies with explicit levels of permitted leverage are monitored to take those parameters into account.

PROCEDURES

Western Asset’s Portfolio Compliance team maintains compliance with coverage requirements. The group maintains a process to determine which types of liabilities require which types of coverage.

Western Asset will maintain parameters to determine what assets qualify as a “cash equivalent.” These metrics may change from time to time, but generally focuses on duration metrics, ratings metrics, pricing metrics and other asset class types. Western Asset’s process for designating assets as illiquid provides the basis for determining what assets qualify as liquid assets for coverage purposes.

In light of the administrative and logistics needs to effectively monitor for continued compliance and the role that passive market value fluctuations can have on calculations, Western Asset’s standard approach is to permit a remediation period of three days once an instance of insufficient coverage is identified. Once a portfolio comes back into compliance, the clock resets.

Soft Dollar & Directed Brokerage

Background

A“softdollar” arrangement is an arrangement through which an investment adviser uses client commission dollars to pay for research and other products provided by a broker. Soft dollars apply to payments for products or services in the form of brokerage commission allocations. Commission dollarsrepresentclientassets;therefore,aninvestmentadviserhasaresponsibilitytoensurethatallcommissiondollarsspentbyclientsmustbe used to serve the client’s interest.

Section28(e)

Section28(e)of the Securities Exchange Act of 1934, as amended provides a “safeharbor” to an investment adviser against claims that it has breached its fiduciary duty solely because the adviser caused its clients to pay more than the lowest available commission rate ,i.e., to “payup” for research and brokerage services from broker/dealers.

FiduciaryDuty

Section 28(e) makes it clear that money managers may consider the provision of research, as well as execution services, in evaluating the cost of brokerage services without violating their fiduciary responsibilities. The Department of Labor has indicated, however, that if cash rebates, goods or services provided by a broker-dealer to a plan is not for a purpose that exclusively benefits the plan, the transaction constitutes a per se violation of ERISA. Therefore, when services are purchased utilizing commissions generated by ERISA plans, an investment adviser must be sure those services are a direct benefit to those plans.

POLICY

Western Asset’s philosophy is not to make use of arrangements where brokerage business is promised in exchange for benefits of services (i.e., soft dollars or soft commissions). However, in the event that circumstances arise that suggest that entering into a soft dollar arrangement for the purchase of research services is prudent and in the best interests of Western Asset’s clients, the following policy shall govern that process. This policy shall be disclosed in Western Asset’s Form ADV to describe Western Asset’s philosophy, the possibility that a soft dollar arrangement may be considered, and the corresponding parameters for the oversight of any soft dollars arrangements.

Western Asset may receive thought leadership, market commentary or other similar courtesies (both solicited and unsolicited) from brokers in the ordinary course of trading on behalf of clients. These items are not received pursuant to arrangements or agreements to exchange brokerage activity for services or benefits and are not considered to be obtained using soft dollars. Receipt of such items may be considered in Western Asset’s best execution decisions when executing trades as an ancillary factor, but the Firm is not obliged to direct brokerage in order to receive such information.

If Western Asset enters into a soft dollar arrangement, it is the Firm’s policy to only pay for services that directly assist in the investment decision- making process and benefit the best interest of Western Asset clients. In maintaining this standard, all arrangements and services must be carefully researched to ensure that they benefit all clients who would participate in soft dollar trades. Further, all proposed arrangements and/or services must be submitted to the Broker Review Committee for approval prior to their implementation.

The Firm may also participate in soft dollar transactions on the secondary market where commission rates and prices are negotiated. Best execution is sought on all transactions subject to soft dollar.

The products and services obtained with soft dollars must qualify as “brokerage and research services.” “Research” in this context means anything that provides “lawful and appropriate assistance” to Western Asset in the performance of its investment decision-making responsibilities.

Services or products that provide merely administrative assistance to Western Asset may not be purchased with soft dollars. However, if one product or service assists both in the investment decision process and in administrative areas, Western Asset may prorate the cost, using clients’ commissions to pay only for that portion of the cost attributable to advisory functions. Western Asset must be able to demonstrate a good-faith effort to allocate the anticipated uses of any product or service that is obtained under a soft-dollar arrangement.

PROCEDURES

All soft dollar policies and procedures are regulated and monitored by the Broker Review Committee (the “Committee”). The Committee generally meets quarterly to discuss matters, which if the Firm engaged in soft dollar arrangements, would include the following objectives and procedures:

A. Review all soft dollar arrangements for compliance with said policy.

B. Review the annual budget. The annual budget is determined each year prior to year-end for the following calendar year. This budget is then reviewed at each meeting to ensure accuracy and to make needed adjustments.

Each vendor provides Western Asset a statement with projected year expenses. In addition, monthly statements are received indicating what services have been paid and Western Asset’s remaining balance due, including any price adjustments made by the service provider.

The budget is monitored and reconciled by a member of the accounting staff in order to maintain an accurate and current budget.

C. The Committee reviews and approves services, new and existing. A list of services is reviewed at year-end for the following calendar year.

The Committee makes the decision on the services for the following year and approves any new services added to the budget. In addition, the committee reviews this list of services at each meeting to ensure accuracy and a need for the services. We notify each vendor of changes in our current services to avoid paying any unnecessary expenses. Any new service requested by investment personnel is brought to the attention of the committee and requires approval prior to being added to the list of services and the annual budget.

If Western Asset elects to enter into soft dollar arrangements, it is Western Asset’s policy to only pay for research items that directly assist in the investment decision-making process. In complying with this policy the evaluation of research must meet the following criteria: it must benefit all clients; we must be able to document the basis for the determination of such research and it must directly benefit the client account generat- ing the trades. The committee pays special attention to the list of current services to assure the services comply with the stated policy and to assure that all services benefit all clients. These services are reviewed no less than semi-annually.

D. The Committee reviews all proprietary and Mixed-Use research services.

Western Asset must always act for the benefit of the client and place client interests before its own. Western Asset must disclose to the client that we may engage in soft dollar arrangements involving their account. Upon request, Western Asset will provide a list of research services, including research, the total amount of commissions generated for that specific client, and directed brokerage information.

E. In connection with any soft dollar arrangement, Western Asset’s internal records shall include, at a minimum:

A record showing the nature of the services or benefits made available, and a detailed description of the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation. The record must also include the identities of the persons responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

DIRECTED BROKERAGE

POLICY

Clients may, from time to time, request that Western Asset direct the client’s brokerage to a particular broker. A directed brokerage arrangement involves a client directive obligating Western Asset to direct brokerage or restrict the use of certain broker-dealers without regard to best execution. Directed brokerage arrangements do not encompass client preferences, goals or instructions that are subject to Western Asset’s obligation to seek to obtain best execution. This type of arrangement may be permissible if the following conditions are met:

1.

Western Asset must disclose to the client that Western Asset’s ability to obtain best execution for the client may be hindered by the directed brokerage relationship.

2.

Western Asset must disclose that transactions directed in this manner may result in client’s foregoing the benefit from savings on execution costs that Western Asset may obtain for its other clients through, for example, negotiating volume discounts with brokers on block trades.

3.

If the client is a retirement account, Western Asset seeks to execute only trades that are for the sole benefit of the account, any participants and beneficiaries.

Conflicts of Interest

Conflicts of Interest

POLICY

All investment advisory firms owe a fiduciary duty to their clients. In its role as a fiduciary, the Firm endeavors to eliminate and/or mitigate conflicts and potential conflicts of interest from all areas of the Firm’s business and to disclose all material conflicts to clients. While specific Firm policies may address specific conflicts of interest, Western Asset employees shall not take advantage of their knowledge or position to place their interests ahead of Western Asset clients at any time. Western Asset employees also must avoid activities, interests or associations outside of their work at the Firm that might interfere with, or give the appearance of interfering with, their ability to act in the best interest of the Firm and its clients or the employees ability to act in the best interest of the Firm and its clients or the employees’ ability to perform their work for the Firm and its clients objectively and effectively. Western Asset has adopted a variety controls such as policies, procedures, and oversight mechanisms in order to address conflicts and potential conflicts of interest that may arise in the course of Western Asset’s business as an investment adviser.

While no policy or procedure will ever address every potential conflict of interest, there are common areas of potential conflict due to the inherent intersection of personal conduct and client or Firm interests such as gifts and entertainment, personal trading, personal investments with business contacts, political contributions, and outside business activities. Conflicts are generally addressed within this Conflicts of Interest policy, but certain potential conflicts such as gifts and entertainment, personal trading and personal investments with business contacts are addressed in separate compliance policies and procedures.

POLITICAL CONTRIBUTIONS

Background

Rule 206(4)-5 of the Adviser Act addresses political contributions by investment advisers. The Rule broadly prohibits an investment adviser from earning fees by providing advisory services to a US state or local government entity for two years after the adviser or certain employees of the adviser makes a contribution to certain elected officials or candidates. The goal of the Rule is to address so called “pay-to-play” arrangements where an adviser or its employees makes a political contribution to a candidate or incumbent in exchange for an award of business. The Rule is intended to cover contributions to candidates and incumbents at the state and local government level, but does not cover federal elections un- less a state official is running for federal office. In addition, some states and public clients have adopted their own rules on political contributions that apply as a matter of law or contract. If not careful, these requirements may cause Western Asset to provide services without compensation, bar Western Asset from doing business, force Western Asset to resign from an existing mandate, or subject Western Asset to fines and penalties for non-compliance.

POLICY

Investment advisers that, directly or indirectly, use political or charitable contributions in an effort to influence a fiduciaries’ decision to hire or retain the firm (i.e., “pay-to-play”) risk suffering significant legal sanctions and harm to their business and reputation from such practices. As a general matter, neither Western Asset nor any Western Asset employee may make any political contributions to influence a government entity, official or candidate to hire or retain Western Asset or a Franklin Resources affiliate as investment adviser, invest or maintain an investment in any fund advised or sub-advised by Western Asset or a Franklin Resources affiliate, or influence Western Asset’s access to or allocation of securities issued by that government entity. In addition, neither Western Asset nor Western Asset’s employees may make political contributions with the intent to accomplish something indirectly that would be otherwise prohibited directly.

For purposes of this policy, all Western Asset employees and their immediate family are required to pre-clear all political contributions made to any candidate (both those that are successful and those that are unsuccessful) or incumbent for any elective office at any level of government in the United States through designated individuals in the Legal and Compliance Department. This includes all federal, state and local contributions, but does not include contributions to political action committees, political parties, charitable organizations or social welfare organizations. Once pre-cleared, em- ployees must confirm the details of the contribution if made including the name of the candidate, the office, and the date and amount of the contribu- tion. Contributions may not be made to a political action committee or political party or charity or social welfare organization to make a contribution to a particular candidate through indirect means that would otherwise require pre-clearance if made directly.

If Western Asset or certain employees make political contributions to candidates or officeholders, Western Asset may not earn fees for providing ser- vices to certain related government entities for a period of two years from the date of the contribution. The Legal and Compliance Department shall maintain a list of employees (known as “covered associates”) whose political contributions could potentially trigger the requirement to forgo fees.

The requirement to forgo fees also applies to contributions made by any new hire being hired to a “covered associate” position or existing employee being transferred into a “covered associate” position during the two years prior to the date they become a “covered associate”.

When considering a pre-clearance request, the Legal and Compliance Department shall be mindful of the SEC Rule parameters which consider politi- cal contributions to be above a de minimis level if they exceed in the aggregate in any election cycle either $350 to individuals for whom the employee is entitled to vote or $150 to individuals for whom the employee is not entitled to vote. Contributions in amounts above these levels may trigger a requirement for Western to forgo fees from relevant government clients, both current and future. Approvals of contributions in excess of these levels for all employees will be made sparingly in light of the consequences of a political contribution that causes Western Asset to forgo fees.

For purposes of this policy, “political contributions” means anything of value given to a candidate or incumbent, including both monetary and non- monetary things of value, made for the purpose of influencing an election, paying a debt incurred by a campaign, or paying for transition or inaugural expenses for a successful candidate. Gifts (i.e., birthday, anniversary, etc.) or other non-cash goods given to candidates or incumbents for state, local or federal offices are not permitted because they may be deemed to be “political contributions” and become subject to applicable limits. However, if an employee donates their time through means such as volunteering, giving speeches, etc. to support a candidate or incumbent, no reporting or pre clearance is required. If an employee serves in an official capacity on behalf of a campaign or candidate or volunteers in a role that coordinates fund- raising for a campaign or candidate, employees should be very mindful that such activities may be viewed as contributions or may otherwise raise potential conflicts of interest. Employees engaging in such activities are encouraged to discuss with the Legal and Compliance Department to ensure that any attendant risks are identified and addressed. In addition, no staff may utilize any of Western Asset’s stationary (i.e., letterhead, envelopes, etc.) for political activities or state that Western Asset supports a particular candidate or incumbent.

There are also regulatory political contribution requirements with respect to referral agents, but those are addressed in the compliance policy for Referral Arrangements.

PROCEDURES

All employees are required to pre-clear and report all political contributions to any candidate (both those that are successful and those that are unsuccessful) or incumbent for any elective office at any level of government in the United States through designated individuals in the Legal and Compliance Department. Pre-clearance is not required for contributions to political action committees or political parties. The requirement applies to both employees and their immediate families.

While all employees are required to pre-clear and report transactions, only certain employees, including those in a department head role, certain Client Service Executive roles and marketing roles shall be designated by Western Asset as “Covered Associates” for purposes of compliance with SEC Rule 206(4)-5. Such employees shall include members of the Executive Committee, Management Committee, and Client Service Executives who may solicit government entities, marketing staff, Chief Investment Officer, and the Chief Compliance Officer. Specific determinations shall be made by the General Counsel or Chief Compliance Officer and such persons shall be notified and a record shall be maintained of that list. For the avoidance of doubt, inclusion on the list as a “covered associate” may be re-considered in light of a particular individual’s job functions, so inclusion on the list shall not be determinative in order to encourage a conservative approach.

Western Asset may request that covered associates certify acknowledgement when designated and/or certify on a periodic basis to ensure awareness and fulsome reporting.

As the SEC rule applies the requirement to forgo fees to any new hire, the Human Resources Department will maintain procedures through which to gather relevant political contribution information in advance of a new hire joining the Firm to ensure compliance with the recordkeeping and fee pro- visions. The Human Resources Department may gather such information prior to the making of an offer to a potential employee who is contemplated for a “covered associate” role. The Human Resources Department shall also maintain procedures to ensure that the political contribution history of internal employee transfers into a “covered associate” role is checked prior to their transfer.

Western Asset may make use of the exemptions and exceptions as provided in SEC Rule 206(4)-5 such as provisions relating to returned donations and applications for relief to the SEC. Western Asset expects that these exceptions and exemptions would be rarely utilized, but they may only be utilized with the approval of the General Counsel or Chief Compliance Officer.

Rule 206(4)-5 requires that an adviser keep records of the following:

•

A list of all “Covered Associates” and their titles and business and home addresses.

•

All political contributions made by Western Asset or “Covered Associates” to government Officials.

•

All “Government Entities” to which Western Asset has provided advisory services in the past five years).

•

All “Government Entities” that have invested in covered investment pools on behalf of government retirement programs (such as Section 403(b), 457 and 529 plans) to which Western Asset has provided advisory services. Western Asset does not ordinarily have access to the inves- tors in commingled vehicles it manages for third parties (such as 1940 Act mutual funds for which it serves as sub-adviser), so it is only required to maintain a list of entities that are identified to Western Asset by fund clients.

•

A list of any Government Entities that have been solicited to invest in covered investment pools by Western Asset employees (regardless of whether or not the prospect actually invested).

•

The name and business address of any referral agents or solicitors retained by Western Asset to solicit “Government Entities” on its behalf.

Further details regarding recordkeeping are included in the Firm’s Recordkeeping compliance policy and procedure. Specific defined terms shall have the meaning as stated in SEC Rule 206(4)-5

SERVING AS A DIRECTOR

POLICY

No Western Asset employee may serve on the board of directors of any public company or mutual fund without prior consent from both the General Counsel of Franklin Resources and Western Asset’s General Counsel or Chief Compliance Officer. Approval is not required to serve on the board of Western Asset or a mutual fund or other pooled investment vehicle sponsored or promoted by Franklin Resources, Western Asset or its affiliates.

For service on the boards of private companies, prior written authorization of the Western Asset General Counsel or Chief Compliance Officer is required. The Firm shall evaluate such roles to determine whether the company is or could become an appropriate investment for client accounts and whether the company is likely to go public in the foreseeable future. Such evaluation may result in the employee being required to forego their director role based on the actual or potential conflicts of interest that may exist. If approval is granted and such company contemplates going public, the employee must notify the Legal and Compliance Department as soon as reasonably feasible and must resign that position prior to going public. In addition, if authorized, appropriate safeguards and procedures may be implemented through information barriers or other means to prevent the employee from making investment decisions or recommendations with respect to that company.

Serving as a director or in a similar capacity for a non-profit organization is permitted without prior pre-clearance, but staff must ensure that such a role does not interfere with their Western Asset responsibilities or otherwise raise conflicts.

For either private company or non-profit roles, staff exercising their duties must ensure they are not in a position to decide whether Western Asset directly or indirectly obtains or retains that entity as a client or investor. If such activity conflicts with, or may reasonably be anticipated to conflict with, the interest of Western Asset or its fiduciary duty to its clients, the staff will be required to discontinue the activity.

PROCEDURES

Employees who serve on the board of a private company or non-profit must disclose such role when asked to disclose personal affiliations or as- sociations in annual compliance certifications. If the employee, in their role as director, has investment control over the assets of the company or organization, the employee may be deemed to have a beneficial interest in the investment activities and the investment activities of the company or organization may become subject to the Firm’s Code of Ethics.

While non-profit director roles do not require pre-clearance, staff are encouraged to seek guidance from the Legal and Compliance Department if there are questions about what is appropriate. For the avoidance of doubt, taking a leadership role at any organization with which Western Asset has a contract to serve as an investment adviser or is seeking to be retained would not be appropriate.

PERSONAL TRADING

A potential conflict exists between the interests of Western Asset clients and its employees’ personal investment activities. This conflict may take shape in a variety of ways, including the particular trades employees execute and the volume of the employees trading. Specific trades may interfere with the Firm’s ability to trade on behalf of its clients, may risk the appearance of inappropriately taking advantage of client or Firm information or may risk the appearance of gaining personal benefit due to the employee’s role at Western Asset. In addition, high volumes of personal trading may raise concerns that an employee’s energies and interests are not aligned with client interests. Further requirements regarding Personal Trading are outlined in Western Asset’s Code of Ethics and the Firm’s policy on Personal Investments with Business Contacts.

OUTSIDE BUSINESS ACTIVITIES

POLICY

Employees’ personal activities, associations or functions may create potential conflicts of interest. The personal interests of Western Asset personnel must not be placed improperly before the interests of the Firm or its clients. Outside business activities broadly include becoming employed by any other person or entity, receiving compensation from any other person or entity, or servicing as an officer, director or partner of another entity. Even if not technically included within this definition, all Western Asset employees should be mindful of their personal activities and associations and the potential conflicts of interest that arise for the Firm and its clients. Any employee engaging in outside business activity involving a financial services industry (i.e., banking, securities, brokerage, insurance, etc.) is required to receive pre-clearance from either the General Counsel or Chief Compliance Officer. Note also the requirements for prior approval described above relating to service as a director for private companies and non-profit organiza- tions.

PROCEDURES

In addition to the administration of policies and procedures outlined in this manual, the Firm conducts an assessment on at least an annual basis of conflicts and possible conflicts of interest that are present or that may arise as a result of the Firm’s relationships and/or business activities. The Firm also maintains a compliance monitoring program under which policies and procedures are reviewed. These steps help to ensure that potential con- flicts of interest have been addressed and that the Firm remains in compliance with its policies and applicable regulatory requirements. The Firm will disclose material conflicts of interest to clients via the Firm’s Form ADV, which is distributed to all new clients prior to account inception and offered annually.

Additionally, to avoid potential conflict of interest situations, all employees of Western Asset shall be required to complete a “Conflicts Questionnaire” upon joining the Firm as well as on an annual basis. Upon request, each employee will be responsible for disclosing any outside business activities, including, but not limited to, service as an officer, director, partner, employee, consultant or independent contractor with any for profit or non-profit organization. The Regulatory Affairs Group of the Legal and Compliance Department shall review such responses for any activities that may raise po- tential conflicts of interest and take or recommend appropriate action as necessary. Records of completed questionnaires shall be kept and maintained by the Legal and Compliance Department.

Periodic reminders or training on conflicts of interest issues shall be provided to Western Asset employees, to include the topic of policies governing political contributions at a minimum.

Gifts and Entertainment

Background

A potential conflict of interest arises when an employee is in a position where his or her decision-making is or could be influenced by gifts or entertainment received from a particular client, vendor, broker or other thirdparty. Clients and regulators expect investment advisers to avoid conflicts of interests in light of the fiduciary duty an investment adviser owes to its clients. Receipt of material gifts or entertainment from persons associatedwith outside parties that do or desire to business with an investment adviser could create conflicts of interest.

POLICY

To avoid conflicts or potential conflicts, Western Asset employees may not keep gifts or accept entertainment from a Western Asset Business Contact (“Business Contact”) other than those of a nominal value. Western Asset Business Contacts are considered entities or persons associated with any entity that is a client, potential client, vendor, broker or other third party that has or has the potential to have a business relationship with Western Asset. Only individuals that are personally in a position to do business or influence the conduct of business with Western Asset are considered Business Contacts. Acceptance of extraordinary or extravagant gifts or entertainment from a Business Contact is not permitted.

If an employee receives a gift from a Business Contact that the employee knows or should know exceeds $100 in value, the gift must be declined, returned or contributed to Western Asset to be raffled or otherwise disposed. No employee may ever accept cash or cash equivalents (such as gift certificates or gift cards).

Entertainment is considered to include any events after business hours where the Business Contact assumes the cost of the event. Such events in- clude, but are not limited to dinners, attendance at sporting events, theatrical events, and social outings (such as cocktail hours and golf outings). The Business Contact must be present in order for the event to be considered “entertainment” – otherwise the benefit received by the employee (such as tickets to an event) would be considered a gift and should be analyzed accordingly. The following requirements apply to entertainment events:

•

If an employee attends an entertainment event where the Business Contact assumes the cost the employee must obtain or estimate the value of the event in all cases. If the employee cannot value the entertainment event or obtain a value for it, the employee cannot accept it. Entertainment events with scarce supply require bid-side market valuation rather than market value for purposes of approval, reporting and reimbursement. The Chief Compliance Officer or General Counsel will be the final arbiter on questions of valuation. The employee must make a cash contribution for any amount in excess of $100 to Western Asset for use toward the Firm’s charitable efforts.

•

Prior approval of a relevant member of senior management (i.e., senior management to whom the employee ultimately reports or similar) is required before an employee accepts the following entertainment events:

û

Any extravagant entertainment event (i.e., those involving a ticket or admission price in excess of $300) – as well as contribute any amount in excess of $100 to Western Asset for use toward the Firm’s charitable efforts.

û

Any entertainment event outside the metropolitan area of Western Asset office locations. Further explicit approval is required for any such events that involve a member of the employee’s family.

•

Relevant members of senior management have authority to make decisions regarding for their own conduct without obtaining prior approval from others.

•

Lunches taken with Business Contacts during business hours are not considered gifts or entertainment.

If the entertainment activity requires a hotel stay or use of transportation, Western Asset employees must pay their own transportation fares and lodging costs. Western Asset will continue to reimburse employees for legitimate business expenses with manager approval.

Employees may not participate in or accept more than six entertainment events per year per firm, company or entity, regardless of the number of different individuals that may represent a particular organization or entity. Each employee may not receive more than 25 total entertainment activities per calendar year.

Western Asset employees may not solicit gifts, invitations for entertainment events, or anything of value from any Western Asset Business Contacts.

Personal gifts given to clients, employees of clients, other Western Asset employees, or persons/entities with whom Western Asset has a business relationship, and with whom the Firm employee also has a personal relationship, to recognize a personal event or holiday (i.e., birthday, wedding, new baby, etc.) are not subject to the guidelines set forth above.

The receipt of any adult entertainment as part of a business related event is prohibited regardless of the value or cost.

Events or activities where Western Asset pays expenses associated with participation or the employee personally pays their own expenses are not considered to be entertainment events for purposes of this policy.

There may be circumstances where an employee is directed to participate in an entertainment event as part of the course and scope of their job functions and it would be inconsistent with the objectives of this policy to consider participating to involve a personal benefit. These are expected to be rare and require senior management approval and direction in advance, but such events are exempt from this policy in light of the facts, circumstances and risks.

PROCEDURES

As a measure to prevent potential conflicts of interest or the appearance of conflicts and in an effort to ensure that the interests of Western Asset clients are put first, Western Asset employees may only keep gifts and accept entertainment of a nominal value and must report all entertainment events and gifts in excess of $50 in value in the Gift and Entertainment Log described below.

Valuation of a gift or entertainment event should be based on a reasonable estimate of the item’s value. The value of entertainment accepted by a family member of a Western Asset employee is attributed to the employee and aggregated for purposes of the valuation limits. In the event of a particularly scarce entertainment event, these will be subject to bid-side market value and not the face value for purposes of approval and reimbursement.

Gift & Entertainment Log

Employees are responsible for logging gifts and entertainment into the Firm’s gift and entertainment log. Staff must make entries that are accurate and complete. Gifts with an estimated value of less than $50 do not need to be reported. Promotional gifts (such as items with a company name or logo) do not need to be reported unless the value reasonably exceeds $50. Entertainment events that also involve a gift are considered both an entertainment event and a gift and are subject to the same rules as if each was received separately.

Lengthy entertainment events count should be reported as one event, but are subject to the value limitation. (For example, three days of golf would be considered one event, and would also be subject to the $100 limit.)

On an annual basis any employees reporting of a gift and or entertainment will receive a report of all items reported and required to certify the accuracy of the items logged into the system.

The Legal and Compliance Department will regularly review gift and entertainment log entries to ensure compliance with the Firm’s policy.

Personal Investments with Business Contracts

Background

A potential conflict of interest arises when an employee is in a position where his or her decision-making is or could be influenced by a particular client, vendor, broker or other third party who does business with Western Asset. In particular, conflicts of interest may arise when a Western Asset employee is involved in a personal investment with investors that are associated with organizations that do business with Western Asset. Investments in private ventures or real estate may present potential conflicts due to the unique arrangements and incentives that may not exist for investments in publicly traded securities.

POLICY

To avoid conflicts or potential conflicts, any investment knowingly made by a Western Asset employee together with a Western Asset Business Contact (“Business Contact”) in a Personal Investment must be approved in advance. Business Contacts are considered: (i) any client, potential client, vendor, broker or other third party that does or desires to do business with Western Asset, (ii) persons that are associated with those entities described in (i) above who are personally in a position to actually or potentially be involved in doing business with Western Asset, or (iii) entities controlled by persons described in (ii) above.

A “Personal Investment” is any investment: (a) in a non-publicly traded entity such as a joint venture, partnership, limited liability company, new or existing business or similar type of business enterprise, (b) in real estate, real property or in a new or existing business, or (c) in non-publicly traded securities or any type of restricted investment limited to persons who meet only particular sophistication or financial qualification criteria.

For Personal Investments with a Business Contact, prior written authorization of the Western Asset General Counsel or Chief Compliance Officer is required. Any approved investment must be re-submitted for approval if circumstances materially change or information provided in the course of obtaining approval becomes materially inaccurate.

PROCEDURES

In deciding whether to approve such investments, the following information shall be provided to permit Western Asset to assess the investment relationship, the potential for conflict, and ultimately whether the investment will be approved:

•

Description of the investment and the relationship between the Western Asset employee and the Business Contact

•

Total Business Contact ownership if greater than 10%;

•

Number of total investors if less than 50;

•

Independently audited financial statements;

•

Organizational documents;

•

Description of the operating management if management involves Western Asset employee or the Business Contact;

•

Any other documentation or information that would be relevant or material.

Prevention of Insider Trading

Prevention and Trading

POLICY

Western Asset forbids any officer, director or employee from trading, for either personal or client accounts, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” Western Asset policy applies to every officer, director and employee and extends to activities within and outside their duties at Western Asset. As a general proposition, all Western Asset personnel are presumed to have access to information they learn regarding clients or Western Asset activities and are accordingly subject to restrictions on their personal conduct. As a result Western Asset’s general policy is receive only public information. However, specific information which may be viewed as material non-public information may be obtained by or become available to specific groups of individu- als either inadvertently in the ordinary course of business or in the limited circumstances noted in this policy when receiving this information doing so is legally permitted. All personnel must take care to treat any information in their possession appropriately and comply with any administrative steps that are established to prevent inappropriate use or dissemination of such information.

Insider Trading

The term “insider trading” is not precisely defined in law or regulation, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others. As noted elsewhere in Western Asset policies, all personnel have an obligation to treat all client and Firm information as strictly confidential.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1.

trading by an insider, while in possession of material non-public information, or

2.

trading by a non-insider, while in possession of material non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

3.

communicating material non-public information to others.

The prohibitions apply to both to trading activity in client accounts and trading activity in personal or non-client related accounts. Both are a violation of law, regardless of the source of the material non-public information.

In addition, no Western Asset personnel may utilize such information to manipulate the market, may intentionally disseminate misleading or false information to the market, or may execute transactions in the market that give or are likely to give false signals to the market.

1. Who is an Insider?

The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Western Asset may become a temporary insider of a company, if in the normal course of its business, it obtains from corporate management material non-public information. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2. What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that officers, directors and employees should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, a newspaper reporter could be guilty of insider trading for dis- closing dates upon which stories on various companies would appear in the newspaper and whether those stories would be favorable or not. Since those stories were expected to affect the market price of the securities of those companies and the details of the stories were not broadly known, the information was material and non-public.

The information must be of a precise nature relating to the issuer of financial instruments that has not yet been made public that, if it were to be publicized, would be expected to have a significant price impact. In other words, the information or event must have actually occurred or is reason- ably expected to occur and is also specific enough that a reasonable person would believe it would have a significant effect on the market prices of financial instruments or derivative instruments.

3. What is Non-Public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a publicly available report filed with a regulator or appearing in a publication of general circulation like a newspaper or on-line news source would be considered public.

4. Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if they do not personally benefit from the violation. In addition to reputational damage, penalties can include damages, disgorgement of profits, fines, and jail sentences. In addition to penalties from government law enforcement agencies, any involvement in insider trading violations can be expected to result in serious sanctions by Western Asset, including dismissal of the persons involved.

PROCEDURES

The following procedures have been established to aid Western Asset and Firm personnel in avoiding insider trading.

1.

Identifying Inside Information

Before trading in client or personal accounts, Western Asset personnel should consider whether they have information regarding a company that may be both material and non-public:

i.

Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

ii.

Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the mar- ketplace through publications of general circulation?

If information in your possession is likely material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

a.

Report the matter immediately to your immediate supervisor and the Legal and Compliance Department. Do not discuss or communicate the information with anyone inside or outside Western Asset.

b.

Do not purchase or sell the securities on behalf of yourself or others.

If the information is confirmed to be material non-public information by the Legal and Compliance Department, you will be advised that you may not purchase or sell the securities on behalf of yourself or others. If not, no further action will be taken.

If you are unsure of whether information is material or non-public or what actions are permitted or prohibited, you must consult the Legal and Compliance Department before taking further action.

2.

Restricting Access to Material Non-Public Information

Information in your possession that is material and non-public may not be communicated to anyone, including persons within Western Asset except as provided above. In addition, care should be taken so that such information should be sealed; access to computer files containing non-public infor- mation should be restricted.

Supervision

Prevention and detection of insider trading involve all personnel, including those in supervisory roles.

1. Prevention of Insider Trading

To prevent insider trading, department supervisors and/or the Legal and Compliance Department will:

i.

review on a regular basis and update as necessary Western Asset’s policy and procedures;

ii.

familiarize Western Asset personnel with Firm policy and procedures on a regular basis, be available to answer questions and resolve issues of whether information received constitutes material and non-public information;

iii.

obtain a certification of understanding and compliance from each new hire at inception of employment and from each employee on an annual basis;

iv.

when necessary, implement measures and take appropriate action to prevent dissemination of material non-public information and restrict associated trading in relevant securities.

2. Detection of Insider Trading

To detect insider trading, Western Asset supervisory personnel or the Legal and Compliance Department will monitor personal trading activity of Firm staff in personal and client accounts.

3. Restricted List

Based on the Legal and Compliance Department’s determination that the acquired information constitutes material non-public information, the Legal and Compliance Department will determine whether to add or remove an issuer and/or specific securities to Western Asset’s Restricted List. The Legal and Compliance Department maintains more specific desktop procedures to govern specific workflow tasks.

4. Compliance Controls

The Restricted List is monitored and updated as needed by a member of the Portfolio Compliance team, including coding to mitigate the risk of a trade in a restricted name. The Restricted List is also posted on the Firm’s intranet for personal trading purposes. Restrictions may be lifted or waived at the discretion of the Legal and Compliance Department where prudent, such as when a client gives an instruction to take an action.

Reportng Criminal Conduct & Fit and Proper Requirements

Background

U.S.SECregulationsgoverningthesaleofmutualfundsdonotallowinvestmentadvisersthatmanageU.S.mutualfundstoemployindividualswho, withinthe last 10 years, have been charged with or convicted of any criminal or civil offence involving the purchase or sale of any security arising out ofapersons’conductasanunderwriter,broker,dealer,investmentadviser,municipalsecuritiesdealer,governmentsecuritiesbroker,government securities dealer, bank, or transfer agent. The regulations also prohibit the investment adviser to U.S. mutual funds from employing any person, who due to any misconduct, has been permanently or temporarily suspended by order, judgment, or decree of any court from being involved in the securitiesindustryinthecapacitypreviouslylisted.

POLICY

All Western Asset employees must report criminal or civil charges and/or convictions as well as any legal proceedings that involve their conduct in the financial services industry as detailed above, including any charges and/or convictions that arise from any previous affiliation with another financial institution.

PROCEDURES

Western Asset employees have a duty to report to their department head, the Human Resources Department or the Legal and Compliance Department, matters, as detailed below, arising during the course of an employee’s tenure with Western Asset as a result of conduct here or at a prior institution as soon as they are aware of them. The following must be reported:

1.

Any criminal charges or convictions, including those involving the purchase or sale of any security arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, or transfer agent.

2.

Any misconduct that has resulted in the employee being permanently or temporarily suspended by order, judgment, or decree of any court from being involved in the securities industry in the capacity previously listed.

3.

Any legal actions where the employees integrity or honesty has been impugned. For example, such actions may involve allegations of fraud, theft, or perjury.

On an annual basis, all employees will be asked to certify that they have not been charged/convicted of any criminal or civil charges and/or involved in any proceeding as detailed above. At the time of hire, Human Resources will conduct a full background check of new employees prior to them arriving on site. If an employee becomes an ineligible person or Western Asset discovers that prior checks failed to identify the person as ineligible, the Firm will promptly seek to remedy such situations through various means such as: (1) termination, (2) seeking a waiver from applicable regulatory bodies, or (3) such other means as may be available.

Custody of Client Assets

Custody of Client Assets

POLICY

Western Asset does not intend to maintain physical custody of client assets. However, under the provisions of Rule 206(4)-2 under the Advisers Act, Western Asset is deemed to have custody of client’s assets if: i) Western Asset, upon client instruction, has the ability to deduct client’s fees directly from a custodian account or ii) Western Asset’s acts as Adviser and Managing Member for pooled investment vehicles. Western Asset’s policy is not to directly deduct client fees from a client’s custodian account. However, as Western Asset acts as adviser and managing member for pooled investment vehicles, the Firm is deemed to have custody of client assets and as such must comply with the provisions of Rule 206(4)-2 under the Advisers Act.

DEFINITION OF CUSTODY

The term “custody” is defined as “holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

a. Possession of client funds or securities, (but not of checks drawn by clients and made payable to third parties,) unless you receive them inad- vertently and you return them to the sender promptly but in any case within three business days of receiving them;

b. Any arrangement (including a general power of attorney) under which you are authorized or permitted to withdraw client funds or securities maintained with a custodian upon your instruction to the custodian; and

c. Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives you or your supervised person legal ownership of or access to client funds or securities.”

QUALIFIED CUSTODIANS

Western Asset, as an Adviser deemed to have custody of client’s assets, must maintain the client’s funds with qualified custodians in an account either in the client’s name or in the adviser’s name as agent or trustee for its clients. “Qualified Custodians” are defined under the rule to include banks and savings associations, registered broker-dealers, registered futures commission merchants and foreign financial institutions that customar- ily hold financial assets.

NOTICE TO CLIENTS

If Western Asset opens an account with a qualified custodian on a client’s behalf either under the client’s name or under Western Asset’s name as agent (inclusive of accounts opened for pooled investment vehicles), the Firm is required to notify the client (and its investors in the case of a Western sponsored private fund) in writing of the qualified custodian’s name, address, and the manner in which the funds or securities are maintained, promptly when the account is opened and following any changes to this information.

QUARTERLY ACCOUNT STATEMENTS

For those accounts for which Western Asset has been deemed to have custody, Western Asset must have a reasonable belief that the qualified custodian delivers quarterly account statements directly to those clients. If clients do not receive account statements directly from the qualified custodian, Western Asset must continue sending quarterly statements to its clients and undergo an annual surprise examination by an independent public accountant to verify the clients’ assets.

For purposes of delivery of account statements with respect to pooled investment vehicles for which Western Asset acts a general partner, manag- ing member or in a similar capacity, quarterly accounts statements must directly be sent to the investors in the pool unless: i) the vehicle is audited at least annually and ii) the Firm distributes the vehicles audited financial statements, prepared in accordance with generally accepted accounting principles, to all limited partners (or members or other beneficial owners) within 120 days of the end of the vehicles fiscal year.

PROCEDURES

Western Asset is deemed to have custody due to its role as a managing member/sponsor of pooled investment vehicles. The Firm’s Investment Operations Group is responsible for ensuring that account statements are delivered to investors in the pool, monthly reconciliations are completed, and ensuring that the vehicle is audited annually under Generally Accepted Accounting Principles and that financial statements are distributed to all limited partners within 120 days of the end of the vehicles fiscal year, including financial statements for other vehicles in which a pooled investment vehicle may invest.

Western Asset’s Investment Operations Group conducts reconciliations between Western Asset’s books and records and those of client custodians or the custodian of pooled vehicles for which the Firm acts as a managing member/sponsor. In addition, Western Asset’s compliance monitoring program will include custody as an element in order to verify whether the Firm has custody of client assets and compliance with applicable regulatory requirements.

Termination of Client Accounts

Termination of Client Accounts

Each client will have the right to terminate his or her advisory agreement upon written notice, although the specific terms of the contract arrangement with each client may vary. If advisory fees are billed in arrears for services previously rendered, client accounts will be charged for earned but unpaid advisory services prorated on a daily basis at the same rate as that used to determine their quarterly advisory fee. Any pre-paid advisory fees will be prorated to the date of termination and any unearned advisory fees will be promptly returned to the client.

List of Authorized Persons

Background

In order to facilitate trading and the settlement of such trades, an investment adviser is often required by brokers and custodian banks to provide proof that the person from whom they are receiving instructions is, in fact, authorized to provide the instructions. Similarly, an investment adviser is often required to provide proof that the signer of a contract or a check is authorized to act in tha tcapacity.

POLICY

Western Asset shall maintain lists of persons authorized to give instructions on behalf of Western Asset or its clients to brokers, dealers, custodians and other third parties. The Legal and Compliance Department maintains the trading and legal authority lists and Investment Operations maintains the settlement and clearing list. The lists are reviewed and updated regularly. The lists shall include persons authorized to trade securities, administer the settlement of such trades and designate persons who are authorized to obligate the Firm contractually or financially.

PROCEDURES

All requests to alter in any way the list of authorized signers shall be communicated to the Legal and Compliance or Investment Operations Department, as appropriate. Once the proper authority is provided, the Legal and Compliance Department shall update the document to in some instances include specimen signatures of new persons added to the list. Once completed, the updated lists shall be posted on COMPASS and provided upon request to brokers and custodian banks.

(Note: the electronic lists, including the specimen signatures contained therein, are maintained in a security-protected folder.)

Trading Authority Lists

Approval from the Firm’s CIO, Deputy CIO or Director of Portfolio Operations is required in order to grant trading authorization to any person.

Once approval has been granted and the list has been updated, the Legal and Compliance Department shall communicate such approval to Trade Support, who will authorize the Technology Support Group (TSG) to set up new traders in Global Data Repository. Trades will not be posted in Advanced Trading Platform until TSG has completed this task.

The Legal and Compliance Department will provide a copy of the list upon request to brokers in hard copy or write protected electronic format.

Settlement and Clearing Authority List

Approval from a manager or supervisor must be provided for individuals to be added to the list for the specific purpose of the clearing and settlement of transactions on behalf of Western Asset. The list will be made available to bank custodians in hard copy or write protected electronic format upon request.

Legal Authority List

Approval from an Officer of the Firm must be provided for individuals to be added to the list for the specific purpose of gaining authority to obligate the Firm contractually or financially.

Removal from the Lists

An authorized signer will be removed from the list if they are terminated or if they transfer to a new position in the Firm that does not require they retain signing authority.

Complaints, Material Events, Litigation, and Regulatory Matters

Compaints, Material Events, Litigation, and Regulatory Matters

POLICY

All employees must notify the Legal and Compliance Department of any material complaints, material events, threatened or initiated litigation or arbitra- tion proceedings and non-routine correspondence or process received from any federal, state or foreign regulator. This includes matters involving legal documents, regulatory inquiries, client related matters and legal issues regarding the securities we purchase. To the extent possible, any client complaint should be resolved promptly.

A material complaint is any oral or written complaint that (a) alleges negligence, mismanagement, or fraud; or (b) demands monetary compensation. Complaints of an administrative nature (e.g. failure to deliver statements) are not material client complaints. Material events are circumstances or situations regarding clients, the staff or the firm’s investment or business activities that may lead to a conclusion of negligence, mismanagement, fraud or demand for monetary compensation.

Western Asset’s Legal and Compliance Department will maintain a log of such complaints to document the action reported, and the Firm’s response to such action. The Legal and Compliance Department will monitor the log to ensure that all necessary actions are taken in a timely manner.

The Legal and Compliance Department will notify the Franklin Resources Legal and Compliance Department upon the receipt of (a) a material client com- plaint or event if there is an allegation of negligence, mismanagement or fraud or if there is a demand for monetary compensation in excess of $500,000;

(b)

threatened or initiated litigation or arbitration proceedings; and (c) any non-routine correspondence or process received from any federal, state or foreign regulator. Notice shall also be made for any other matter of significance that should be brought to the attention of senior management of Franklin Resources . that is not otherwise required to be reported under this policy.

Under no circumstances may an employee appear at trial, arbitration or deposition, produce documents or other information, or discuss any business- related matter with any representative of a governmental or self-regulatory agency or outside attorney, without the prior authorization of the Legal and Compliance Department.

Cient Investment Guidelines

Background

An investment adviser is contractually obligated to manage all client portfolios in compliance with their stated investment guidelines and consis- tent with regulatory requirements.

POLICY

At the initiation of each new client relationship, Western Asset shall work with the client to clearly establish the client’s investment objectives, guide- lines and limitations. This information should be in writing and should be maintained in the client’s file. The Legal and Compliance, Risk Management and Investment Management Departments are responsible for establishing and maintaining continuous monitoring systems to identify whether accounts are managed in accordance with their client guidelines, fund prospectus, regulatory and state regulations, and any and all other governing instruments.

The Client Service Department is responsible for communicating all guideline revisions or additions to the Legal and Compliance Department. Guideline revisions will be promptly incorporated into the established monitoring systems.

If a breach of guidelines or regulatory requirement is identified, the Legal and Compliance Department must notify the appropriate parties and docu- ment the resolution or actions taken to remedy the matter. The Client Service Department is notified to facilitate timely client or board of director notifications, if appropriate or required.

PROCEDURES

The Firm utilizes the following approach to ensure that investments are made in accordance with client and regulatory guidelines:

Account Start-Up:

1.

If available, the Global Account Transitions team will provide draft guidelines for new accounts to the Legal and Compliance Department. A member of the Start Up Integration Team (SUIT) will review the guidelines and other governing documents to determine whether further clarity is required or restrictions exist which cannot be monitored in an automated manner. All issues are communicated to the Client Service Department for follow-up with the client.

2.

For every new account, the Legal and Compliance Department will complete a new account checklist to ensure that all necessary steps have been taken to incorporate the account into the ongoing monitoring program. This process ensures that account guidelines have been docu- mented in the Firm’s guideline matrix and that rules have been properly coded into the Firm’s compliance systems.

3.

A member of the Start-Up Integration Team of the Portfolio Compliance Group will review the new account checklist to ensure that proper steps have been completed.

Review of Trades on Trade Date:

1.

All trades (buys and sells) are analyzed by the Pre-trade Compliance team for guideline compliance with the exception of maintenance trades. Western Asset’s primary compliance tool is Compliance Service (“CS”), the Firm’s proprietary compliance system. The Firm also uses a variety of other systems. The process is as follows:

a.

Portfolio Management or Trade Support sends an electronic copy of their trade via ATP and CS to the compliance workbench. Certain restrictions are hard blocked in the system which auto-rejects to the desk before going to the workbench if deemed impermissible.

b.

Compliance Officer processes the trade through the Compliance Workbench to identify any guideline issues.

c.

Electronically communicate results of pre-trade back to Portfolio Management or Trade Support.

2.

The Firm employs one of two different intra-day checks depending on the facts and circumstances. In either case, exceptions identified are reviewed for validity and escalated to Portfolio Management or Trade Support for resolution. While the Firm may adjust particular aspects of workflow, the two general approaches are:

a.

Batch checks run during the day - Pre-Trade Compliance Officer reviews automated trading rules that alerted due to booked trades throughout the day.

b.

Secondary checks on a trade-by-trade basis may also be conducted by a separate Compliance Officer or supervisor.

Daily Account Review for Guideline Issues:

1.

Nightly batch cycles automatically run to reconcile positon data between the trading and account systems to adjust for market value fluctua- tions and rating changes.

2.

Compliance Officers review CS exception reports for their assigned accounts to check for any guideline or regulatory breaches. (Issues may re- sult from a variety of items including previous day trading activity, account market value fluctuations, security data attribute changes, guideline changes, etc.).

3.

If the breach is valid, the Compliance Officer is to follow the error policy for appropriate handling.

4.

Compliance Officer is responsible for tracking the violation for timely resolution.

Monthly Account Review (optional at the discretion of Portfolio Compliance):

1.

Compliance Officers review the CS Portfolio Compliance Summary report for their respective accounts. The Compliance Officer analyzes this report as a back-up review for the pre-trade, post-trade and daily batch report reviews. They look for items such as automated non-compliance restrictions, manual rules, etc.

2.

Research to validate any potential issues identified and documented.

3.

If a breach is valid, the Compliance Officer is to follow the Error Policy for appropriate handling.

4.

Compliance Officer is responsible for tracking the violation for timely resolution.

Guideline Changes:

1.

The Global Account Transitions team is responsible for notifying Legal and Compliance of changes to account guidelines.

2.

Where applicable, Compliance Officers responsible for the account being changed will ensure the appropriate systems are updated.

3.

Compliance Officer will notify members in Client Service and Legal and Compliance Department that the changes have been implemented into the monitoring program.

Mutual Funds:

1.

In addition to the above procedures, Compliance Officers will complete an additional review of all registered investment vehicles, either month- ly or quarterly, to ensure their compliance with all applicable regulatory requirements and governing instrument restrictions.

2.

Issues identified, if any, are reported to Portfolio Management for resolution and to the Client Service Department in case such issues need be reported to the clients or to the client’s Board of Directors.

3.

Compliance Officer is responsible for tracking violations for timely resolution.

4.

Compliance Officers also conduct an annual review for all open-end and closed-end US mutual funds.

In light of the complexities of guidelines, tools and workflows, the Legal and Compliance Department may adapt, adjust and/or augment the controls described above to effectively and efficiently monitor client guidelines. The procedures described above are not intended to be an exhaustive inven- tory or description of all the controls that may be employed and the manner of their use.

Proxy Voting

Background

An investment adviser is required to adopt and implement policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers Act of 1940 (“Advisers Act”). The authority to vote the proxies of our clients is established through investment management agreements or comparable documents. In addition to SEC requirements governing advisers, long-standing fiduciary standards and responsibilities have been established for ERISAaccounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the investment manager.

POLICY

As a fixed income only manager, the occasion to vote proxies is very rare. However, the Firm has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers Act of 1940 (“Advisers Act”). In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by- case basis, taking into consideration the Firm’s contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent the Firm deems appropriate).

In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Franklin Resources (Franklin Resources includes Franklin Resources, Inc. and organizations operating as Franklin Resources) or any of its affiliates (other than Western Asset affiliated companies) regarding the voting of any securities owned by its clients.

PROCEDURES

Responsibility and Oversight

The Legal and Compliance Department (“Compliance Department”) is responsible for administering and overseeing the proxy voting process. The gather- ing of proxies is coordinated through the Corporate Actions area of Investment Operations (“Corporate Actions”). Research analysts and portfolio manag- ers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

The Investment Management Agreement for each client is reviewed at account start-up for proxy voting instructions. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume responsibility for proxy voting. The Legal and Compliance Department maintains a matrix of proxy voting authority.

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees (“Proxy Recipients”) that receive proxy materials on behalf of clients should forward them to Corporate Actions. Proxy Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.

Proxy Voting

Once proxy materials are received by Corporate Actions, they are forwarded to the Legal and Compliance Department for coordination and the following actions:

a.

Proxies are reviewed to determine accounts impacted.

b.

Impacted accounts are checked to confirm Western Asset voting authority.

c.

Legal and Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

d.

If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and Western Asset obtains the client’s proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

e.

Legal and Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recom- mended vote. Research analysts and portfolio managers determine votes on a case-by-case basis taking into account the voting guidelines contained in these procedures. For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy differently for different clients. The analyst’s or portfolio manager’s basis for their decision is documented and maintained by the Legal and Compliance Department.

f.

Legal and Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted proxy as indi- cated in the proxy materials.

Timing

Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Western Asset maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

a.

A copy of Western Asset’s policies and procedures.

b.

Copies of proxy statements received regarding client securities.

c.

A copy of any document created by Western Asset that was material to making a decision how to vote proxies.

d.

Each written client request for proxy voting records and Western Asset’s written response to both verbal and written client requests

e.

A proxy log including:

1.

Issuer name;

2.

Exchange ticker symbol of the issuer’s shares to be voted;

3.

Committee on Uniform Securities Identification Procedures (“CUSIP”) number for the shares to be voted;

4.

A brief identification of the matter voted on;

5.

Whether the matter was proposed by the issuer or by a shareholder of the issuer;

6.

Whether a vote was cast on the matter;

7.

A record of how the vote was cast; and

8.

Whether the vote was cast for or against the recommendation of the issuer’s management team.

Records are maintained in an easily accessible place for five years, the first two in Western Asset’s offices.

Disclosure

Western Asset’s proxy policies are described in the Firm’s Part 2A of Form ADV. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

All proxies are reviewed by the Legal and Compliance Department for material conflicts of interest. Issues to be reviewed include, but are not limited to:

1. Whether Western Asset (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2. Whether Western Asset or an officer or director of Western Asset or the applicable portfolio manager or analyst responsible for recommending the proxy vote (together, “Voting Persons”) is a close relative of or has a personal or business relationship with an executive, director or person who is a candidate for director of the company or is a participant in a proxy contest; and

3. Whether there is any other business or personal relationship where a Voting Person has a personal interest in the outcome of the matter before shareholders.

Voting Guidelines

Western Asset’s substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

Situations can arise in which more than one Western Asset client invests in instruments of the same issuer or in which a single client may invest in instruments of the same issuer but in multiple accounts or strategies. Multiple clients or the same client in multiple accounts or strategies may have different investment objectives, investment styles, or investment professionals involved in making decisions. While there may be differences, votes are always cast in the best interests of the client and the investment objectives agreed with Western Asset. As a result, there may be circumstances where Western Asset casts different votes on behalf of different clients or on behalf of the same client with multiple accounts or strategies.

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company’s board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

I. Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset gener- ally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:

1. Matters relating to the Board of Directors

Western Asset votes proxies for the election of the company’s nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions

a.

Votes are withheld for the entire board of directors if the board does not have a majority of independent directors or the board does not have nominating, audit and compensation committees composed solely of independent directors.

b.

Votes are withheld for any nominee for director who is considered an independent director by the company and who has received com- pensation from the company other than for service as a director.

c.

Votes are withheld for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for absences.

d.

Votes are cast on a case-by-case basis in contested elections of directors.

2. Matters relating to Executive Compensation

Western Asset generally favors compensation programs that relate executive compensation to a company’s long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

a.

Except where the Firm is otherwise withholding votes for the entire board of directors, Western Asset votes for stock option plans that will result in a minimal annual dilution.

b.

Western Asset votes against stock option plans or proposals that permit replacing or repricing of underwater options.

c.

Western Asset votes against stock option plans that permit issuance of options with an exercise price below the stock’s current market price.

d.

Except where the Firm is otherwise withholding votes for the entire board of directors, Western Asset votes for employee stock purchase plans that limit the discount for shares purchased under the plan to no more than 15% of their market value, have an offering period of 27 months or less and result in dilution of 10% or less.

3. Matters relating to Capitalization

The management of a company’s capital structure involves a number of important issues, including cash flows, financing needs and market condi- tions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company’s capitalization except where Western Asset is otherwise withholding votes for the entire board of directors.

a.

Western Asset votes for proposals relating to the authorization of additional common stock.

b.

Western Asset votes for proposals to effect stock splits (excluding reverse stock splits).

c.

Western Asset votes for proposals authorizing share repurchase programs.

4. Matters relating to Acquisitions, Mergers, Reorganizations and Other Transactions

Western Asset votes these issues on a case-by-case basis on board-approved transactions.

5. Matters relating to Anti-Takeover Measures

Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:

a.

Western Asset votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

b.

Western Asset votes on a case-by-case basis on proposals to adopt fair price provisions.

6. Other Business Matters

Western Asset votes for board-approved proposals approving such routine business matters such as changing the company’s name, ratifying the ap- pointment of auditors and procedural matters relating to the shareholder meeting.

a.

Western Asset votes on a case-by-case basis on proposals to amend a company’s charter or bylaws.

b.

Western Asset votes against authorization to transact other unidentified, substantive business at the meeting.

7. Reporting of Financially Material Information

Western Asset generally believes issuers should disclose information that is material to their business. This principle extends to Environmental, Social and Governance matters. What qualifies as “material” can vary, so votes are cast on a case by case basis but consistent with the overarching principle.

II. Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company’s proxy statement. These proposals generally seek to change some aspect of a company’s corporate governance structure or to change some aspect of its business operations. Western Asset votes in accordance with the recommendation of the company’s board of directors on all shareholder proposals, except as follows:

1. Western Asset votes for shareholder proposals to require shareholder approval of shareholder rights plans.

2. Western Asset votes for shareholder proposals that are consistent with Western Asset’s proxy voting guidelines for board-approved proposals.

3. Western Asset votes on a case-by-case basis on other shareholder proposals where the Firm is otherwise withholding votes for the entire board of directors.

Environmental or social issues that are the subject of a proxy vote will be considered on a case by case basis. Constructive proposals that seek to advance the health of the issuer and the prospect for risk-adjusted returns to Western Assets clients are viewed more favorably than proposals that advance a single issue or limit the ability of management to meet its operating objectives.

III. Voting Shares of Investment Companies

Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines:

1. Western Asset votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients’ portfolios.

2. Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

IV. Voting Shares of Foreign Issuers

In the event Western Asset is required to vote on securities held in non-U.S. issuers – i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

1. Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

2. Western Asset votes for shareholder proposals seeking to increase the independence of board nominating, audit and compensation commit- tees.

3. Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the com- pany is incorporated.

4. Western Asset votes on a case-by-case basis on proposals relating to (1) the issuance of common stock in excess of 20% of a company’s outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company’s outstanding common stock where shareholders have preemptive rights.

V. Environmental, Social and Governance Matters

Western Asset considers ESG matters as part of the overall investment process. The Firm seeks to identify and consider material risks to the investment thesis, including material risks presented by ESG factors. While Western Asset is primarily a fixed income manager, opportunities to vote proxies are con- sidered on the investment merits of the instruments and strategies involved.

As a general proposition, Western Asset votes to encourage disclosure of information material to their business. This principle extends to Environmental, Social and Governance matters. What qualifies as “material” can vary, so votes are cast on a case by case basis but consistent with the overarching prin- ciple. Western Asset recognizes that objective standards and criteria may not be available or universally agreed and that there may be different views and subjective analysis regarding factors and their significance.

As a general matter, Western Asset votes to encourage management and governance practices that enhance the strength of the issuer, build value for investors, and mitigate risks that might threaten their ability to operate and navigate competitive pressures.

Targeted environmental or social issues that are the subject of a proxy vote will be considered on a case by case basis. Constructive proposals that seek to advance the health of the issuer and the prospect for risk-adjusted returns to Western Assets clients are viewed more favorably than proposals that advance a single issue or limit the ability of management to meet its operating objectives.

Western Asset’s engagement process is aligned with the principles of the United Nations Global Compact (UNGC) and engages with issuers on the principles enshrined within it. Some of these issues include, but are not restricted to, Climate Risk and Environmental Management, Diversity and Development of Talent, Human Rights and Supply Chain Management, Product Safety and Security, Transparency in Reporting and Governance and Corporate Management As such, Western Asset seeks to integrate ESG principles into investment analysis where applicable and consistent with the Firm’s fiduciary duties. Although bondholders possess very different legal rights than shareholders, Western Asset believes it can impact ESG practices given its role in determining issuers’ cost of debt capital. By reinforcing the linkage between ESG practices and the cost of capital in meetings with issues, Western Asset seeks to guide issuers to improve their behavior around material ESG issues. Proxy voting practices reflect these priorities.

Situations can arise in which different clients and strategies have explicit ESG objectives beyond generally taking into account material ESG risks. Votes may be cast for such clients with the ESG objectives in mind. Votes involving ESG proposals that are not otherwise addressed in this policy will be voted on a case-by-case basis consistent with the Firm’s fiduciary duties to its clients, the potential consequences to the investment thesis for that issuer, and the specific facts and circumstances of each proposal.

RETIREMENT ACCOUNTS

For accounts subject to ERISA, as well as other Retirement Accounts, Western Asset is presumed to have the responsibility to vote proxies for the client. The Department of Labor (“DOL”) has issued a bulletin that states that investment managers have the responsibility to vote proxies on behalf of Retirement Accounts unless the authority to vote proxies has been specifically reserved to another named fiduciary. Furthermore, unless Western Asset is expressly precluded from voting the proxies, the DOL has determined that the responsibility remains with the investment manager.

In order to comply with the DOL’s position, Western Asset will be presumed to have the obligation to vote proxies for its Retirement Accounts unless Western Asset has obtained a specific written instruction indicating that: (a) the right to vote proxies has been reserved to a named fiduciary of the client, and (b) Western Asset is precluded from voting proxies on behalf of the client. If Western Asset does not receive such an instruction, Western Asset will be responsible for voting proxies in the best interests of the Retirement Account client and in accordance with any proxy voting guidelines provided by the client.

Corporate Actions

POLICY

Western Asset must pay strict attention to any corporate actions that are taken with respect to issuers whose securities are held in client accounts. For example, Western Asset must review any tender offers, rights offerings, etc., made in connection with securities owned by clients. Western Asset must also act in a timely manner and in the best interest of each client with respect to any such corporate actions.

Privacy

Background

Regulation S-P requires every financial institution including investment advisers to develop and disclose to individuals the financial institution’s policies and practices regarding the collection, sharing, and safeguarding of consumer nonpublic personal information.

Regulation S-P only applies to customers of a registered investment adviser which are natural persons who obtain a financial product or service that is to be used primarily for personal, family, or household purposes, or that individual’s legal representative. It does not apply to institutional clients, corporations, limited liability companies, trusts, general or limited partnerships, associations, or similar organizations.

POLICY

Western Asset must notify individual clients of the Firm’s Privacy Policy, detailing the Firm’s practices regarding disclosure of non-public information prior to entering into a relationship with the client and on an annual basis If an individual is investing in a Western Asset pooled investment vehicle, then such vehicle’s Privacy Policy also must be disclosed initially and annually.

Western Asset may combine the privacy notice with the Firm’s Form ADV that is provided to clients prior to the establishment of the investment manage- ment relationship and on an annual basis. If included with the Form ADV, the notice will be clear and conspicuous to ensure it effectively communicates the information a client needs in order to make an informed choice about the privacy of their information. So long as the client agrees, annual delivery of the Privacy Policy may also be satisfied by posting a copy of the Firm’s current Privacy Policy on each individual client’s Western Asset account web page.

PROCEDURES

Western Asset’s Global Account Transitions team will provide prospective clients with the Firm’s Privacy Policy as part of the delivery of Form ADV prior to the finalization of the client’s investment management agreement.

The Client Service Department is responsible for providing each client with a copy of the Privacy Policy on an annual basis either by posting it clearly and conspicuously on the client’s portal (if the client has agreed) or via delivery of the Form ADV.

Client Confidentiality: Safeguarding Client Information

Background

In order to comply with Regulation S-P (Privacy of Consumer Financial Information) and to protect the interests of the Firm and its clients, Western Asset has developed internal controls to ensure that logical and physical access to computer systems, programs, data, client information, and sensi- tive utilities is limited to properly authorized personnel.

POLICY

Western Asset collects a variety of personal nonpublic information about its clients. As a matter of policy, Western Asset will not disclose nonpublic personal information, except as permitted by applicable law or regulation or as described below. Western Asset may share client information with others in order to process a transaction or service a client’s account. Western Asset may also be obligated to disclose nonpublic personal information if required by the Securities and Exchange Commission or other federal or state regulatory agencies. We may also provide the client information to companies that perform marketing or administrative services on our behalf, such as printing and mailing, or to other financial institutions with whom we have joint marketing agreements. We will require these companies to protect the confidentiality of our client’s information and to use it only to perform the services for which they were engaged. We will not supply any client’s personal information to third parties for their marketing purposes.

Client information and Firm proprietary information is confidential and belongs to Western Asset. Such information, including technology, product development and other ideas, must never be sold or otherwise passed on to persons outside Western Asset except to share information where we have contracted with a third party to conduct certain business purposes and services. The Firm has adopted these policies and procedures to:

•

Ensure security and confidentiality of client records and information;

•

Protect against potential hazards to the security or integrity of client records or information;

•

Protect against unauthorized access or use of client records or information.

Client information must never be disclosed to a person outside the Firm without confirmation that the person requesting the information has been verified and information internally should be shared on a need to know basis.

With respect to Western Asset’s internal security procedures, we must maintain physical, electronic, and procedural safeguards that comply with federal standards to help protect our clients’ nonpublic personal information.

In an effort to maintain a secure environment, Western Asset addresses reasonably foreseeable internal and external threats that could result in unauthorized disclosures, misuses, alterations or destruction of client information. Western Asset will protect sensitive information and systems, via communications to employees, operating a controlled environment where access to said information and systems is limited to appropriate and autho- rized personnel, and Western Asset will monitor these controls to ensure they are effectively preventing potential threats or breaches in data security.

PROCEDURES

System level access guidelines are documented in the Western Asset Employee Handbook (the “Handbook”) and in the Computer/Electronic Media Agreement Policy (the “Media Policy”). New employees are provided with the Handbook and the Media Policy at the time of hire. Each employee must acknowledge receipt of the Handbook and sign the Media Policy.

Employees are assigned Network ID’s and must protect their work PC’s with a personal password. Access to internal systems is granted only as needed. Department managers communicate to IT Application Administrators which applications new employees should be given access to. Access is assigned according to job responsibilities.

The Firm also employs application level protection by requiring user ID’s and passwords to gain access to system applications where client information is kept, those systems include CS and InvestOne. Where necessary and appropriate to job function, employees are provided with user ID’s for these systems. Upon termination, Human Resources will update the employee’s status in the Firm’s HRIS (Human Resources Information System – Ultipro/ UKG) as “terminated” with an end date which feeds the Firm’s provisioning system IIQ (Sailpoint)IIQ then revokes access to Western Asset systems and applications as well as notify the appropriate parties to remove building access.

Electronic records are maintained on the Firm’s Network. Daily back-ups are done of all Network drives, including email files and as such are reasonably safeguarded from loss, alteration, or destruction. Each department maintains electronic files on the network drive permitting easy access to properly authorized persons and, as requested, to regulatory examiners. Legible, true and complete electronic copies of non-electronic originals are also main- tained on the Firm’s Network. Such documents are maintained in a “read only” format preventing alteration. Upon termination, the department man- ager is required to notify Human Resources, who will invoke the procedure noted above to ensure that access privileges for the terminated employee are revoked in a timely manner in order to prevent access to the building premises, system network, and applications.

Western Asset randomly scans and audits all computer systems including: servers, desktops, and email accounts relating to the business. From time to time, Western Asset will utilize automated software in monitoring sites visited by employees on the Internet, monitoring chat groups and newsgroups and for reviewing material downloaded or uploaded by employee users of the Internet. Similarly, records of emails are retained and are subject to pe- riodic review and audit.

There are in place, access restrictions to the physical locations containing proprietary and client information. The Firm’s building employs a security guard 24 hours a day, 7 days a week. All employees must present electronic key cards during the hours of operation and employee’s, who visit the build- ing after hours, as well as guests to the building, must sign in with the guard desk. Key cards are also required for movement throughout the building.

All hardware removal requires pre-authorized written clearance and computer servers are maintained in a locked climate controlled room at all times. Western Asset’s back up servers are located in a remote location. For additional information regarding the measures in place to protect against destruc- tion, loss or damage of client information due to potential physical hazards, such as fire and water damage or technological failures, please refer to the Firm’s Business Continuity Plan.

Western Asset maintains a variety of practices designed to facilitate the disposal of non-public personal information such as locked shred boxes, shred- ders available for staff use, and relevant information technology security protocols.

INFORMATION SECURITY

Western Asset maintains an Information Security Management System (ISMS) program to protect the confidentiality, integrity, and availability of information belonging to the Firm, its clients and affiliates. The structure of Western Asset’s approach is based upon the guidelines provided by the International Organization for Standardization (ISO) 27001.

ISMS Purpose

The purpose of Western Asset’s ISMS program is to protect the confidentiality, availability and integrity of the information we manage. Western Asset defines information security broadly as the protection of print, electronic, or any other form of confidential, private and sensitive information or data from unauthorized access, misuse, disclosure, destruction, modification, or disruption. The scope of the ISMS incorporates cybersecurity (specifically referring to the protection of information in computers, networks and electronic data), physical security (specifically referring to the protection of information in hard copy form or preventing unwanted physical access to Western Asset’s information assets) and human resources (specifically refer- ring to the hiring, management and termination of resources that ultimately handle and utilize the Firm’s information). Western Asset’s ISMS applies to all business areas as information assets are stored, managed and utilized across all aspects of Western Asset’s business. Western Asset has offices around the globe that also are subject to the ISMS given our global integrated business model. Finally, for select vendors that have limited access to Western Asset’s information assets, those vendors will be evaluated as part of the risk assessment process using Western Asset’s ISMS as a baseline.

ISMS Policy

Western Asset is committed to the protection and privacy of data belonging to our clients, partners and employees. In order to secure the information assets entrusted to us, Western Asset has adopted an ISMS program that is based on industry guidance and practices, and is comprised of corporate governance, security controls and cybersecurity tools. Given the ever changing nature of threats to information security, Western Asset intends to con- tinue to keep abreast of new regulatory and industry security guidance, while continuing to invest in cybersecurity tools throughout the organization.

ISMS Objectives

Western Asset’s ISMS objectives are founded upon protecting the privacy of data belonging to our clients, partners and employees. This includes ensuring the confidentiality, integrity and availability of this data is secured, monitored and responded to in the event of compromise. Western Asset strives to maintain a current ISMS program that is reviewed in light of changes to our business, threats and security landscape. Western Asset maintains a variety of frameworks to address particular information security control areas based upon guidelines from ISO/IEC 27001:2013, NIST SP 800-53 and other standards.

ISMS Requirements

The information security team interacts and collaborates with other departments to understand the information security requirements of the Firm, keeping the needs of our clients, partners, counterparties, employees and regulators in mind as the ISMS focuses on security requirements. Specific requirements with regard to the security of new or changed systems or services are also to be considered during respective system projects.

ISMS Alignment to Risk Management

Western Asset views information security as one organizational risk that the Firm must manage. Western Asset’s Enterprise Risk Management Framework (ERM) utilizes a risk based approach to assess and prioritize risks, in conjunction with senior management, in light of Western Asset’s overall risk profile. The information security program leverages the ERM risk assessment model to conduct an information security risk assessment to identify and evaluate key information security risks facing the Firm. The information security program also conducts separate vendor risk assessments on those vendors that may pose an information security risk to the Firm.

Management Commitment

Western Asset’s information security program employs a top down and bottom up process to manage the information security risks to the Firm. Western Asset’s senior management is committed to the establishment, implementation, operation, monitoring, review, maintenance, and improve- ment of the Firm’s ISMS. The Information Security Committee (ISC), which reports to the Firm’s Operations Committee, is comprised of senior manage- ment who are involved in setting security strategy and direction. This includes activities such as ensuring that resources are allocated to implement and operate the ISMS program, and that employees have the proper training, awareness, and skills to perform their duties. This also includes the establishment of information security policies that are kept up to date and made available to the Firm’s personnel, the establishment of information security objectives and plans, the definition of information security roles and responsibilities throughout the Firm and the establishment of informa- tion security updates throughout the Firm that is communicated through regular notifications, intranet banners and mandatory information security awareness training. Western Asset specifically budgets for information security as a part of its annual budgeting process. Annual information security spending is intended to incorporate investments in the information security program, controls, tools and a dedicated information security team, which is responsible for implementing these tools, managing day to day security activity and monitoring and responding to security threats within and external to Western Asset.

Human Resources

All Western Asset employees are subject to Western Asset’s compliance policies, standards of conduct and Human Resources policies. Staff are reminded of their obligation to safeguard the assets of the Firm and its clients, which is reinforced through ongoing training, intranet updates and policies and procedures. All Western Asset employees undergo background checks and screenings prior to onboarding, and are required to undergo a series of training courses and acknowledgements. Formal compliance training is to be conducted annually and regular information security aware- ness training is mandatory for all employees. Employees are also to be made aware of their security obligations after termination of the employment relationship. Employees who violate their information security obligations are subject to disciplinary action, up to and including termination.

Anti-Money Laundering and Sanctions

Background

“Money laundering” is the process by which criminals attempt to conceal the true origin and ownership of proceeds of their criminal activities (activitiessuchasdrugtrafficking,terrorism,extortion,theft,criminaldeception)sothattheunlawfulproceedsappeartohavebeenderivedfrom legitimate origins or constitute legitimate assets. Money laundering often involves sophisticated and elaborate techniques in an effort to obscure theorigin of funds procured through criminal activity. Often assets may be moved from an account at one financial institution to another in an effort tolaunderfundsandconvertthemtolegitimateactivities.

There are a number of laws regulating financial institutions responsibilities as they relate to money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001(“USAPATRIOTAct”), Money Laundering Control Act of 1986 and the Bank Secrecy Act of 1970. Regulations under these laws have been in a period of significant change for the last few years. Current Anti-Money Laundering regulations do not cover investment advisers though there is proposed legislation to include them in the future. Western Asset’s Compliance Department will monitor changes in the regulations and adopt policies and procedures as required to ensure compliance.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury administers and enforces economic and trade sanctions against targeted foreign countries, terrorists, international narcotics traffickers, and those engaged in activities related to the proliferation of weapons of massdestruction.TheOFACregulationsimposecontrolsontransactionsandfreezeforeignassetsunderUSjurisdiction.Aspartoftheirmandate, OFAC maintains a list of “Specially Designated Nationals and Blocked Persons” (“SDNs”) with whom U.S. persons may not transact business.

POLICY

Western Asset has designed and adopted the following risk-based policies and procedures (the “Sanctions Policy”) in order to comply with OFAC-related laws, as well as all other global regulatory requirements, and sanctions and embargoes applicable to its business in the jurisdictions where it operates.

Sanctions and embargoes are political trade restrictions put in place against target countries, entities or individuals with the aim of changing behaviors, improving the situation in that country, and/or restoring international peace and security. Sanctions can be imposed for a number of reasons and can take on different forms but are primarily applied as:

•

embargos on exporting or supplying arms, technical assistance, training and financing

•

bans on exporting equipment that might be used for internal repression

•

financial sanctions on individuals in government, government bodies and associated companies, or terrorist groups and individuals associated with those groups

•

travel bans on named individuals

•

bans on imports of raw materials or goods from the sanctions target

As an investment firm, Western Asset is primarily concerned with financial sanctions. Financial sanctions can be comprehensive, including full prohibi- tion on transfer of funds to and from a sanctioned country, as well as the freezing of assets. They can also be more targeted such as targeted freezing of assets of individuals or entities.

REGULATORY OBLIGATIONS

Western Asset established procedures to monitor applicable sanctions with respect to prospects, existing clients and investment activities. Western Asset must comply with the Office of Foreign Assets Control (“OFAC”) of the US Department of the Treasury and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”).

Western Asset relies on its clients to inform the Firm of any sanctions applicable in jurisdictions where Western Asset does not carry out its operations, but may be applicable to its clients.

ESCALATION PROCEDURES

The Firm staff must escalate matters to the Chief Compliance Officer.

CLIENT AND PROSPECT RELATED SANCTIONS

Marketing Activities

Western Asset monitors the activities of its Client Service Executives (“CSEs”) and sales staff to ensure marketing activities are carried out in accordance with local regulatory requirements and to ensure there are no relevant sanctions in jurisdictions where marketing activity is carried out that require considerations. Western Asset performs country risk assessments which take into account any applicable sanctions. This provides a framework for CSE and sales staff activities, making sure that Western Asset does not market its services in countries impacted by sanctions.

New Clients

All new clients go through a client on-boarding process that involves working with the Client Service Executive to obtain client information and gain a detailed understanding of the nature and purpose of the proposed business relationship, the client’s needs and priorities and anticipated inflows and outflows of funds, in order to determine suitable investment parameters. The Global Account Transitions team (“GAT”) is charged with collecting the appropriate client documentation, as directed by the Legal and Compliance Department. At the start of a new account, a client is provided with a New Account Form by GAT which, amongst other things, requires the client to provide necessary information and documentation for the purposes of “know your client” assessment.

At a minimum, prior to onboarding a new client, the contracting party’s legal name is checked against OFAC’s Specifically Designated Nationals and Blocked Persons list (the “SDN List”).

Existing Clients

Once the client has been on-boarded, their information is reviewed periodically. The Legal and Compliance Department will compare their existing client base against the OFAC’s SDN List on a semi-annual basis.

In the instance that a sanctions regime is applied to an existing client of Western Asset, all activities must cease in relation to the client’s account. Trading prohibition is programed in Compliance Service (“CS”), the Firm’s proprietary compliance monitoring system. The Legal and Compliance Department is charged with assessing the extent of applicable sanctions, including impact on communication, trading as well as any administrative impact. The Legal and Compliance Department must also assess whether relevant authorities may need to be notified or waivers requested to carry out certain transactions. Any such requests must be documented and retained.

INVESTMENT RELATED SANCTIONS

Western Asset utilizes CS for monitoring adherence to account specific guidelines, regulatory requirements, and risk exposure limits. CS provides the ability to block trades directly in the Firm’s proprietary trading platform (“ATP”). This ability in turn provides stronger controls and reliable feedback to the Investment Team during the trade cycle as early as possible in order to avoid compliance issues. CS analyzes transactions in any combination of three modes: pre-trade, post-trade, and intra-day batch. By eliminating the need to manually verify holdings and trades, CS helps assure that portfolios are in compliance with client guidelines.

Western Asset utilizes CS capabilities to monitor for trades in sanctioned countries and entities. Applicable financial sanctions are programmed into CS which prevents purchases as well as sales of impacted government and corporate securities. The Legal and Compliance Department reviews sanc- tions lists on a periodic basis and at the time of any new developments. CS programming is adjusted to take into account any changes to sanctions applicable to investments being made by the Firm.

From time to time, Western Asset’s clients may require compliance with additional sanctions regimes. In such cases, Western Asset relies on the client to provide the relevant information, which is then programed in CS.

In the instance that a previously purchased security becomes subject to sanctions, the Legal and Compliance Department must assess the impact of the sanctions, whether notification is required to relevant authorities and whether a waiver for future transactions must be obtained. Any such requests must be documented and retained. Impacted clients must be notified in accordance with Western Asset’s Error Correction Policy.

TRAINING

All new employees are provided with introductory compliance training and annually thereafter. Training provides an opportunity for all employees to gain awareness of their obligations with respect to compliance in their role, as well as obligations in relation to financial crime. Additionally, on a periodic basis, Western Asset employees will receive training provided through Franklin Resources, Inc., Western Asset’s parent, which may cover, amongst number of different topics, training on bribery and corruption.

COMPLIANCE MONITORING

Compliance with the Sanctions Policy is monitored via the Firm’s Compliance Monitoring Program (“CMP”) which includes review of investment com- pliance breaches, financial crime, bribery and corruption, as well as client account opening and closing procedures. Any matters identified through the CMP are escalated to the Chief Compliance Officer.

Employee Retirement Income Security Act of 1974 (ERISA)

POLICY

Western Asset serves as an investment advisor for a significant number of employee benefit plans. As investment advisor, ERISA law views Western Asset as a fiduciary of the plans we advise. ERISA establishes principles of fiduciary conduct and responsibility that are applicable to all persons who deal with certain employee benefit plans. ERISA not only provides standards for persons who are “fiduciaries” to employee benefit plans, but also expressly prohibits a wide range of transactions between a plan and any person who provides services to the plan. ERISA and Department of Labor regulations and administrative proceedings, however, also include a number of rulings and exemptions that permit transactions that would otherwise be prohibited under ERISA.

The Western Asset Compliance Manual highlights some of the more common ERISA issues encountered by our Firm. (In addition to this section, please refer to Trading Practices, Soft Dollars and Directed Brokerage and Proxy Voting).

Plans not subject to ERISA’s fiduciary responsibilities include: governmental or church plans; plans required under (worker’s) workman’s compensation laws; plans required under unemployment compensation or disability insurance laws; plans established or maintained outside the United States for the benefit of non-U.S. citizens; unfunded excess benefit plans; and certain agreements to provide payments to retired or deceased partners, or their successors in interest.

Staff members are cautioned that when dealing with an ERISA account care should be taken to ensure understanding of all ERISA requirements. All staff is encouraged to consult the Legal and Compliance Department for guidance.

PRUDENT EXPERT RULE

ERISA’s standard of prudence for plan fiduciaries is higher than the “prudent man” standard. Under ERISA, it is not sufficient for an investment manager to act with the prudence that an average person would display in similar circumstances. Rather, the investment manager must act with the prudence that another investment manager (i.e., an expert) would use under the same circumstances.

ERISA reflects a “total portfolio” approach whereby the prudence of a particular investment is judged based on the role the investment or strategy plays in the plan’s overall portfolio for which the fiduciary has responsibility. Prudence is measured by evaluating the process used by the fiduciary when making investment decisions for the plan. A fiduciary is deemed to have satisfied ERISA’s prudence standard for an investment or investment course of action if, in general, the fiduciary: (1) has given “appropriate consideration” to all factors that the fiduciary knows, or should know, are relevant to the particular investment or course of action; and (2) has acted accordingly.

ERISA requires that a fiduciary discharges its duties with respect to the plan solely in the interest of participants and beneficiaries. The Department of Labor has indicated that the fiduciary should determine that the proposed investment or investment course of action:

is reasonably designed as part of a portfolio (or, where applicable, the portion of the plan portfolio with respect to which the fiduciary has investment duties), to further the purposes of the plan, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment or investment course of action, and . . . consideration of the following factors as they relate to some portion of the portfolio:

i.

the composition of the portfolio with regard to diversification;

ii.

the liquidity and current return of the portfolio relative to the anticipated cash flow requirement of the plan; and

iii.

the projected return of the portfolio relative to the funding objectives of the plan.

INVESTMENTS IN AFFILIATED COMMINGLED AND MUTUAL FUNDS

ERISA plans may invest in commingled funds for which a plan fiduciary or affiliate serves as an investment adviser if certain conditions are satisfied. These conditions include: (1) disclosure to a second, independent plan fiduciary of various information including fees paid by the fund and the plan and the reasons why the investment may be appropriate for the plan; (2) prior written authorization from the independent fiduciary; (3) no sales commission be paid by the plan on its fund shares; and (4) a reduction of the fees charged to the plan by the amount of investment advisory fees paid by the commingled fund on the plan assets invested in the fund.

If a Western Asset ERISA client intends to invest in an affiliated fund, the client must provide prior written authorization and arrangements must be made with the accounting department to ensure that the client is not double charged for investment management fees on the assets invested in the fund.

BONDING

In accordance with ERISA, Western Asset must obtain a fiduciary bond to protect each ERISA client against loss by reason of acts of fraud or dishonesty by Western Asset. Western Asset does not need a separate bond for each ERISA client; however, each ERISA client must be a named insured party under the bond. Western Asset may also obtain coverage under the ERISA employer’s fiduciary bond. This type of an arrangement, commonly known as an “agent’s rider” provides Western Asset with the necessary coverage.

FORM LM-10 REPORTING OBLIGATIONS

POLICY

Under regulations promulgated by the U.S. Department of Labor Western Asset must file a Form LM-10, a public report that requires the disclosure of certain gifts or payments to unions or union officials. Western Asset is required to track and report on Form LM-10 all payments, gifts, loans, or other financial arrangements made to unions and their officers, agents, shop stewards, employees or other representatives and union-appointed trustees of Taft-Hartley plans (“covered persons”) that aggregate (on an annual basis) over $250.00.

The DOL has included a de minimis exception under the LM-10 reporting obligation. Gifts that are otherwise reportable need not be reported if they are: (i) sporadic or occasional gifts, gratuities, or favors of insubstantial value (defined as having an aggregate value of $250.00 or less from a single employer to a single union or union official in a fiscal year, and (ii) given under circumstances and terms unrelated to the recipients’ status in a labor organization.

Western Asset’s Client Service employees may entertain and may provide gifts to covered persons. These employees must log and report such pay- ments and gifts and have been briefed by the Legal and Compliance Department regarding their LM-10 reporting obligations.

PROCEDURES

If required, the Regulatory Affairs Group of the Legal and Compliance Department will file the Firm’s LM-10 report by or before 90 days after the fiscal year end. Impacted Client Service employees shall be identified and shall be advised to keep copies of relevant records or ensure that others (such as the Travel and Expense Management Group) receive sufficient information regarding relevant expenditures relating to Taft-Hartley plans. In addition to gathering information from the Client Service employees, a member of the Regulatory Affairs Group will request the employees’ expense reports for the relevant period and will review them to ensure that no items have been inadvertently omitted from the Client Service employees’ documentation. Regulatory Affairs staff will also verify with Corporate Finance and Office Services whether any Taft-Hartley clients attended any Western Asset sponsored events and, if so, will allocate associated expenses accordingly.

Records must be maintained for five years and must include sufficient information to verify the accuracy and completeness of any LM-10 reports filed with the DOL.

Additional Regulatory Filings

Background

As a fixed income manager, Western Asset has few filing obligations under Section 13 of the Securities Exchange Act of 1934, as amended (the “ExchangeAct”). Additionally, there are reporting requirements under Section 16 of the Exchange Act, which are applicable to employees consid- ered to be “insiders” of certain closed-end funds and public companies. Western Asset is therefore required to file specified forms on behalf of its staff who are deemed to be insiders pursuant to the definitions contained under Section 16.

Pursuant to regulations promulgated by the US Treasury Department, Western Asset is required to file Large Position Reports with the Office of Public Debt (the “OPD”). The OPD issues press releases calling for Large Position Reports from those entities that control large positions in certain Treasury securities of a particular date equaled to or exceeding the $2 billion level. The OPD posts the notices on their website and sends them via email to impacted entities.

SECTION 13

POLICY

The Legal and Compliance Department in coordination with the Franklin Resources Legal and Compliance Department is responsible for monitoring and preparing the required filings.

Sections 13(d) and 13(g) of the Exchange Act require filing with the SEC if the firm, on behalf of its clients, beneficially owns, in the aggregate, more than five (5) percent of a class of a company’s voting equity securities.

Rule 13f-1 requires an investment manager which exercises discretion over accounts having an aggregate fair market value of at least $100 million of “13(f) securities” to file a report on Form 13F with the SEC within 45 days after the last day of each calendar quarter. The Legal and Compliance Department coordinates with the Franklin Resources Legal and Compliance Department on any information regarding such securities for reporting on Form 13F.

Section 13(f) securities are equity securities of a class described in Section 13(d)(1) of the Exchange Act that are admitted to trading on a national securities exchange or quoted on the automated quotation system of a registered securities association. In determining what classes of securities are Section 13(f) securities, an institutional investment manager may rely on the current list of such securities published by the SEC pursuant to Section 13(f)(3) of the Exchange Act.

SECTION 16

POLICY

Insiders must pre-clear transactions for those public companies for which they have been deemed insiders. Additionally, insiders are obligated to file specified forms with transaction details with the SEC within 48 hours of the trade. For example, insiders employed by Western Asset are required to make filings relating to closed-end funds and the REIT managed by the Firm.

Western Asset maintains a list of the insider reporting persons of a fund. Listed below are the guidelines relied upon to ascertain which individuals are required to file reports under Section 16 of the Exchange Act and Section 30(h):

•

directors of a fund, including emeritus directors who continue to attend board meetings, assist in policy formation, and have access to confi- dential information about the fund’s affairs;

•

members of a fund’s advisory board;

•

the fund president, principal financial officer, principal accounting officer (or, if none, the controller), any vice president of the fund, any other officer of the fund who performs a policy-making function, and any other person who performs similar policy making functions for the fund;

•

the investment adviser of a fund; and

•

certain affiliated persons of the investment adviser of the fund including, without limitation, (i) all directors of the investment adviser, (ii) those officers of the investment adviser that perform a policy-making function in connection with the adviser’s management of the fund or whose duties and responsibilities provide them with access to confidential information about the fund, (iii) persons holding 5% of more of the out- standing voting securities of the investment adviser; (iv) persons of which the investment adviser holds 5% or more of the outstanding voting securities; and (v) persons directly or indirectly controlling, controlled by, or under common control with the investment adviser.

PROCEDURES

Western Asset’s Legal and Compliance Department maintains a list of staff who are deemed to be an insider for purposes of Section 16. Those staff members who have been identified as insiders are required to pre-clear transactions prior to execution and must report to the Legal and Compliance Department the number of shares purchased or sold, price paid, and date of execution of the transaction for which a Section 16 filing must be made. Necessary forms shall be filed on behalf of the insider with the SEC (a Power of Attorney is on file for all insiders permitting such filings to be made on their behalf.) The Franklin Resources Legal and Compliance Department takes the lead for closed-end fund filings and Western Asset’s Legal and Compliance Department takes the lead for REIT filings. In addition, Section 16 requires an insider to forfeit to the fund any profit realized from any purchase and sale or any sale and purchase of fund shares within any period of less than six months. Under Section 16, holding periods operate on a “last in, first out” methodology, so the six month holding period for all holdings re-sets with each new purchase.

FORM PF REPORTING OBLIGATIONS

POLICY

Under Rule 204(b)-1 of the Advisers Act, Western Asset is required to file Form PF as a registered investment adviser which has at least $150 million in private fund assets under management on a quarterly basis.

PROCEDURES

Western Asset’s IT department, in conjunction with significant input from other relevant departments, will file quarterly Form PF reports on a timely basis.

TRADE AND TRANSACTION REPORTING OBLIGATIONS

POLICY

Western Asset and its clients have trade and transaction reporting requirements in certain jurisdictions, namely in Australia and the European Union. Under the Australian Securities and Investment Commission (ASIC) regulations and those mandated by European Securities and Markets Authority (ESMA), Western Asset’s Melbourne and London offices, respectively, are mandated by certain clients to adhere to reporting regulations relating to OTC derivatives. In addition, Western Asset’s London office, subject to Markets in Financial Instruments Directive (MiFID II) must comply with MiFID II transaction reporting requirements and report all applicable transactions to the UK Financial Conduct Authority (FCA), its primary regulator. The Regulatory Reporting Team, in conjunction with the Legal and Compliance Department, is charged with ensuring compliance with ASIC and ESMA trade and transaction reporting requirements. This reference acknowledges the reality of other regulatory reporting requirements but this is not an exclusive inventory of such requirements.

Business Continuity Plan

Background

In order for Western Asset to continue to comply with its fiduciary duty to its clients and in order to address the business risk associated with significant events, Western Asset has developed a Business Continuity Program, which includes both business continuity and disaster recovery segments.

Western Asset’s Business Continuity Plan (“BCP” or the “Plan”) is designed to address all business disruptions, including loss of power, loss of facility, loss of key employees, loss of network, loss of critical IT systems, and loss of critical vendors. The BCP is expected to minimize downtime by providing a framework for restoring mission critical processes and systems within minimum acceptable recovery time requirements.

POLICY

Under the direction of the Business Continuity Committee, Western Asset’s Business Continuity Plan is maintained by the Firm’s Business Continuity Management group and updated on a regular basis and no less than annually, seeks to ensure that it meets minimum business requirements.

Each Western Asset department is responsible for updating and maintaining their respective section of the Firm’s Plan. The Plan’s system recovery component is tested at least annually with testing and results being documented and reported to the Business Continuity Committee and the Operations Committee who is responsible for all operational aspects of the Firm.

PROCEDURES

1.

Process for updating and maintaining enterprise wide BCP

a.

Business Continuity Management (BCM).

b.

BCM is a member of the Business Continuity Committee (BCC), which meets regularly and is responsible for the formulation of business re- silience and disaster recovery strategies for all offices of Western Asset. The BCC recommends those strategies and requisite resources to the appropriate committees for ratification and/or further investigation. The BCC will then oversee implementation of approved strategies.

c.

BCM conducts annual enterprise wide BCP review and enhancement meetings.

d.

Quarterly review and update of the IMT Crisis Management Plan.

e.

Distribute hard copy updates to BCC members as necessary.

f.

Coordinate Business Unit team leads’ quarterly review and maintenance of departmental BCP’s.

g.

Conduct Business Unit meetings to discuss Business Continuity preparedness.

h.

Coordinates all Business Continuity testing activities.

i.

Update COMPASS Disaster Recovery/Business Continuity information.

2.

Business Unit Responsibilities

a.

Conducts bi-annual reviews and updates of the Business Units’ Business Impact Analysis (BIA).

b.

Conducts quarterly reviews and updates of the Business Units’ BCP.

c.

Distribute updated BCP’s to staff as necessary.

d.

Advise BCP Coordinator when Business Unit updates are complete.

e.

BCP Coordinator conducts annual BCP review and enhancement meetings.

f.

Participates in all Business Continuity Testing activities.

A simulation occurs on an annual basis that involves an exercise which validates components of the Business Continuity Plan and Disaster Recovery Plan.

Copyright Considerations

Background Copyright laws protect “originalworks” of authorship by allowing the author exclusive rights of ownership and reproduction. Below is a list of items that may be copyrighted material: 1. Newspaperarticles 2. Magazinearticles 3. Researchreports 4. Internetpages 5. LoginID’s,softwareprograms,anddatabases 6. Books 7. TVandradioprograms 8. Photographs 9. Trainingmaterials 10. Manuals Photocopying, scanning to a write protected file(a.pdf), downloading to a computer, copying to a disk, CD,or DVD, retyping all(or substantially all) of a work, excessive use of quotations from a copyrighted work, may be considered “copying” under the copyright laws. Providing a paper photocopy, distributing via electronic mail, providing copied disk,CD or DVD, forwarding a file received via electronic mail may be considered unauthorized “distributing” under the copyright laws. It is frequently assumed that in order to have copyright protection, materials must bear a copyright“©”legend. This is not true. POLICY It is the Firm’s policy that no copyright protected materials are copied, either via hard copy or electronically, absent the prior written permission of the author or publisher. While it can be difficult to tell whether a particular item is legally protected, employees should err on the side of caution and understand that any materials that are purchased are more than likely protected. Legal risks associated with forwarding or duplicating copyrighted materials are significant. Copyrighted material may only be distributed if verification has been obtained to verify that the distribution/use of the mate- rial is authorized. PROCEDURE If an employee wishes to copy or distribute material that may be copyrighted material, the employee must first verify if the copying or distribution is authorized. Employees may obtain authorization through the purchase of a license to copy or distribute. The Firm’s parent company, Franklin Resources, has acquired two licenses from the Copyright Clearance Center (“CCC”): (i) a Photocopying License; and (ii) an Electronic Distribution License for the benefit of the enterprise. The licenses provide limited rights to copy and electronically distribute portions of certain materials internally only. For some titles, limited external sharing can be made (i.e., if “Digital Responsive Rights” are included). However, no external display of content or systematic distribution is permitted without further permission for such use. To determine if a work is authorized for copying or distribution under the licenses with the CCC, Western Asset employees should use CCC’s RightFind Advisor at www.rightfind.copyright.com cFranklin Resources maintains a Multinational Copyright License that includes digital rights. The CCC license may contain specific limitations on use or distribution of particular content. If the material is not covered by the CCC licenses or the limitations set forth in the license, the Legal and Compliance Department should be notified and they will work with respective parties to obtain the necessary authori- zation to copy or distribute the material. Such permissions may involve additional fees. Employees must retain copies of authorizations that are not covered by the CCC licenses. All questions regarding the above should be directed to the Legal and Compliance Department. COMPASS POLICY All links to websites located on COMPASS will need to be accessed using an employee’s individual password where one is required to access the site. Unless otherwise permitted, no sharing or posting of passwords is permitted. On a separate but related note, each department is responsible for ensuring content is screened prior to posting on COMPASS. If there are any ques- tions with regard to the appropriateness of the content to be posted, please contact the Legal and Compliance Department for guidance.

Western Asset Code of Ethics

Western Asset Investment Grade Income Fund, Inc.

Western Asset Management Company, LLC Western Asset Management Company Limited Western Asset Management Company Pte. Ltd.

Western Asset Funds, Inc.

Western Asset Premier Bond Fund Western Asset Inflation-Linked Income Fund

Western Asset Inflation-Linked Opportunities & Income Fund

Revised June 30, 2021

I. What are the Objectives and Spirit of the Code?

A.

Adoption of Code of Ethics by Western Asset and the Funds: Western Asset Management Company, Western Asset Management Company Pte. Ltd. and Western Asset Management Company Limited (referred to generally as “Western Asset”) act as fiduciaries and, as such, are en- trusted to act in the best interests of all clients, including investment companies. Accordingly, Western Asset has adopted this Code of Ethics in order to ensure that employees uphold their fiduciary obligations and to place the interests of clients, including the Funds, before their own.

In addition, Western Asset Investment Grade Income Fund, Western Asset Premier Bond Fund, Western Asset Funds, Inc., Western Asset Inflation-Linked Securities & Income Fund and Western Asset Inflation-Linked Income Fund (referred to generally as the “Funds”) have also adopted this Code of Ethics in order to ensure that persons associated with the Funds, including Directors/Trustees (“Directors”), honor their fiduciary commitment to place the interests of the Funds before their own.

B.

Regulatory Requirement: The Investment Company Act of 1940 requires each investment company (i.e., the Funds), as well as its invest- ment adviser and principal underwriter, to adopt a code of ethics. In addition, the Investment Advisers Act of 1940 requires each invest- ment adviser (i.e., Western Asset) to adopt a code of ethics. Both Acts also require that records be kept relating to the administration of the Code of Ethics. This Code of Ethics shall be read and interpreted in a manner consistent with these Acts and their related rules.

C.

Compliance with Applicable Law: All persons associated with Western Asset are obligated to understand and comply with their obliga- tions under applicable law. Among other things, laws and regulations make clear that it is illegal to defraud clients and Funds in any manner, mislead clients or Funds by affirmative statement or by omitting a material fact that should be disclosed, or to engage in any manipulative conduct with respect to clients, Funds, or the trading of securities.

D.

Confidential Information: All persons associated with Western Asset and the Funds may be in a position to know about client identities, investment objectives, funding levels, and future plans as well as information about the transactions that Western Asset executes on their behalf and the securities holdings in their accounts. All this information is considered confidential and must not be shared unless otherwise permitted.

E.

Avoiding Conflicts of Interest: Neither Western Asset employees nor Fund Directors may take advantage of their knowledge or position to place their interests ahead of Western Asset clients or the Funds, as the case may be. Different obligations may apply to different persons under this Code of Ethics, but this duty includes an obligation not to improperly trade in personal investment accounts, as well as an obliga- tion to maintain complete objectivity and independence in making decisions that impact the management of client assets, including the Funds. Western Asset employees and Fund Directors must disclose all material facts concerning any potential conflict of interest that may arise to the Funds’ Chief Compliance Officer or the Western Asset Chief Compliance Officer, as appropriate.

F.

Upholding the Spirit of the Code of Ethics: The Code of Ethics sets forth principles and standards of conduct, but it does not and cannot cover every possible scenario or circumstance. Each person is expected to act in accordance with the spirit of the Code of Ethics and their fiduciary duty. Technical compliance with the Code of Ethics is not sufficient if a particular action or series of actions would violate the spirit of the Code of Ethics.

G.

Western Asset Compliance Policies and Procedures: In addition to the Code of Ethics, Western Asset has established policies and proce- dures that are designed to address compliance requirements and conflicts and potential conflicts of interest not related to personal trading. Employees have an obligation to follow Western Asset’s compliance policies and procedures..

II. Who is Subject to the Code?

While the spirit and objectives of the Code generally are the same for each person covered by the Code of Ethics, different specific requirements may apply to different categories of people. Western Asset and the Funds have both adopted the Code of Ethics, and the requirements for Western Asset employees differ from those for Fund Directors. You must understand what category or categories apply to you in order to understand which require- ments you are subject to.

A.

Western Asset Employees, Officers and Directors: As a condition of employment, all Western Asset employees, officers and directors (generally referred to as “Western Asset employees”) must read, understand and agree to comply with the Code of Ethics. You have an obligation to seek guidance or take any other appropriate steps to make sure you understand your obligations under the Code of Ethics. On an annual basis, you are required to certify that you have read and understand the Code of Ethics and agree to comply.

B.

Western Asset Independent Contractors: Independent contractors may be subject to the Code of Ethics depending on the length of time with Western Asset, the nature of the engagement and the access to information. If designated, you are required to comply with the Code of Ethics and make all the required certifications. All independent contractors are still obliged to observe obligations of confidentiality and other terms of their engagements.

C.

Directors of the Funds: The Code of Ethics applies to interested Directors of the Funds who are also Western Asset employees or otherwise interested persons because of their business affiliations with Western Asset. Interested Directors who are also employees or are otherwise interested persons because of their business affiliations with Franklin Templeton Investments are subject to the Franklin Templeton Invest- ments Code of Ethics.

1.

What are the Funds?

•

Western Asset Funds, Inc.

•

Western Asset Investment Grade Income Fund, Inc.

•

Western Asset Premier Bond Fund

•

Western Asset Inflation-Linked Income Fund

•

Western Asset Inflation-Linked Opportunities & Income Fund

2.

If a Director is considered to be an “interested person” of a Fund, its investment adviser or principal underwriter within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, then he or she is considered an Interested Director.

3.

If a Director is not considered to be an “interested person,” then he or she is considered to be a Disinterested Director.

4.

If you are both a Fund Director and an employee of Western Asset, you are subject to the requirements that apply to you as an employee of Western Asset, as applicable.

5.

Western Asset Interested Directors are subject to those requirements forth in the Section below titled “Requirements for Fund Directors.”

D.

Access Persons: Western Asset employees and Fund Officers and Directors are considered “Access Persons” because they may have access to information regarding investment decisions, transactions and holdings. Other people may also be considered to be “Access Persons” and subject to the same requirements as Western Asset employees including the following:

1.

Any natural person that has the power to exercise a controlling influence over the management and policies of Western Asset or the Funds and who obtains information concerning recommendations made to a client account, including a Fund, with regard to the purchase or sale of a security

2.

Any person who provides advice on behalf of Western Asset and is subject to Western Asset’s supervision and control.

3.

Any other such person as the Chief Compliance Officer of Western Asset or the Funds designate

E.

Investment Persons: If you are a Western Asset employee and you also make recommendations or investment decisions on behalf of Western Asset as part of your regular functions or duties, or you make or participate in making recommendations regarding the purchase or sale of securities for a Western Asset client or account, you are considered an “Investment Person.” Investment Persons are subject to all the requirements of Western Asset employees, but also must comply with additional restrictions due to their knowledge and involvement with investment decisions Western Asset is considering or planning for the future.

F.

Other Codes of Ethics: If you are an Access Person under this Code, but you are employed principally by affiliates of Western Asset and you are subject to a Code of Ethics that complies with applicable law, you are subject to the relevant provisions of the Code of Ethics of your principal employer and not subject to this Code. The principal application of this is for those subject to codes of Franklin Resources, Inc. and related subsidiaries (collectively, “Franklin Templeton Investments.”)

III. Who Administers the Code?

A.

Western Asset Pasadena Management Committee:

1.

Responsibilities: The Western Asset Pasadena Management Committee has ultimate responsibility for the Code of Ethics. The Man- agement Committee shall review and approve or deny any changes or proposed changes to the Code of Ethics. The Management Committee shall also receive periodic reports from the Legal and Compliance Department regarding violations of the Code of Ethics. The Management Committee shall determine the appropriate policy with respect to sanctions for Code of Ethics violations. The Management Committee may delegate the administration of this Code of Ethics to other individuals or departments, including the power to impose sanctions for particular violations according to the framework approved by the Committee.

2.

Interpretation: The Management Committee is the final arbiter of questions of interpretation under this Code of Ethics.

B.

Western Asset Chief Compliance Officer:

1.

Receipt of Violations: The Chief Compliance Officer (known as the “CCO”) for Western Asset is the person designated to receive all violations of the Code of Ethics. If a Western Asset employee becomes aware of a violation of this Code of Ethics or a violation of ap- plicable law, they have an obligation to report the matter promptly to the CCO.

2.

Review of Violations: The Western Asset CCO must review all violations of the Code of Ethics and oversee any appropriate investiga- tion and subsequent response with respect to Western Asset.

C.

Chief Compliance Officer for the Funds:

1.

Responsibilities: The Chief Compliance Officer for the Funds is responsible for overseeing the administration of the Funds’ compliance policies and procedures.

2.

Reporting of Violations: All violations of the Funds’ Code of Ethics must be reported to the Funds’ Chief Compliance Officer. To the extent that a violation involves a Fund Director, the Funds’ CCO shall oversee any appropriate investigation and subsequent response with respect to the Funds.

D.

Sanctions for Violations of the Code of Ethics:

1.

If you violate the Code of Ethics, you may be subject to sanctions. Violations may take a variety of forms, depending on the facts and circumstances and should reflect the nature of the violation, the risk to clients and other similar factors.

2.

In evaluating a violation, a variety of factors may be considered including any evidence of a violation of the law, potential or actual harm to client interests, evidence of fraud, neglect or indifference to the Code of Ethics, frequency of violations, prior violations, and cooperation or mitigation efforts of the employee.

3.

Sanctions may include any of the following types of sanctions or such other sanctions as may be deemed appropriate:

a)

Verbal or written warnings

b)

Written warnings with copies to the employee’s supervisor and/or personnel file

c)

Limits on personal trading activities, such as limits on the ability to trade or open new positions

d)

Requirements to disgorge profits and/or reverse trades

e)

Referrals to Human Resources for disciplinary action

f) Terminations

I. Fiduciary Duty to Clients and Funds

A.

Comply with Applicable Law: A variety of securities laws, including those described in this Code of Ethics, apply to the operation of West- ern Asset and the Funds. It is your responsibility to understand your obligations under these laws and to comply with those requirements. You have an obligation to seek assistance from the Legal and Compliance Department if you are unsure of what your obligations are under this Code of Ethics.

B.

Fiduciary Duty: As a fiduciary for Western Asset clients, including the Funds, you have an obligation to act in clients’ best interests. You must scrupulously avoid serving your personal interests ahead of the interests of clients and the Funds. That includes making sure that client interests come first and that you avoid any potential or actual conflicts of interest. That fiduciary duty extends to all aspects of the business. Conflicts and potential conflicts can arise in a variety of situations. You may have information regarding clients, their investment strategies, strategic plans, assets, holdings, transactions, personnel matters and other information. This information may not be communi- cated in any manner to benefit yourself or other persons. This obligation extends to avoiding potential conflicts between client accounts as well. You may not inappropriately favor the interests of one client over another.

C.

Compliance with the Code of Ethics: All new staff are provided with a copy of this Code of Ethics upon joining the Firm and the current version is posted on the Firm’s intranet. From time to time, the Firm may revise the Code of Ethics and you will be provided with a copy of any such amendments to the Code. On an annual basis and when the Code of Ethics is amended, you will be required to acknowledge in writing that you have received, understand and agree to comply with the Code of Ethics.

D.

Personal Interests: As a general matter, you may not improperly take personal advantage of your knowledge of recent, pending or intend- ed securities activities for clients, including the Funds. In addition, you may not improperly take advantage of your position to personally gain at the expense of the interests of Western Asset, clients, or the Funds.

E.

Maintaining the Best Interests of Clients: The provisions of this Code of Ethics address some of the ways in which you are expected to uphold the fiduciary duty to clients and the Funds. It is not an exclusive list.

F.

Confidentiality: Unless otherwise permitted, information regarding clients or their accounts may not be shared with persons outside of the Firm, such as vendors, family members, or market participants. In particular, information regarding the trading intentions of clients or Western Asset on behalf of its clients may not be shared.

G.

Personal Trading:

1.

A potential conflict exists between the interests of clients (including the Funds) and your personal investment activities. This conflict may take shape in a variety of ways, including the particular trades you execute and the volume of trading you do.

2.

You may not engage in an excessive volume of trading in your personal accounts. High volumes of personal trading may raise con- cerns that your energies and interests are not aligned with client interests.

3.

Depending on the particular security that you choose to buy, a holding period may also apply that requires you to hold that security for a minimum period of time.

4.

At all times, you have an obligation to refrain from personally trading to manipulate the prices of securities and trading on material non-public information.

5.

Given the potential conflict that exists between client transactions, holdings and intentions and your personal trading activity, the Code of Ethics contains detailed requirements regarding your personal conduct and the monitoring of your personal trading activity. The remaining sections of the Code of Ethics provide guidance on the requirements that must be followed in connection with your personal trading activity.

II. Reporting of Personal Trading

You must provide information regarding your personal investment accounts as required under this Code of Ethics. Reporting obligations take effect at the inception of your involvement with Western Asset or a Fund, and continue on a monthly, quarterly and annual basis. As with other provisions of the Code of Ethics, you are expected to understand and comply with the obligations that apply to you. (Applicable provisions for Western Asset Interested Directors are described more fully below in the Section titled “Requirements for Fund Directors.”)

In order to monitor potential conflicts of interest and your compliance with the Code, Western Asset employees and Interested Directors must identify investment accounts and provide information on particular securities transactions in those accounts.

Western Asset Management Company employees (i.e., those located in the Pasadena and New York offices) must maintain personal brokerage ac- counts only with brokers approved by the Firm. New hires must transfer their accounts within 90-days of hire. The criterion for broker approval is whether a broker is willing and able to provide electronic feeds to Western Asset for purposes of monitoring and administration of the Code of Ethics and Western Asset’s systems can effectively accommodate the electronic feeds. A list of approved brokers shall be published by the Legal and Compliance Department for reference by employees. Limited exceptions may be granted by the General Counsel or Chief Compliance Officer in such cases as may be necessary or prudent on a case by case basis (such as for accounts of family members of employees).

A.

Which investment accounts do Western Asset employees and Western Asset Interested Directors need to report?

1.

Report any of the following investment accounts:

a) Any investment account with a broker-dealer or bank in which you have a direct or indirect interest, including accounts that are yours or that you share jointly with another person. This includes joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations.

i)

This requirement generally will cover any type of brokerage account opened with a broker-dealer or bank.

ii)

You must also report any Individual Retirement Account (“IRA”) held with a broker-dealer or bank.

b) Any investment account with a broker-dealer or bank over which you have investment decision-making authority (including ac- counts you are named on, such as being a guardian, executor or trustee, as well as accounts you are not named on, such as an account owned by another person for which you have been granted trading authority).

c) Any investment account with a broker-dealer or bank established by partnership, corporation, or other entity in which you have a direct or indirect interest through any formal or informal understanding or agreement.

d) Any college savings account in which you hold securities issued under Section 529 of the Internal Revenue Code and in which you have a direct or indirect interest.

e) Any account established to hold shares in a Franklin Resources, Inc. Employee Stock Investment Plan (ESIP) or similar plan.

f) Any other account that the Western Asset Management Committee or its delegate deems appropriate in light of your interest or involvement.

g) You are presumed to have investment decision-making authority for, and therefore must report, any investment account of a member of your immediate family if they live in the same household as you. (Immediate family includes a spouse, child, grandchild, stepchild, parent, grandparent, sibling, mother or father-in-law, son or daughter in-law, or brother or sister in-law.) You may rebut this presumption if you are able to provide Western Asset with satisfactory assurances that you have no material interest in the account and exercise no control over investment decisions made regarding the account. Consult with the Legal and Compliance Department for guidance regarding this process.

1.

Do not report any of the following accounts:

a)

Do not report investment accounts that are not held at a broker-dealer or bank that permit investments only in shares of open-end investment companies or funds:

i)

Do not report such an investment account if the account holds only shares in money market funds.

ii)

Do not report such an investment account if you only invest in open-end funds not advised or sub-advised by Western Asset or a Franklin Templeton Investments affiliate. If you begin investing in open-end funds advised or sub-advised by Western Asset or an affiliate, you must report the investment account.

b)

Do not report any 401(k), 403(b) or other company sponsored retirement accounts unless there is trading activity in funds advised or sub-advised by Western Asset or an affiliate. The list is available from the Legal and Compliance Department. Note: If you have a Western Asset 401(k) account, no additional reporting is required, but you are subject to the holding period requirements de- scribed in the Section below titled “Personal Trading Restrictions.”

A.

What reports are Western Asset employees and Western Asset Interested Directors required to provide?

1.

At hire: What information is required when you are hired or become a Western Asset employee or a Western Asset Interested Director of a Fund?

a)

You must report all of your investment accounts. (See information above for more detail on which accounts must be reported.)

b)

The report must either include copies of statements or the name of the broker, dealer or bank, title on the account, security names, exchange ticker and CUSIP as applicable, and the number of shares and principal amount of all holdings.

c)

There is no requirement to report holdings of digital tokens, altcoins, crypto currencies or similar assets. This obligation may be revised based on further regulatory guidance, particularly if such instruments are deemed to be “securities.”

d)

You must sign and date all initial reports.

e)

You must report required information within 10 calendar days from the date of hire or the date on which you become a Western Asset employee or Western Asset Interested Director.

f)

All the information that you report must be no more than 45 days old.

g)

The Legal and Compliance Department will attempt to arrange with your brokerage firm to receive duplicate confirmations and statements to enable the firm to monitor your trading activities, but your assistance may be required.

1.

Electronic Confirmations and Statements: The Western Asset Legal and Compliance Department will attempt to arrange to receive duplicate copies of transaction confirmations and account statements for each investment account directly from each financial in- stitution with whom you have reported having an investment account. To the extent that Western Asset is able to directly obtain such information, you will not be required to separately provide the information described below for quarterly or annual transaction reports. You may be asked to confirm Western Asset’s records in lieu of providing your own holdings or transaction reports. Your assistance may be required for information Western Asset does not have or is not able to obtain otherwise, which may include pro- viding statements to Western Asset yourself or coordinating with your financial institution to send confirmations and statements to Western Asset.

2.

Quarterly Transaction Reports: What information is required on a quarterly basis?

a) You must report all transactions in covered securities in which you have a direct or indirect beneficial interest during a quarter to the Legal and Compliance Department within 30 days after quarter end, regardless of whether the account is required to be reported as described above.

i) What are “covered securities”? “Covered securities” are any security as defined by the Investment Advisers Act of 1940, In- vestment Company Act of 1940, any financial instrument related to a security, including fixed income securities, any equity securities, any derivatives on fixed income or equity securities, ETFs, closed-end mutual funds, and any open-end mutual funds managed, advised or sub-advised by Western Asset or an affiliate. “Covered securities” does not include digital tokens, altcoins, crypto currencies or similar assets. This obligation may be revised based on further regulatory guidance, particularly if such instruments are deemed to be “securities.”

ii) “Covered securities” does not include obligations of the US government, bankers acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments such as repurchase agreements and other instruments as described below in the Section titled “What Trades are Not Required to be Precleared?”

b) The report shall state the title and number of shares, the principal amount of the security involved, the interest rate and maturity date if applicable, the date and nature of the transaction, the price at which the transaction was effected and the name of the broker, dealer or bank with or through whom the transaction was effected.

c) The report must also include the date it was submitted.

d) You may not be required to file a quarterly report if the Legal and Compliance Department received duplicate copies of your broker confirmations and statements within the 30 day time period. From time to time, however, the Legal and Compliance Department may not receive all duplicate statements from brokers or may not receive them on a timely basis. In those cases, you will be notified by the Legal and Compliance Department and you have an obligation to provide copies of the statements or report all transactions you execute during the quarter in some other form.

e) If you have no investment accounts or executed no transactions in covered securities, you may be asked to confirm that you had no investment activity (either independent of an account or in a newly opened account).

1.

Annual Holdings Reports: What information is required on an annual basis?

a)

You must provide a list of all covered securities in which you have a direct or indirect interest, including those not held in an ac- count at a broker-dealer or bank. The list must include the title, the exchange ticker or CUSIP number as applicable, number of shares and principal amount of each covered security. Copies of investment account statements containing such information are sufficient. Holdings are not required to include digital tokens, altcoins, crypto currencies or similar assets unless they are held in a securities account at a broker-dealer or bank.

b)

You must report the account number, account name and financial institution for each investment account with a broker-dealer of bank for which you are required to report.

c)

While the Western Asset Legal and Compliance Department may be receiving duplicate statements and confirmations for your investment accounts, this annual reporting requirement is intended to serve as a check to make sure that all of Western Asset’s information is accurate and current.

d)

The information in the annual report must be current as of a date no more than 45 days before the report is submitted and the annual report must include the date it was submitted to the Western Asset Legal and Compliance Department.

e)

You also must certify annually that you have complied with the requirements of this Code of Ethics and that you have disclosed or reported all transactions and holdings required to be disclosed or reported pursuant to the requirements of this Code.

1.

New Investment Accounts: When do I need to report new investment accounts that are required to be reported under the Code of Ethics?

a)

After you open an account or after you assume a role or obtain an interest in an account that requires reporting (as discussed in the Section titled “Reporting of Personal Trading”), you have 30 calendar days after the end of the quarter to report the account.

b)

You must report the title of the account, the name of the financial institution for the account, the date the account was established (or the date on which you gained an interest or authority that requires the account to be reported) and the date reported.

1.

Additional Reporting for Certain Persons: What additional reporting obligations exist for Directors and Officers of Closed-End Investment Companies, officers or Western Asset, or designated members of the Western Asset Investment Strategy Group?

a) Section 16 of the Securities Exchange Act of 1934 requires Directors and Officers of any closed-end investment company to report to the Securities and Exchange Commission changes in their personal ownership of that closed-end investment company’s stock. Note that reporting is not required for all close-end investment companies, but only the shares of those closed-end funds for which a person serves as a director or officer.

b) In addition, Section 16 requires Western Asset officers and designated members of the Western Asset Investment Strategy Group to forfeit to the Fund any profit realized from any purchase and sale, or any sale and purchase, of Fund shares within any period of less than six months. Under Section 16, holding periods operate on a “last in, first out” methodology, so the six month holding period for all holdings re-sets with each new purchase. Such persons should consult the Western Asset Legal and Compliance Department for further guidance regarding specific provisions of the law, including applicable reporting requirements

c) If provided with the necessary information, the Western Asset Legal and Compliance Department will assist and make the filings with the Securities and Exchange Commission on your behalf.

I. Pre-Clearance Process for Personal Trading

Before you execute a personal trade, the trade may need to be precleared to ensure that there is no conflict with Western Asset’s current trading activi- ties on behalf of its clients (including the Funds). All Western Asset employees are required to preclear trades in securities except as provided below.

A.

What trades must be pre-cleared? Trades in any of the following:

1.

Any Security (unless excluded below): You must preclear trades in any security, which means any bond, stock, debenture, certificate of interest or participation in any profit sharing venture, warrant, right and generally anything that meets the definition of “security” under the Investment Advisers Act of 1940 and the Investment Company Act of 1940. Except for money market instruments, G-7 government direct obligations and government direct obligations of Singapore and Australia, all fixed income securities must be precleared.

2.

Restricted List: Subject to the caveat below for common stock, you are required to preclear the securities of any issuer that are listed on the Western Asset restricted list.

3.

Common Stocks: You are only required to preclear publicly traded common stocks if the issuer of the common stock is listed on the Western Asset restricted list. In cases where the common stock is on the restricted list, designated as being eligible for trading, and the issuer has USD$10 billion or more in market capitalization, pre-clearance is only required if your trade is over USD$100,000 in value. Restrictions also apply to investments in private placements (including private funds) or initial public offerings (see discussion below). Preclearance is not required, however, for trading in stocks issued by Franklin Resources, Inc. as long as all other restrictions such as restricted periods are followed.

4.

Stocks of Brazilian Issuers: You must preclear all Brazilian equity trades except trades of a de minimis amount (i.e., trades of 500 shares or less per day for any issuer with a market capitalization in excess of USD$10 billion). This preclearance requirement includes both common and preferred shares as well as local shares and GDR/ADR securities.

5.

Derivatives: Trades in any financial instrument related to a security that is required to be pre-cleared, including options on securities, futures contracts, single stock futures, options on futures contracts and any other derivative must be precleared.

6.

Shares in any Affiliated Open or Closed-end Mutual Fund or REIT: Preclearance is required if you purchase or sell shares of open-end or closed-end funds and/or REITs advised or sub-advised by Western Asset outside of your Western Asset 401(k) participant account. This includes preclearance for such purchases or sales in a spouse’s retirement account. You are not required to preclear trades in your Western Asset 401(k) participant account. Note: No preclearance is required for investments in any money market funds.

7.

Systematic Investment Plans: Preclearance is required when executing an initial instruction for any purchases or sales that are made pursuant to a systematic investment or withdrawal plan involving a security that requires preclearance. For example, a systematic investment plan that regularly purchases shares of a Western Asset Fund would need to be precleared when the initial instruction was made, but not for each specific subsequent purchase. A systematic investment or withdrawal plan is one pursuant to which a prescribed purchase or sale will be automatically made on a regular, predetermined basis without affirmative action by the Access Person. As such, only the initial investment instruction (and any subsequent changes to the instruction) requires preclearance.

8.

Private Placement Securities: All Western Asset employees must preclear any trades in private placement securities (i.e., any offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933) whether or not fixed income related. This requirement includes all private investment partnerships or funds such as hedge funds and private real estate holding partnerships.

9.

Initial Public Offerings: Investment Persons are prohibited from participating in Initial Public Offerings (other than closed-end fund offerings where Western Asset is an adviser or sub-adviser). Special Purpose Acquisition Company (SPAC) offerings are considered Initial Public Offerings.

10.

529 College Savings Plans: Any transaction in units of a college savings plan established under Section 529 of the Internal Revenue Code where the underlying investments are open-end funds advised or sub-advised by Western Asset or an affiliate. A list of such funds is available from the Legal and Compliance Department.

11.

Transactions in Retirement Accounts and Deferred Compensation Plans: All purchases or sales of investment companies or funds advised or sub-advised by Western Asset in any retirement account other than your Western Asset 401(k) participant account or De- ferred Compensation Plan must be precleared. Note: Trades in investment companies or funds in your Western Asset 401(k) account are not required to be precleared, but are subject to a 60-day holding period if they are advised or sub-advised by Western Asset. Trades in the brokerage portion of your Western Asset 401(k) such as those in individual tickers or CUSIPs are subject to the same personal trading pre-clear rules as if they were purchased outside of the 401(k) account.

12.

Shares of Preferred Stock: You are required to preclear all transactions in shares of preferred stock.

B.

What trades are not required to be precleared?

1.

Common Stocks: As long as the issuer of the securities is not listed on the Western Asset restricted list, you are not required to pre- clear publicly traded common stocks. All Western Asset employees are also required to preclear an equity security in the case of a private placement or an initial public offering (see discussion above).

2.

Government Securities: Trades in any direct obligations of the U.S. Government or any G7 government are not required to be pre- cleared.

3.

High-Quality Short-term Debt Instruments: High quality short term debt instruments including bankers acceptances, bank certificates of deposit, commercial paper, variable-rate demand notes, repurchase agreements and other high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody’s) are not required to be precleared.

4.

Money Market Funds: Trades in any investment company or fund that is a money market fund are not required to be precleared.

5.

Open-End Mutual Funds: Trades in open-end mutual funds that are not advised or sub-advised by Western Asset are not required to be precleared.

6.

Closed-End Mutual Funds, Exchange Traded Funds (“ETFs”) and Real Estate Investment Trusts (“REITs”): Transactions of closed end mutual funds, ETFs and REITs are not required to be precleared unless they are advised by Western Asset.

7.

Transactions Retirement Accounts and Deferred Compensation Plans: Purchases or sales of investment companies or funds in your Western Asset 401(k) participant account or Deferred Compensation Plan are not required to be precleared. Note: Trades in your Western Asset 401(k) account are not required to be precleared, but are subject to a holding period requirement if they are advised or sub-advised by Western Asset. Trades in the brokerage portion of your Western Asset 401(k) such as those in individual tickers or CUSIPs are subject to the same personal trading pre-clear rules as if they were purchased outside of the 401(k) account.

8.

Employee Savings Investment Plans: Purchases, sales of Franklin Resources, Inc. stock in Employee Savings Investment Plans or similar are not required to be pre-cleared. Elections to participate or stop participating or changes to participation levels are not required to be pre-cleared.

9.

Systematic Investment Plans: Any purchases or sales that are made pursuant to a systematic investment or withdrawal plan that has previously been approved by a Preclearance Officer. A systematic investment plan is any plan where a sale or purchase will be auto- matically made on a regular, predetermined basis without your authorization for each transaction. The first instruction must be pre- cleared, but each subsequent purchase is not required to be precleared unless changes are made to the terms of the standing order.

10.

No Knowledge: Securities transactions where you have no knowledge of the transaction before it is completed (for example, a trans- action effected by a Trustee of a blind trust or discretionary trades involving an investment partnership or investment club, when you are neither consulted nor advised of the trade before it is executed) are not required to be precleared.

11.

Certain Corporate Actions: Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, exercise of rights or other similar corporate reorganizations or distributions generally ap- plicable to all holders of the same class of securities is not required to be precleared.

12.

Options-Related Activity: Any acquisition or disposition of a security in connection with an option-related transaction that has been previously approved. For example, if you receive approval to write a covered call, and the call is later exercised, you are not required to obtain preclearance in order to exercise the call. Preclearance of a derivative of a security is required only if the underlying security requires preclearance.

13.

Commodities, Futures and Options on Futures: Any transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures. Pre- clearance is required for any single issuer derivatives, such as single stock futures.

14.

529 College Savings Plans: Any transaction in units of a college savings plan established under Section 529 of the Internal Revenue Code, unless the underlying investment includes open-end funds advised or sub-advised by Western Asset or an affiliate.

15.

Digital Assets: Digital tokens, altcoins, crypto currencies or similar assets Crypto currency is treated the same as any other currency and is not a security, so it does not require pre-clearance. This obligation may be revised based on further regulatory guidance.

16.

Miscellaneous: Any transaction in any other securities as the Western Asset Chief Compliance Officer may designate on the grounds that the risk of abuse is minimal or non-existent.

C.

How does the preclearance process work?

1.

Understand the Preclearance Requirements: Review the Section above titled “Preclearance Process for Personal Trading” to deter- mine if the security requires preclearance.

2.

Trading Authorization Form: Obtain and complete a Trading Authorization Form or access the on-line personal trading system (if available to you).

3.

Submission for Approval: Submit the request for approval to a Preclearance Officer for a determination of approval or denial. The Chief Compliance Officer shall designate Preclearance Officers to consider requests for approval or denials.

4.

Approval or Denial: The Preclearance Officer shall determine whether approval of the proposed trade would place the individual’s interests ahead of the interests of Western Asset clients (including the Funds). To be valid, a Preclearance Officer must sign the Trading Authorization Form or otherwise evidence approval.

5.

Expiration of Trading Permission: Trade authorizations expire at the end of the trading day during which authorization is granted. Trade authorizations also expire if they are revoked or if you learn that the information provided in the Trade Authorization request is not accurate. If the authorization expires, a new authorization must be obtained before the trade order may be placed. If an order is placed but has not been executed before the authorization expires (e.g., a limit order), no new authorization is necessary unless the order is amended in any way.

6.

Transactions of a Preclearance Officer: A Preclearance Officer may not approve his or her own Trading Authorization Form.

7.

Proxies: You may designate a representative to complete and submit a Trade Authorization Form if you are unable to complete the form on your behalf in order to obtain proper authorization.

II. Personal Trading Restrictions

In addition to reporting and preclearance obligations, you are also subject to restrictions regarding the manner in which you trade and hold securities in any personal investment accounts for which you report transactions. (The Section above titled “Reporting of Personal Trading” describes which accounts must be reported.)

A.

For all Western Asset Employees:

1.

Market Manipulation: You shall not execute any securities transactions with the intent to raise, lower, or maintain the price of any security or to falsely create the appearance of trading activity.

2.

Spread Betting: Spread Betting is a speculative transaction that involves taking a bet on the price movement of a security, index or other financial product via a spread betting company. Spread betting on financial products is not permitted and employees may not use spread betting accounts to circumvent the Code of Ethics. Spread betting on non-financial products, such as sporting events, is not covered by the Code of Ethics.

3.

Trading on Inside Information: You shall not purchase or sell any security if you have material nonpublic information about the secu- rity or the issuer of the security. You are also subject to Western Asset’s policy on insider trading. This policy applies both to personal transactions and to transactions executed by Western Asset personnel on behalf of client accounts.

4.

Excessive Personal Trading: You are limited to 75 transactions per calendar quarter. Transactions are defined as executions - there- fore, a buy and a sell of the same security are considered as two transactions and multiple fills for limit orders are each considered a transaction unless brokers provide information to permit independent confirmation that multiple confirmations originated from a single order. This does not apply to accounts held by family members where you do not have any trading authority, fully managed accounts where you have given permission to another party to manage your account, and rebalancing of investments in the 401(k), 403(b) or any other company sponsored retirement accounts. Single expressions of investment intent with multiple executions are counted as a single trade (i.e., multiple fills on a limit or a block trade across multiple family accounts). Corporate actions or options exercises are not counted. Quant-type strategies declared in advance and done with the approval of the Chief Compliance Officer may be exempted if the individual exercises no discretion over when or if their orders are actually executed.

5.

Initial Public Offerings for Investment Persons: Investment Persons may not purchase any securities through an initial public offer- ing (other than closed-end funds for which Western Asset is an adviser or sub-adviser).

Regardless of whether a transaction is specifically prohibited in this Code of Ethics, you may not engage in any personal securities transactions that (i) impact your ability to carry out your assigned duties or (ii) increase the possibility of an actual or apparent conflict of interest.

A.

Holding Periods for securities in personal accounts for all Western Asset employees:

1.

After making a purchase, you must hold that security for at least 30 calendar days unless specified otherwise below. Holding periods are measured on a first-in-first-out basis unless otherwise specified below. The holding period applies if investment exposure takes the form of single stock futures, options or other similar instruments.

2.

Holding periods apply for all securities except transactions in money market funds, government/sovereign securities issued by G-7 countries and derivatives on such securities, high quality short-term debt instruments, ETFs or other index securities, options on broad-based indices, currencies, and open-end mutual funds not advised by Western Asset.

3.

A 60-day holding period applies for all mutual funds, investment companies, unit trusts, REITs, or other commingled vehicles for which Western Asset serves as adviser or sub-adviser.

4.

This limitation applies to any purchases or sales in your individual retirement account, 401(k), deferred compensation plan, or any similar retirement plan or investment account for you or your immediate family. There is no holding period for purchases or sales done through a systematic investment or withdrawal plan.

5.

There is no holding period for accounts held by family members where you do not have any trading authority or fully managed ac- counts where you have given permission to another party to manage your account. You may not direct or recommend trades or take any other action that serves to circumvent the provisions of the Code of Ethics.

6.

The holding period may be deemed inapplicable in circumstances such as stop-loss orders declared in advance or extreme market volatility if prudent and consistent with the Firm’s overarching fiduciary duties to clients and regulatory obligations.

B.

Blackout Periods:

1.

One Day Blackout period for all Western Asset employees:

a)

You may not purchase or sell a fixed-income security (or any security convertible into a fixed income security) of an issuer on the same day in which Western Asset is purchasing or selling a fixed-income security from that same issuer.

b)

Contemporaneous trading activity will be the basis for a denial of a request for trading preclearance.

2.

Seven Day Blackout period for Investment Persons:

a)

You may not purchase or sell a fixed income security (or any security convertible into a fixed income security) if Western Asset purchases or sells securities of the same issuer within seven calendar days before or after the date of your purchase or sale.

C.

Pre-Clearance Sought and Obtained in Good Faith: The blackout period restriction may be deemed inapplicable if, consistent with the overarching duty to put client interests ahead of personal or Firm interests, an Access Person making a personal transaction has sought and received preclearance. This determination will take into account such factors as the degree of involvement in or access to the persons or teams making the investment decision.

I. Requirements for Fund Directors

A.

Interested Directors of the Funds that are also Western Asset Employees

1.

If you are an Interested Director and also a Western Asset or Franklin Templeton Investments employee, you are subject to all the Code of Ethics requirements that apply to you as a Western Asset or Franklin Templeton Investments employee. Accordingly, if you are a Western Asset employee, you are required to comply with all provisions of this Code of Ethics. If you are a Franklin Templeton Investments employee, you are not subject to the provision of this Code of Ethics, but you are required to comply with the Franklin Templeton Investments Code of Ethics.

2.

You are also subject to the requirements under Section 16 of the Securities and Exchange Act of 1934. For Interested Directors who are also Western Asset employees, this obligation is addressed in the Section above titled “Reporting of Personal Trading.”

B.

Interested Directors of the Funds that are not Western Asset Employees

1.

Applicable provisions of the Code of Ethics: For an Interested Director that is not a Western Asset employee, only the requirements as set forth in the following Sections of the Code of Ethics shall apply:

a)

Objectives and Spirit of the Code

b)

Persons Subject to the Code

c)

Persons Who Administer the Code

d)

Reporting of Personal Trading

e)

Requirements for Fund Directors

These sections may also incorporate other parts of the Code of Ethics by reference.

1.

Rule 17j-1 Requirements with Respect to Reporting of Personal Trading: The requirements described above in the Section titled “Reporting of Personal Trading” shall only apply to the extent required by Rule 17j-1. In particular, no reporting of any open-end mutual funds is required.

2.

Section 16 Reporting: Section 16 of the Securities and Exchange Act of 1934 requires all Directors of closed-end investment compa- nies to report changes in your personal ownership of shares of investment companies for which you a Director. If provided with the necessary information, the Legal and Compliance Department will assist and make filings with the Securities and Exchange Commis- sion on your behalf.

3.

Section 16 Personal Trading Restrictions: Section 16 of the Securities and Exchange Act requires a Director to forfeit to the Fund any profit realized from any purchase and sale, or any sale and purchase, of Fund shares within any period of less than six months. Under Section 16, holding periods operate on a “last in, first out” methodology, so the six month holding period for all holdings re-sets with each new purchase.